DEUTSCHE MORTGAGE SECURITIES, INC.

Depositor

and

[NAME OF MASTER SERVICER]

Master Servicer and Securities Administrator

and

[NAME OF TRUSTEE]

Trustee
________________________

POOLING AND SERVICING AGREEMENT

Dated as of [______] 1, 200[___]

________________________

Mortgage Pass-Through Certificates
Series 200[___]-[__]

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EXHIBITS

Exhibit A-1	-	Form of Class I-A-[1][5] Certificates
Exhibit A-2	-	Form of Class I-A-2 Certificates
Exhibit A-3	-	Form of Class I-A-[3][4][7][8] Certificates
Exhibit A-4	-	Form of Class I-A-6 Certificates
Exhibit A-5	-	Form of Class II-A-[1][2][3][4] Certificates
Exhibit A-6	-	Form of Class [I][II]-A-IO Certificates
Exhibit A-7	-	Form of Class [I][II]-A-PO Certificates
Exhibit A-8	-	Form of Class M Certificates
Exhibit A-9	-	Form of Class B-[1][2] Certificates
Exhibit A-10	-	Form of Class B-[3][4][5] Certificates
Exhibit A-11	-	Form of Class R Certificates
Exhibit A-12	-	Form of Class P-[1][2] Certificates
Exhibit B-1	-	Form of Rule 144A Investment Letter
Exhibit B-2	-	Form of Investment Letter (Non-Rule 144A)
Exhibit B-3	-	Form of Regulation S Transfer Certificate
Exhibit B-4	-	Form of Clearing System Certificate
Exhibit C	-	Form of Transfer Affidavit
Exhibit D	-	Form of Addition Notice
Exhibit E	-	Form of Subsequent Transfer Instrument
Exhibit F	-	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit G	-	Form of Backup Certification

Schedule One	-	Loan Schedule
Schedule Two	-	Prepayment Charge Schedule
Schedule Three	-	Identified Subsequent Loans

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This Pooling and Servicing Agreement, dated and effective as of [______] 1, 2007 (this “Agreement”), is executed by and among Deutsche Alt-A Securities, Inc., as depositor (the “Depositor”), [Name of Master Servicer], as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), and [Name of Trustee], as trustee (the “Trustee”). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

PRELIMINARY STATEMENT

The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. The Trust Fund will consist of a segregated pool of assets comprised of the Loans, the Subsequent Loans and certain other assets. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Master Servicer, the Securities Administrator and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor, the Master Servicer, the Securities Administrator and the Trustee are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

The Certificates issued hereunder, other than the Junior Subordinate Certificates and Class P Certificates, have been offered for sale pursuant to a Prospectus, dated [___________], 200[__], and a Prospectus Supplement, dated [___________], 200[__] of the Depositor (together, the “Prospectus”). The Junior Subordinate Certificates have been offered for sale pursuant to a Private Placement Memorandum, dated [___________], 200[__]. The Trust Fund created hereunder is intended to be the “Trust” as described in the Prospectus and the Certificates are intended to be the “Certificates” described therein.

REMIC I

As provided herein, the Trustee will make an election to treat the segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement, as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes and such segregated pool of assets will be designated as “REMIC I”. The REMIC I Regular Interests will be the “regular interests” in REMIC I and Component R-1 of the Class R Certificates will represent the sole Class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.

REMIC I Regular Interest Designation	Uncertificated REMIC I Pass-Through Rate	Initial Uncertificated Principal Balance	Latest Possible Maturity Date(1)
LT-IA1	(2)	$
LT-IA3	(2)	$
LT-IA4	(2)	$
LT-IA5	(2)	$
LT-IA7	(2)	$
LT-IA8	(2)	$
LT-IAIO	(2)	$
LT-IAPO	0.00%	$
LT-IIA1	(2)	$
LT-IIA2	(2)	$
LT-IIA3	(2)	$
LT-IIA4	(2)	$
LT-IIAIO	(2)	$
LT-IIAPO	0.00%	$
LT-M	(2)	$
LT-B1	(2)	$
LT-B2	(2)	$
LT-B3	(2)	$
LT-B4	(2)	$
LT-B5	(2)	$
LT-P1	0.00%	$
LT-P2	0.00%	$
LT-R	(2)	$
_________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Loans has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC I Pass-Through Rate” herein.

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II”. Component R-2 of the Class R Certificates shall represent the sole Class of “residual interests” in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Pass-Through Rate and initial aggregate Certificate Principal Balance for each Class of Certificates which, together with Component R-2, constitute the entire beneficial interests in REMIC II. Determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each Class of Certificates shall be the Distribution Date in the month following the maturity date for the Loan with the latest maturity date:

Class Designation	Initial aggregate Certificate Principal Balance or Notional Amount	Pass-Through Rate	Latest Possible Maturity Date(1)
I-A-1	$	(2)
I-A-2	$	(3)
I-A-3	$	(2)
I-A-4	$	(2)
I-A-5	$	(2)
I-A-6	$	(2)
I-A-7	$	(2)
I-A-8	$	(2)
I-A-IO	$	(4)
I-A-PO	$	N/A
II-A-1	$	(2)
II-A-2	$	(5)
II-A-3	$	(2)
II-A-4	$	(2)
II-A-IO	$	(6)
II-A-PO	$	N/A
R	$	(7)
M	$	(8)
B-1	$	(8)
B-2	$	(8)
B-3	$	(8)
B-4	$	(8)
B-5	$	(8)
P-1	$	N/A
P-2	$	N/A
___________________
(1)
The Distribution Date in the month after the maturity date for the latest maturing Loan. For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date in the month following the maturity date for the loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)
Calculated in accordance with the definition of “Pass-Through Rate” herein. The Pass-Through Rate for the first Interest Accrual Period for the Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates for the first Interest Accrual Period is [__]%,[__]%,[__]%, [__]%,[__]%,[__]%,[__]%, [__]%,[__]%,[__]% and [__]%, respectively.

(3)
The Class [__] Certificates will accrue interest at the Pass-Through Rate (calculated in accordance with the definition of “Pass-Through Rate” herein) on the Notional Amount of the Class [__] Certificates calculated in accordance with the definition of “Notional Amount” herein. The Class [__] Certificates will not be entitled to distributions in respect of principal.

(4)
The Class [__] Certificates will accrue interest at the Pass-Through Rate (calculated in accordance with the definition of “Pass-Through Rate” herein) on the Notional Amount of the Class [__] Certificates calculated in accordance with the definition of “Notional Amount” herein. The Class [__] Certificates will not be entitled to distributions in respect of principal.

(6)
The Class [__] Certificates will accrue interest at the Pass-Through Rate (calculated in accordance with the definition of “Pass-Through Rate” herein) on the Notional Amount of the Class [__] Certificates calculated in accordance with the definition of “Notional Amount” herein. The Class [__] Certificates will not be entitled to distributions in respect of principal.

(7)	The Class R Certificates will accrue interest at a per annum rate equal to [__]%.
(8)	Calculated in accordance with the definition of “Pass-Through Rate” herein. The subordinate pass-through rate for the first Interest Accrual Period is [__]%

WITNESSETH

In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

Accepted Master Servicing Practices: With respect to any Loan, those customary mortgage servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to a Servicer).

Account: The Distribution Account, [the Pre-Funding Account], the Capitalized Interest Account and any Protected Account as the context may require.

[Addition Notice: With respect to the transfer of Subsequent Loans to the Trust Fund pursuant to Section 2.6, a notice of the Depositor’s designation of the Subsequent Loans to be sold to the Trust Fund and the aggregate principal balance of such Subsequent Loans as of the Subsequent Cut-off Date. The Addition Notice shall be given not later than five (5) Business Days prior to the related Subsequent Transfer Date and shall be substantially in the form attached hereto as Exhibit D.]

Adjustable Rate Certificates: The Class [__], Class [__], Class [__] and Class [__] Certificates.

Advance: Either (i) a Monthly Advance made by a Servicer as such term is defined in and pursuant to the related Servicing Agreement or (ii) an advance made by the Master Servicer or the Trustee pursuant to Section 4.7.

Adverse REMIC Event: As defined in Section 10.1(f).

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The Trustee may obtain and rely on an Officer’s Certificate of a Servicer or the Depositor to determine whether any Person is an Affiliate of such party.

Aggregate Senior Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates) immediately prior to that Distribution Date, and the denominator of which is the sum of the Scheduled Principal Balances of the Loans as of the first day of the related Due Period (exclusive of the Group I Discount Fraction of the Scheduled Principal Balance of each Group I Discount Loan and the Group I Discount Fraction of the Scheduled Principal Balance of each Group I Discount Loan).

Aggregate Subordinate Amount: With respect to any date of determination, an amount equal to the excess of the aggregate Scheduled Principal Balance of the Loans (exclusive of the Group I Discount Fraction of the Scheduled Principal Balance of each Group I Discount Loan and the Group II Discount Fraction of the Scheduled Principal Balance of each Group II Discount Loan) over the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates) then outstanding.

Aggregate Subordinate Percentage: With respect to any Distribution Date, 100% minus the Aggregate Senior Percentage for that Distribution Date.

Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

[AHMC: American Home Mortgage Corp., or any successor thereto.]

[AHMC Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of [________], 2007 between the Depositor and AHMC.]

[American Home: American Home Mortgage Servicing, Inc., or any successor thereto.]

[American Home Servicing Agreement: Shall mean the Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of October 1, 2005, among GMAC, American Home Mortgage Corp. and American Home, as amended (as modified pursuant to the related Assignment Agreement).]

Anniversary: Each anniversary of the Cut-Off Date.

Appraised Value: The amount set forth in an appraisal made by or for the mortgage originator in connection with its origination of each Loan.

Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

Assignment Agreements: Shall mean (i) the Assignment, Assumption and Recognition Agreement, dated as of [_______], 2007, among Sponsor, the Depositor and [National City], pursuant to which the [National City Servicing Agreement] was assigned to the Depositor, (ii) the Assignment, Assumption and Recognition Agreement, dated as of [_______], 2007, among Sponsor, the Depositor and [GreenPoint], pursuant to which the [GreenPoint Servicing Agreement] was assigned to the Depositor, (iii) the Assignment, Assumption and Recognition Agreement, dated as of [_______], 2007, among Sponsor, the Depositor and [GMAC], pursuant to which the [GMAC 2004 Servicing Agreement] was assigned to the Depositor, (iv) the Assignment, Assumption and Recognition Agreement, dated as of [_______], 2007, among Sponsor, the Depositor and [GMAC], pursuant to which the [GMAC 2005 Servicing Agreement] was assigned to the Depositor, (v) the Assignment, Assumption and Recognition Agreement, dated as of [_______], 2007, among Sponsor, the Depositor and [Wells Fargo], pursuant to which the [Wells Fargo Servicing Agreement] was assigned to the Depositor and (vi) the Assignment, Assumption and Recognition Agreement [(the “American Home Assignment Agreement”)], dated as of [_______], 2007, between the Depositor and [American Home], pursuant to which the [AHMC Servicing Agreement] was assigned to the Depositor.

Authorized Denomination: With respect to the Certificates (other than the Class P Certificates and Residual Certificates), a minimum initial Certificate Principal Balance or Notional Amount of $25,000 each and integral multiples of $1.00 in excess thereof as set forth on the face thereof. With respect to the Class P Certificates, a minimum initial Certificate Principal Balance of $20 and integral multiples in excess thereof as set forth on the face thereof. With respect to the Class R Certificates, one Certificate with a Percentage Interest equal to 100% as set forth on the face thereof.

Available Distribution Amount: Any of the Group I Available Distribution Amount or Group II Available Distribution Amount.

Bankruptcy Coverage: As of the Cut-Off Date, $[_______]. Bankruptcy Coverage will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

Bankruptcy Loss: Any Debt Service Reduction or Deficient Valuation.

Basis Risk Carryover Amount: With respect to the Class [___] Certificates, an amount equal to the sum of (i) the excess of (x) the amount of interest the Class [___] Certificates would have been entitled to receive on such Distribution Date had the Pass-Through Rate applicable to the Class [___] Certificates for such Distribution Date been equal to One-Month LIBOR plus [___]% per annum over (y) the amount of interest paid on such Distribution Date at a rate equal to [___]% per annum and (ii) the Basis Risk Carryover Amount for the previous Distribution Date not previously distributed, together with interest thereon at a rate equal to the Pass-Through Rate applicable to the Class [___] Certificates for the most recently ended Interest Accrual Period determined without taking into account the fixed rate set forth in clause (y) above.

Beneficial Holder: A Person holding a beneficial interest in any Book-Entry Certificate as or through a Depository Participant or an Indirect Depository Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates: The Senior Certificates (other than the Class R Certificates), Class [___], Class [___] and Class [___] Certificates.

Business Day: Any day other than a Saturday, a Sunday, or a day on which banking institutions in Maryland, Minnesota or New York or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

Cap Contract: Shall mean the Cap Contract between the Trustee and The Bank of New York, together with any successor thereto, for the benefit of the Holders of the Class [___] Certificates.

Capitalized Interest Account: The account established and maintained pursuant to Section 3.27.

Capitalized Interest Requirement: On the Closing Date, $[___], and on any date thereafter, 30-days interest accrued on the amount in the Pre-Funding Account at the weighted average of the Net Mortgage Rates of the Loans.

Certificate: Any one of the Certificates issued pursuant to this Agreement, executed and authenticated by or on behalf of the Securities Administrator hereunder in substantially one of the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11 and A-12 hereto.

Certificate Owner: With respect to a Book-Entry Certificate or Global Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an Indirect Depository Participant.

Certificate Principal Balance: The Certificate Principal Balance with respect to any Senior Certificate (other than the Class [___], Class [___] and Class [___] Certificates, which have no Certificate Principal Balance) and any Subordinate Certificate outstanding at any time, represents the then maximum amount that the holder of such Certificate is entitled to receive as distributions allocable to principal from the cash flow on the Loans in the related Loan Group and the other assets in the Trust Fund. The Certificate Principal Balance of a Senior Certificate (other than the Class [___], Class [___] and Class [___] Certificates, which have no Certificate Principal Balance) and any Subordinate Certificate, as of any date of determination is equal to the initial Certificate Principal Balance of such Certificate reduced by the aggregate of (i) all amounts allocable to principal previously distributed with respect to that Certificate and (ii) any reductions in the Certificate Principal Balance of such Certificate deemed to have occurred in connection with allocations of Realized Losses, if any. The initial Certificate Principal Balance of each Class of Certificates is set forth in the Preliminary Statement hereto. When used in reference to a Class, the term Certificate Principal Balance means the aggregate of the Certificate Principal Balances of all Certificates of such Class, and when used in reference to a group of Certificates (such as the Group I Senior Certificates and Subordinate Certificates) shall mean the aggregate Certificate Principal Balances of all Classes of Certificates included in such group.

Certificate Register: The register maintained pursuant to Section 5.2.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Percentage Interests necessary to effect any such consent has been obtained. The Trustee or the Securities Administrator may conclusively rely upon a certificate of the Depositor, Sponsor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee or the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

Class: All Certificates having the same priority and rights to payments from the related Available Distribution Amount, designated as a separate Class, as set forth in the forms of Certificates attached hereto as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11 and A-12, as applicable.

Class B Certificates: The Class [___], Class [___], Class [___], Class [___] and Class [___] Certificates.

Class P Certificates: The Class [___] Certificates and Class [___] Certificates.

Class [___] Reserve Fund: The separate trust account created and maintained by the Securities Administrator pursuant to Section 3.25 of this Agreement for the benefit of the Class [___] Certificates.

Class [___] /Class [___] Priority Amount: For any Distribution Date shall equal the lesser of (a) the Principal Distribution Amount for the Group I Loans and (b) the product of (i) the sum of the Principal Distribution Amount and the Principal Prepayment Amount for the Group I Mortgage Loans (exclusive of the Group I Discount Fractional Principal Amount), (ii) the Class [___] /Class [___] Priority Percentage and (iii) the Shift Percentage.

Class [___] /Class [___] Priority Percentage: For any Distribution Date shall be the percentage equivalent of a fraction, the numerator of which is the sum of the Certificate Principal Balances of the Class [___] Certificates and Class [___] Certificates, and the denominator of which is the aggregate Scheduled Principal Balance of the Group I Loans (exclusive of the applicable Group I Discount Fraction of the Scheduled Principal Balance of each Group I Discount Loan).

Class [___] /Class [___] Priority Amount: For any Distribution Date shall equal the lesser of (a) the Principal Distribution Amount for the Group II Loans and (b) the product of (i) the sum of the Principal Distribution Amount and the Principal Prepayment Amount for the Group II Loans (exclusive of the Group II Discount Fractional Principal Amount), (ii) the Class [___] /Class [___] Priority Percentage and (iii) the Shift Percentage.

Class [___] /Class [___] Priority Percentage: For any Distribution Date shall be the percentage equivalent of a fraction, the numerator of which is the sum of the Certificate Principal Balances of the Class [___] Certificates and Class [___] Certificates, and the denominator of which is the aggregate Scheduled Principal Balance of the Group II Loans (exclusive of the applicable Group II Discount Fraction of the Scheduled Principal Balance of each Group II Discount Loan).

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Securities and Exchange Act of 1934, as amended, which initially shall be the Depository.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream, Luxembourg, socíeté anonyme (formerly known as Cedelbank), a corporation organized under the laws of the Duchy of Luxembourg.

Closing Date: [_____________], 200[__].

Code: The Internal Revenue Code of 1986, as amended.

Collateral Deficiency Amount: With respect to a Loan Group and any Distribution Date prior to the Credit Support Depletion Date, the amount by which (i) the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Class [___], Class [___] and Class [___] Certificates), after giving effect to payments of principal (other than the related Collateral Deficiency Amount) on that Distribution Date exceeds (ii) the Scheduled Principal Balance of the Loans in the related Loan Group as of the last day of the related Due Period.

Compensating Interest: For any Distribution Date (a) with respect to the Loans serviced by [GreenPoint, National City, American Home and GMAC pursuant to the GMAC 2004 Servicing Agreement], the lesser of (i) the aggregate Prepayment Interest Shortfalls and Curtailment Shortfalls for such Loans made during the related Prepayment Period and (ii) the aggregate Servicing Fee payable to such Servicer for the related Due Period, (b) with respect to the Loans serviced by [Wells Fargo], the lesser of (i) the aggregate Prepayment Interest Shortfalls for such Loans made during the related Prepayment Period with respect to prepayments in full or in part and (ii) the aggregate Servicing Fee payable to [Wells Fargo] for the related Due Period and (c) with respect to the Loans serviced by GMAC] pursuant to the [GMAC 2005 Servicing Agreement], the lesser of (i) the aggregate Prepayment Interest Shortfalls for such Loans made during the portion of the related Prepayment Period occurring between the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs and (ii) the aggregate Servicing Fee payable to [GMAC] for the related Due Period.

Component R-1: The uncertificated residual interest in REMIC I.

Component R-2: The uncertificated residual interest in REMIC II.

Corporate Trust Office: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, [Name of Trustee], [Address of Trustee], or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Securities Administrator, or (ii) with respect to the Securities Administrator, (A) for Certificate transfer and surrender purposes, [Name of Master Servicer], [Address of Master Servicer], Attention: DMSI 200[__]-[__] and (B) for all other purposes, [Name of Master Servicer], [Address of Master Servicer], Attention: DMSI 200[__]-[__], or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Trustee.

Corresponding Certificate: With respect to each REMIC I Regular Interest listed below, the corresponding Class of Regular Certificates listed below:

REMIC I Regular Interest	Class
REMIC I Regular Interest LT-IA1
REMIC I Regular Interest LT- IA3
REMIC I Regular Interest LT- IA4
REMIC I Regular Interest LT-IA5
REMIC I Regular Interest LT-IA7
REMIC I Regular Interest LT-IA8
REMIC I Regular Interest LT-IAPO
REMIC I Regular Interest LT-IIA1
REMIC I Regular Interest LT-IIA2
REMIC I Regular Interest LT-IIA3
REMIC I Regular Interest LT-IIA4
REMIC I Regular Interest LT-IIAPO
REMIC I Regular Interest LT-M
REMIC I Regular Interest LT-B1
REMIC I Regular Interest LT-B2
REMIC I Regular Interest LT-B3
REMIC I Regular Interest LT-B4
REMIC I Regular Interest LT-B5
REMIC I Regular Interest LT-P1
REMIC I Regular Interest LT-P2

Credit Risk Management Agreement or Credit Risk Management Agreements: Each agreement between the Credit Risk Manager and a Servicer or the Master Servicer, regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

Credit Risk Management Fee: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under any Credit Risk Management Agreement, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the Scheduled Principal Balance of the Loans and any related REO Properties as of the first day of the related Due Period.

Credit Risk Management Fee Rate: [_____]% per annum.

Credit Risk Manager: [Name of Credirt Risk Manager], and its successors and assigns.

Credit Support Depletion Date: The Distribution Date on which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, prior to giving effect to principal distributions thereon and the allocation of Realized Losses on such Distribution Date.

Cross Payment Trigger Date: Any Distribution Date on which (i) the aggregate Certificate Principal Balance of the Senior Certificates related to a Loan Group (other than the Class [___], Class [___] and Class [___] Certificates) have been reduced to zero and (ii) either (a) the Subordinate Percentage of a Loan Group is less than 200% times the related Subordinate Percentage as of the Closing Date, or (b) the aggregate Principal Balance of the Loans (including Loans in bankruptcy, foreclosure and REO) which are 60 or more days delinquent (averaged over the preceding six-month period), as a percentage of the Subordinate Amount of a Loan Group, is equal to or greater than 50% as of such Distribution Date.

Curtailment: Any voluntary payment of principal on a Loan, made by or on behalf of the related Mortgagor, other than a Monthly Payment, a Prepaid Monthly Payment or a Payoff, which is applied to reduce the outstanding Principal Balance of the Loan.

Curtailment Shortfall: With respect to any Distribution Date and any Curtailment received during the related Prepayment Period, an amount equal to one month’s interest on such Curtailment at the applicable Net Mortgage Rate on such Loan.

Custodial Agreement: Either of the [DBNT Custodial Agreement] or the [Wells Fargo Custodial Agreement], or any other custodial agreement entered into after the date hereof with respect to any Loan subject to this Agreement.

Custodian: Either [DBNT or Wells Fargo] or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

Cut-Off Date: [_______], 200[__]; except that with respect to each Substitute Loan, the Cut-Off Date shall be the date of substitution.

[DBNT: Deutsche Bank National Trust Company, a national banking association.]

[DBNT Custodial Agreement: The Custodial Agreement dated as of [_______], 2007, among the Trustee, DBNT and American Home, as may be amended or supplemented from time to time.]

Debt Service Reduction: Any reduction of the amount of the monthly payment on a Loan made by a bankruptcy court in connection with a personal bankruptcy of a Mortgagor.

Deficient Valuation: In connection with a personal bankruptcy of a Mortgagor on a Loan, the positive difference, if any, resulting from the outstanding principal balance on a Loan less a bankruptcy court’s valuation of the related Mortgaged Property.

Definitive Certificates: As defined in Section 5.1.

Deleted Loan: A Loan replaced or to be replaced by a Substitute Loan.

Depositor: Deutsche Mortgage Securities, Inc., a Delaware corporation, or its successor-in-interest.

Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a Clearing Agency.

Depository Participant: A broker, dealer, bank, other financial institution or other Person for whom the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: With respect to each Servicer, the day of the month set forth as the Determination Date in the related Servicing Agreement. With respect to Article IX hereto, the fifteenth (15th) day of the month or if such day is not a Business Day, the Business Day immediately following such fifteenth (15th) day.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code, and, for purposes of Article V herein, any Person which is not a Permitted Transferee; provided, that a Disqualified Organization does not include any Pass-Through Entity which owns or holds a Residual Certificate and of which a Disqualified Organization, directly or indirectly, may be a stockholder, partner or beneficiary.

Distribution Account: The separate trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.23, for the benefit of the Certificateholders and designated “Wells [Name of Master Servicer], as Securities Administrator, in trust for registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__].” Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. Each Distribution Account must be an Eligible Account.

Distribution Account Deposit Date: With respect to each Distribution Date, the Business Day prior to such Distribution Date.

Distribution Date: The 25th day (or, if such 25th day is not a Business Day, the Business Day immediately succeeding such 25th day) of each month, with the first such date being [__________], 200[__].

Due Date: The first day of each calendar month, which is the day on which the Monthly Payment for each Loan is due, exclusive of any days of grace. The “related Due Date” for any Distribution Date is the Due Date immediately preceding such Distribution Date.

Due Period: With respect to any Distribution Date and the Loans, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Eligible Account: Any account or accounts held and established by the Securities Administrator in trust for the Certificateholders at any Eligible Institution.

Eligible Institution: An institution having (i) the highest short-term debt rating, and one of the two highest long-term debt ratings of each Rating Agency, (ii) with respect to the Distribution Account, an unsecured long-term debt rating of at least one of the two highest unsecured long-term debt ratings of each Rating Agency, or (iii) the approval of each Rating Agency.

Eligible Investments: Any one or more of the following obligations or securities payable on demand or having a scheduled maturity on or before the Business Day preceding the following Distribution Date (or, with respect to the Distribution Account maintained with the Securities Administrator, having a scheduled maturity on or before the following Distribution Date; provided that, such Eligible Investments shall be managed by, or an obligation of, the institution that maintains the Distribution Account if such Eligible Investments mature on the Distribution Date), regardless of whether any such obligation is issued by the Depositor, the Trustee, the Master Servicer, the Securities Administrator or any of their respective Affiliates and having at the time of purchase, or at such other time as may be specified, the required ratings, if any, provided for in this definition:

(a) direct obligations of, or guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided, that such obligations are backed by the full faith and credit of the United States of America;

(b) direct obligations of, or guaranteed as to timely payment of principal and interest by, Freddie Mac, Fannie Mae or the Federal Farm Credit System, provided, that any such obligation, at the time of purchase or contractual commitment providing for the purchase thereof, is qualified by each Rating Agency as an investment of funds backing securities rated “AAA” and “Aaa” in the case of S&P and Moody’s (the initial rating of the Senior Certificates (other than the Class I-A-8 Certificates, which are rated “Aa1” by Moody’s));

(c) demand and time deposits in or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, provided, that the short-term deposit ratings and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institutions in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) have, in the case of commercial paper, the highest rating available for such securities by each Rating Agency and, in the case of long-term unsecured debt obligations, one of the two highest ratings available for such securities by each Rating Agency, or in each case such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

(d) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving one of the two highest long-term debt ratings available for such securities by each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency;

(e) commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) that is rated by each Rating Agency in its highest short-term unsecured rating category at the time of such investment or contractual commitment providing for such investment, and is issued by a corporation the outstanding senior long-term debt obligations of which are then rated by each Rating Agency in one of its two highest long-term unsecured rating categories, or such lower rating as will not result in the downgrading or withdrawal of the rating or ratings then assigned to any Class of Certificates by any Rating Agency but in no event less than the initial rating of the Senior Certificates;

(f) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in one of the two highest rating levels available to such issuers by each Rating Agency at the time of such investment, provided, that any such agreement must by its terms provide that it is terminable by the purchaser without penalty in the event any such rating is at any time lower than such level;

(g) repurchase obligations with respect to any security described in clause (a) or (b) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in (c) above;

(h) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and rated by each Rating Agency in one of its two highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any such corporation will not be Eligible Investments to the extent that investment therein would cause the outstanding principal amount of securities issued by such corporation that are then held as part of the Distribution Account to exceed 20% of the aggregate principal amount of all Eligible Investments then held in the Distribution Account;

(i) units of taxable money market funds (including those for which the Trustee, the Securities Administrator, the Master Servicer or any affiliate thereof receives compensation with respect to such investment) which funds have been rated by each Rating Agency rating such fund in its highest rating category or which have been designated in writing by each Rating Agency as Eligible Investments with respect to this definition;

(j) if previously confirmed in writing to the Trustee and the Securities Administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency as a permitted investment of funds backing securities having ratings equivalent to the initial rating of the Senior Certificates; and

(k) such other obligations as are acceptable as Eligible Investments to each Rating Agency;

provided, however, that such instrument continues to qualify as a “cash flow investment” pursuant to Code Section 860G(a)(6) and that no instrument or security shall be an Eligible Investment if (i) such instrument or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Euroclear: Euroclear Bank SA/NV, Brussels office, as operator of the Euroclear system.

Excess Loss: A Special Hazard Loss incurred on a Loan in a Loan Group in excess of the Special Hazard Coverage, a Fraud Loss incurred on a Loan in a Loan Group in excess of the Fraud Coverage and a Bankruptcy Loss incurred on a Loan in a Loan Group in excess of the Bankruptcy Coverage.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Fannie Mae: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

FDIC: Federal Deposit Insurance Corporation, or any successor thereto.

Fitch: Fitch Ratings or any successor thereto.

Fraud Coverage: As of the Cut-Off Date, will be $[_______]. As of any date of determination after the Cut-Off Date, the Fraud Coverage will generally be equal to:

(1)   on and after the first Anniversary, an amount equal to:

(a)	2.00% of the aggregate Principal Balance of the Loans as of the Cut-Off Date, minus

(b)	the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Loans up to such date of determination;

(2)   from the second to and including the fifth Anniversary, an amount equal to:

(a)	1.00% of the aggregate Principal Balance of the Loans as of the Cut-Off Date, minus

(b)	the aggregate amounts allocated to the Certificates with respect to Fraud Losses on the Loans up to such date of determination;

(3)   after the fifth Anniversary, the Fraud Coverage will be zero.

Fraud Loss: The occurrence of a loss on a Loan, as reported by the related Servicer, arising from any action, event or state of facts with respect to such Loan which, because it involved or arose out of any dishonest, fraudulent, criminal, negligent or knowingly wrongful act, error or omission by the Mortgagor, originator (or assignee thereof) of such Loan, or the related Servicer, would result in an exclusion from, denial of, or defense to coverage which otherwise would be provided by an insurance policy previously issued with respect to such Loan.

Freddie Mac: The Federal Home Loan Mortgage Corporation, or any successor thereto.

Global Certificate: A Regulation S Temporary Global Certificate or a Regulation S Permanent Global Certificate.

[GMAC: GMAC Mortgage Corporation, a Delaware corporation, or any successor thereto.]

[GMAC 2004 Servicing Agreement: The Servicing Agreement, dated as of April 1, 2004, between Sponsor and GMAC (as modified pursuant to the related Assignment Agreement).]

[GMAC 2005 Servicing Agreement: The Servicing Agreement, dated as of August 5, 2005, between Sponsor and GMAC (as modified pursuant to the related Assignment Agreement).]

[GreenPoint: GreenPoint Mortgage Funding, Inc., or any successor thereto.]

[GreenPoint Servicing Agreement: Shall mean the Amended and Restated Master Mortgage Loan Purchase and Servicing Agreement, dated as of [_______], 2007, between Sponsor and GreenPoint, as amended (as modified pursuant to the related Assignment Agreement).]

Group I Available Distribution Amount: With respect to a Distribution Date, the sum of the following amounts that are related to the Group I Loans:

(1)
the total amount of all cash received by or on behalf of each Servicer with respect to the Group I Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries) and with respect to any Distribution Date during the Pre-Funding Period, any related Capitalized Interest Requirement for such Distribution Date, and with respect to any Distribution Date immediately following the termination of the Pre-Funding Period, any Remaining Pre-Funded Amount (exclusive of any investment income therein), except:

(a)	all scheduled payments of principal and interest collected on the Group I Loans but due on a date after the related Due Date;

(b)	all Curtailments received with respect to the Group I Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Curtailments;

(c)	all Payoffs received with respect to the Group I Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Payoffs;

(d)	Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries received on the Group I Loans after the related Prepayment Period;

(e)
all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements;

(f)	reinvestment income on the balance of funds, if any, in the Protected Accounts, the Distribution Account or the Pre-Funding Account;

(g)
any fees payable to the Master Servicer (including any Master Servicing Fees), the Servicers and the Credit Risk Manager with respect to the Group I Loans, and any premiums payable in connection with any lender paid primary mortgage insurance policies maintained on the Group I Loans; and

(h)	all Prepayment Charges received in connection with the Group I Loans;

(2)	all Advances made by a Servicer and/or the Master Servicer or the Trustee with respect to the Group I Loans for that Distribution Date;

(3)	any amounts paid as Compensating Interest on the Group I Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)	the total amount of any cash related to the Group I Loans deposited in the Distribution Account in connection with the repurchase of any Group I Loan by the Depositor, Sponsor [or AHMC]; and

(5)	the total amount of any cash related to the Group I Loans deposited in the Distribution Account in connection with an optional termination of the Trust Fund.

Group I Discount Fraction: With respect to any Distribution Date and a Group I Discount Loan, will be a fraction, the numerator of which is [5.500]% minus the Net Mortgage Rate as of the Cut-Off Date of such Group I Discount Loan, and the denominator of which is [5.500]%.

Group I Discount Fractional Principal Amount: For any Distribution Date and the Group I Loans will be the aggregate of the following with respect to each Group I Discount Loan: the Group I Discount Fraction of the amounts described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

Group I Discount Fractional Principal Shortfall: For any Distribution Date (i) prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

(1)
the aggregate of the following with respect to each Group I Discount Loan: the Group I Discount Fraction of any loss (meaning a Fraud Loss, Special Hazard Loss, Bankruptcy Loss or the amount by which the outstanding Principal Balance thereof exceeded the Liquidation Principal and Insurance Proceeds received in respect thereof) on such Group I Discount Loan, other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage; and

(2)	the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

(ii) for any Distribution Date on or after the Credit Support Depletion Date, zero.

Group I Discount Loan: Any Group I Loan with a Net Mortgage Rate as of the Cut-Off Date of less than [5.500]% per annum.

Group I Loans: Those Loans having original terms to maturity not greater than thirty (30) years and identified on the Loan Schedule as Group I Loans.

Group I Non-Discount Loan: Any Group I Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to [5.500]% per annum.

Group I Senior Certificates: The Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___] and Class R Certificates.

Group II Available Distribution Amount: With respect to a Distribution Date, the sum of the following amounts that are related to the Group II Loans:

(1)
the total amount of all cash received by or on behalf of each Servicer with respect to the Group II Loans by the Determination Date for such Distribution Date and not previously distributed (including Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries), except:

(a)	all scheduled payments of principal and interest collected on the Group II Loans but due on a date after the related Due Date;

(b)	all Curtailments received with respect to the Group II Loans after the related Prepayment Period, together with all interest paid by the Mortgagors in connection with such Curtailments;

(c)	all Payoffs received with respect to the Group II Loans after the related Prepayment Period, together with interest paid by the Mortgagors in connection with such Payoffs;

(d)	Liquidation Proceeds, Insurance Proceeds, condemnation proceeds and Subsequent Recoveries received on the Group II Loans after the related Prepayment Period;

(e)
all amounts reimbursable to the related Servicer pursuant to the terms of the related Servicing Agreement or to the Master Servicer, the Securities Administrator, the Trustee or the Custodians pursuant to the terms of this Agreement or the Custodial Agreements;

(f)	reinvestment income on the balance of funds, if any, in the Protected Accounts or the Distribution Account;

(g)
any fees payable to the Master Servicer (including any Master Servicing Fees), the Servicers and the Credit Risk Manager with respect to the Group II Loans, and any premiums payable in connection with any lender paid primary mortgage insurance policies maintained on the Group II Loans; and

(h)	all Prepayment Charges received in connection with the Group II Loans;

(2)	All Advances made by a Servicer and/or the Master Servicer or the Trustee with respect to the Group II Loans for that Distribution Date;

(3)	Any amounts paid as Compensating Interest on the Group II Loans by a Servicer and/or the Master Servicer for that Distribution Date;

(4)	The total amount of any cash related to the Group II Loans deposited in the Distribution Account in connection with the repurchase of any Group II Loan by the Depositor, Sponsor [or AHMC]; and

(5)	the total amount of any cash related to the Group II Loans deposited in the Distribution Account in connection with an optional termination of the Trust Fund.

Group II Discount Fraction: With respect to any Distribution Date and a Group II Discount Loan, will be a fraction, the numerator of which is [5.500]% minus the Net Mortgage Rate as of the Cut-Off Date of such Group II Discount Loan, and the denominator of which is [5.500]%.

Group II Discount Fractional Principal Amount: For any Distribution Date and the Group II Loans will be the aggregate of the following with respect to each Group II Discount Loan: the Group II Discount Fraction of the amounts described in the definition of Principal Distribution Amount, Principal Prepayment Amount and Liquidation Principal.

Group II Discount Fractional Principal Shortfall: For any Distribution Date (i) prior to the Credit Support Depletion Date, an amount generally equal to the sum of:

(1)
the aggregate of the following with respect to each Group II Discount Loan: the Group II Discount Fraction of any loss (meaning a Fraud Loss, Special Hazard Loss, Bankruptcy Loss or the amount by which the outstanding Principal Balance thereof exceeded the Liquidation Principal and Insurance Proceeds received in respect thereof) on such Group II Discount Loan, other than a Special Hazard Loss in excess of the Special Hazard Coverage, a Fraud Loss in excess of the Fraud Coverage or a Bankruptcy Loss in excess of the Bankruptcy Coverage; and

(2)	the amounts described in clause (1) above for all prior Distribution Dates to the extent not previously distributed, and

(ii)   for any Distribution Date on or after the Credit Support Depletion Date, zero.

Group II Discount Loan: Any Group II Loan with a Net Mortgage Rate as of the Cut-Off Date of less than [5.500]% per annum.

Group II Loans: Those Loans having original terms to maturity not greater than thirty (30) years and identified on the Loan Schedule as Group II Loans. The aggregate principal balance of the Group II Loans as of the Cut-Off Date is equal to approximately $[___].

Group II Non-Discount Loan: Any Group II Loan with a Net Mortgage Rate as of the Cut-Off Date greater than or equal to [5.500]% per annum.

Group II Senior Certificates: The Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Certificates.

Independent: When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, any Servicer, the Master Servicer and the Securities Administrator, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor, any Servicer, the Master Servicer or the Securities Administrator or any Affiliate of the aforementioned and (iii) is not connected with the Depositor, any Servicer, the Master Servicer or the Securities Administrator as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Indirect Depository Participants: Entities such as banks, brokers, dealers or trust companies that clear through or maintain a custodial relationship with a Depository Participant, either directly or indirectly.

Initial Group I Loan: Any of the Group I Loans included in the Trust Fund as of the Closing Date. The aggregate principal balance of the Initial Group I Loans as of the Cut-Off Date is equal to $[___].

Insurance Proceeds: Proceeds of any title policy, hazard policy or other insurance policy covering a Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicing Agreement.

Interest Accrual Period: For the Certificates other than the Adjustable Rate Certificates will be the calendar month preceding the month in which that Distribution Date occurs. The Interest Accrual Period for the Adjustable Rate Certificates will be (a) as to the Distribution Date in [_______], 200[__], the period commencing on [_______], 200[__], and ending on the day preceding the Distribution Date in [_______], 200[__], and (b) as to any Distribution Date after the Distribution Date in [_______], 200[__], the period commencing on the Distribution Date in the month immediately preceding the month in which that Distribution Date occurs and ending on the day preceding that Distribution Date. Interest on the Certificates will be calculated based on a 360-day year consisting of twelve 30-day months regardless of the actual number of days in the related Interest Accrual Period.

Interest Distribution Amount: On any Distribution Date, for any Class of Certificates (other than the Class [___], Class [___], Class [___] and Class [___] Certificates), the sum of (i) interest accrued on the related Certificate which shall be equal to (a) the product of (1) 1/12th of the Pass-Through Rate for such Class and (2) the aggregate Certificate Principal Balance or Notional Amount, as applicable, for such Class before giving effect to allocations of Realized Losses in connection with such Distribution Date or distributions to be made on such Distribution Date, reduced by (b) Net Interest Shortfalls allocated to such Class pursuant to the definition of “Net Interest Shortfall”, including the interest portion of Realized Losses allocated to such Class pursuant to Section 4.2 and (ii) the amount of interest accrued but unpaid to such Class from prior Distribution Dates.

Investment Withdrawal Distribution Date: As defined in Section 3.23(c).

Junior Subordinate Certificates: The Class [___], Class [___] and Class [___] Certificates, collectively.

Last Scheduled Distribution Date: The Distribution Date in December 2035, which is the Distribution Date immediately following the maturity date for the Loan with the latest maturity date.

LIBOR: For the initial Interest Accrual Period, the Securities Administrator will determine One-Month LIBOR for such Interest Accrual Period based on information available on the second Business Day preceding the Closing Date with respect to the Adjustable Rate Certificates, and for any Interest Accrual Period thereafter, on the second Business Day preceding the related Interest Accrual Period, the one-month rate which appears on the Dow Jones Telerate System, page 3750, as of 11:00 a.m., London time on the LIBOR Determination Date. If such rate is not provided, LIBOR shall mean the rate determined by the Securities Administrator (or a calculation agent on its behalf) in accordance with the following procedure:

(i) The Securities Administrator on the LIBOR Determination Date will request the principal London offices of each of four major Reference Banks in the London interbank market, as selected by the Securities Administrator, to provide the Securities Administrator with its offered quotation for deposits in United States dollars for the upcoming one-month period, commencing on the second LIBOR Business Day immediately following such LIBOR Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m. London time on such LIBOR Determination Date and in a principal amount that is representative for a single transaction in United States dollars in such market at such time. If at least two such quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of such quotations.

(ii) If fewer than two quotations are provided, LIBOR determined on such LIBOR Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m. in New York City on such LIBOR Determination Date by three major banks in New York City selected by the Securities Administrator for one-month United States dollar loans to lending European banks, in a principal amount that is representative for a single transaction in United States dollars in such market at such time; provided, however, that if the banks so selected by the Securities Administrator are not quoting as mentioned in this sentence, LIBOR determined on such LIBOR Determination Date will continue to be LIBOR as then currently in effect on such LIBOR Determination Date.

The establishment of LIBOR and each Pass-Through Rate for the Adjustable Rate Certificates by the Securities Administrator shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of an Adjustable Rate Certificate and the Securities Administrator.

LIBOR Business Day: Any day on which dealings in United States dollars are transacted in the London interbank market.

LIBOR Determination Date: The second LIBOR Business Day before the first day of the related Interest Accrual Period.

Liquidated Loan: A Loan as to which the related Servicer has determined in accordance with its customary servicing practices that all amounts which it expects to recover from or on account of such Loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise, have been recovered. For purposes of this definition, acquisition of a Mortgaged Property by the Trust Fund shall not constitute final liquidation of the related Loan.

Liquidation Principal: With respect to any Distribution Date and any Loan Group, the principal portion of net Liquidation Proceeds received with respect to each such Loan which became a Liquidated Loan (but not in excess of the Principal Balance thereof) during the related Prepayment Period.

Liquidation Proceeds: The amount (other than Insurance Proceeds or amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the related Servicer pursuant to the related Servicing Agreement in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Loan through a trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Loan or an REO Property pursuant to or as contemplated by Section 2.3 or Section 9.1, in each case net of any portion thereof that represents a recovery of principal or interest for which an Advance was made by a Servicer or the Master Servicer.

Loan Documents: The documents evidencing or relating to each Loan delivered to the Custodian under the Custodial Agreement on behalf of the Trustee.

Loan Group: The Group I Loans and Group II Loans, as applicable.

Loan Schedule: The schedule, as amended from time to time, of Loans, attached hereto as Schedule One, which shall set forth as to each Loan the following, among other things:

(i)	the loan number of the Loan and name of the related Mortgagor;

(ii)	the street address of the Mortgaged Property including city, state and zip code;

(iii)	the Mortgage Interest Rate as of the Cut-Off Date;

(iv)	the original term and maturity date of the related Mortgage Note;

(v)	the original Principal Balance;

(vi)	the first payment date;

(vii)	the Monthly Payment in effect as of the Cut-Off Date;

(viii)	the date of the last paid installment of interest;

(ix)	the unpaid Principal Balance as of the close of business on the Cut-Off Date;

(x)	the Loan-to-Value ratio at origination;

(xi)	the type of property and the Original Value of the Mortgaged Property;

(xii)	whether a primary mortgage insurance policy is in effect as of the Cut-Off Date;

(xiii)	the nature of occupancy at origination;

(xiv)	the related Loan Group;

(xv)	the applicable Servicer; and

(xvi)	the applicable Custodian.

Loans: The Mortgages and the related Mortgage Notes, each transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as part of the Trust Fund, as so identified in the Loan Schedule. Each of the Loans is referred to individually in this Agreement as a “Loan”. After each Subsequent Transfer Date, Loans shall include any Subsequent Loans transferred to the Trust on such Subsequent Transfer Date.

Loan-to-Value Ratio: The original principal amount of a Loan divided by the Original Value; however, references to “current Loan-to-Value Ratio” shall mean the then current Principal Balance of a Loan divided by the Original Value.

Master Servicer: As of the Closing Date, [Name of Master Servicer] and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or Affiliates.

Master Servicer Event of Default: One or more of the events described in Section 7.1 hereof.

Master Servicing Compensation: As defined in Section 3.14(a).

Master Servicing Fee: As to each Loan and any Distribution Date, an amount equal to one twelfth of the product of the Master Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date.

Master Servicing Fee Rate: [_____]% per annum.

Monthly Advance: As to any Loan or REO Property, any advance made by a Servicer in respect of any Determination Date or in respect of any Distribution Date by a successor Servicer or by the Master Servicer or the Trustee pursuant to Section 4.7 of this Agreement (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act or similar state or local laws.)

Monthly Payment: The scheduled payment of principal and interest on a Loan which is due on any Due Date for such Loan after giving effect to any reduction in the amount of interest collectible from any Mortgagor pursuant to the Relief Act.

Moody’s: Moody’s Investors Service, Inc. or its successor in interest.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

Mortgage File: The Loan Documents pertaining to a particular Loan.

Mortgage Interest Rate: For any Loan, the per annum rate at which interest accrues on such Loan pursuant to the terms of the related Mortgage Note without regard to any reduction thereof as a result of the Relief Act.

Mortgage Loan Purchase Agreement: The Sponsor Mortgage Loan Purchase Agreement [or the AHMC Mortgage Loan Purchase Agreement, as applicable].

Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Loan.

Mortgage Pool: All of the Loans.

Mortgaged Property: With respect to any Loan, the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Loan.

Mortgagor: The obligor on a Mortgage Note.

[National City: National City Mortgage Co., or any successor thereto.]

[National City Servicing Agreement: The Master Seller’s Warranties and Servicing Agreement, dated as of January 1, 2005, between Sponsor and National City, as amended (as modified pursuant to the related Assignment Agreement).]

Net Interest Shortfall: For any Distribution Date, the sum of (i) any Prepayment Interest Shortfall for such Distribution Date, (ii) any Relief Act Interest Shortfall for such Distribution Date and (iii) the portion of Realized Losses attributable to interest allocated to the Certificates.

Net Mortgage Rate: For each Loan and for any date of determination, a per annum rate equal to the Mortgage Interest Rate for such Loan less the related Servicing Fee Rate, the Master Servicing Fee Rate, the Credit Risk Management Fee Rate and the rate at which any lender paid mortgage insurance is calculated.

Nonrecoverable Advance: With respect to any Loan, any Advance or Servicing Advance which the related Servicer shall have determined to be a Nonrecoverable Advance as defined in and pursuant to the related Servicing Agreement, or which the Master Servicer shall have determined to be nonrecoverable pursuant to Section 4.7, respectively, and which was, or is proposed to be, made by such Servicer or the Master Servicer.

Non-U.S. Person: A Person that is not a U.S. Person.

Notional Amount: With respect to the Class [___] Certificates and any Distribution Date, an amount equal to the Certificate Principal Balance of the Class [___] Certificates. For federal income tax purposes the Notional Amount of the Class [___] Certificates will equal the Uncertificated Principal Balance of REMIC I Regular Interest LT-IA1.

With respect to the Class [___] Certificates and any Distribution Date, an amount equal to the aggregate Principal Balance of the Group I Loans.

With respect to the Class [___] Certificates and any Distribution Date, an amount equal to the aggregate Principal Balance of the Group II Loans.

Officer’s Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice-President, however denominated, of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, a Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

[Original Capitalized Interest Amount: The amount deposited by the Depositor in the Capitalized Interest Account on the Closing Date, which amount is $[___].]

[Original Pre-Funded Amount: The amount deposited by the Depositor in the Pre-Funding Account on the Closing Date, which amount is $[___].]

Original Value: With respect to any Loan other than a Loan originated for the purpose of refinancing an existing mortgage debt, the lesser of (a) the Appraised Value (if any) of the Mortgaged Property at the time the Loan was originated or (b) the purchase price paid for the Mortgaged Property by the Mortgagor. With respect to a Loan originated for the purpose of refinancing existing mortgage debt, the Original Value shall be equal to the lesser of (a) the Appraised Value of the Mortgaged Property at the time the Loan was originated or (b) the appraised value at the time the refinanced mortgage debt was incurred.

OTS: The Office of Thrift Supervision, or any successor thereto.

Ownership Interest: With respect to any Residual Certificate, any ownership or security interest in such Residual Certificate, including any interest in a Residual Certificate as the Holder thereof and any other interest therein whether direct or indirect, legal or beneficial, as owner or as pledge.

Pass-Through Entity: Any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate, and any organization to which Section 1381 of the Code applies.

Pass-Through Rate: With respect to the Class [__] Certificates and the Distribution Date in [_______], 200[__], [___]% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the least of (a) One-Month LIBOR plus [___]% and (b) [___]%.

With respect to the Class [__] Certificates and the Distribution Date in [_______], 200[__], [___]% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the lesser of (i) the excess, if any, of [___]% over the Pass-Through Rate applicable to the Class [__] Certificates and (ii) [___]%, but such rate will not be less than zero for any Distribution Date. For federal income tax purposes, the Pass-Through Rate on the Class [__] Certificates will be a per annum rate equal the Uncertificated REMIC I Pass-Through Rate on REMIC I Regular Interest LT-IA1 minus the applicable Pass-Through Rate for the Class [__] Certificates for such Distribution Date, but will not be less than zero for any Distribution Date.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and the Distribution Date in [_______], 200[__], [___]% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the lesser of (a) One-Month LIBOR plus [___]% and (b) [___]%.

With respect to the Class [__] Certificates and the Distribution Date in [_______], 200[__], [___]% per annum, and with respect to any Distribution Date thereafter, a rate per annum equal to the excess of (a) [___]% over (b) the product of (i) One-Month LIBOR and (ii) [___], but such rate will not be less than zero for any Distribution Date.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and the Distribution Date in [_______], 200[__], [___]% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the excess of (i) the weighted average of the Net Mortgage Rates of the Group II Loans over (b) [___]%, but will not be less than zero on any Distribution Date. For purpose of this calculation, the Group I Discount Loans are assumed to have a Net Mortgage Rate of [___]%. For federal income tax purposes the Class [__] Certificates will not have a Pass-Through Rate but will be entitled to 100% of the amounts distributed on REMIC I Regular Interest LT-IAIO.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and any Distribution Date, [___]% per annum.

With respect to the Class [__] Certificates and the Distribution Date in [_______], 200[__], [___]% per annum, and with respect to any Distribution Date thereafter, a per annum rate equal to the excess of (i) the weighted average of the Net Mortgage Rates of the Group II Loans over (b) [___]%, but will not be less than zero on any Distribution Date. For the purpose of this calculation, the Group II Discount Loans are assumed to have a Net Mortgage Rate of [___]%. For federal income tax purposes the Class [__] Certificates will not have a Pass-Through Rate but will be entitled to 100% of the amounts distributed on REMIC I Regular Interest LT-IIAIO.

With respect to the Class R Certificates and any Distribution Date, [___]% per annum.

With respect to the Subordinate Certificates and any Distribution Date, [___]% per annum.

Payoff: Any voluntary payment of principal on a Loan by a Mortgagor equal to the entire outstanding Principal Balance of such Loan, if received in advance of the last scheduled Due Date for such Loan and is not accompanied by scheduled interest due on any date or dates in any month or months subsequent to the month of such payment-in-full.

Percentage Interest: With respect to any Class of Certificates (other than the Residual Certificates) and any date of determination, the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. Each Certificate is issuable only in minimum Percentage Interests corresponding to the Authorized Denomination of the related Class of Certificates; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Certificate Principal Balance or Notional Amount of such Class or to an otherwise Authorized Denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, is as set forth on the face of such Certificate.

Permitted Transferee: With respect to the holding or ownership of any Residual Certificate, any Person other than (i) the United States, a State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government or International Organization, or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in Code Section 521) which is exempt from the taxes imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Code Section 1381(a)(2)(C), (v) any electing large partnership under Section 775 of the Code, (vi) any Person from whom the Trustee or the Securities Administrator has not received an affidavit to the effect that it is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Code, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel (which shall not be an expense of the Securities Administrator or the Trustee) that the transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation shall not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: As defined in Section 5.2.

Plan Assets: As defined in Section 5.2.

[Pre-Funding Account: The account established and maintained pursuant to Section 3.26.]

[Pre-Funding Period: The period from the Closing Date until the earlier of (i) the date on which the amounts on deposit in the Pre-Funding Account (exclusive of investment income) is reduced to zero or (ii) [_______], 200[__].]

Prepaid Monthly Payment: Any Monthly Payment received prior to its scheduled Due Date, which is intended to be applied to a Loan on its scheduled Due Date and held in the related Protected Account until the related Servicer Remittance Date following its scheduled Due Date.

Prepayment Charge: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Loan pursuant to the terms of the related Mortgage Note, as set forth on the Prepayment Charge Schedule.

Prepayment Charge Schedule: As of any date, the list of Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule Two (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Master Servicer, the Trustee and the Credit Risk Manager on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i)	the Loan identifying number;

(ii)	a code indicating the type of Prepayment Charge;

(iii)	the date on which the first Monthly Payment was due on the related Mortgaged Loan;

(iv)	the term of the related Prepayment Charge;

(v)	the original Principal Balance of the related Loan; and

(vi)	the Principal Balance of the related Loan as of the Cut-Off Date.

Prepayment Interest Shortfall: For any Distribution Date and any Loan on which a Payoff was made by a Mortgagor during the related Prepayment Period, an amount equal to one month’s interest at the applicable Net Mortgage Rate on such Loan less the amount of interest actually paid by the Mortgagor with respect to such Payoff.

Prepayment Period: For any Distribution Date is (i) with respect to the Loans serviced by [National City], the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs, (ii) with respect to the Loans serviced by [GreenPoint], the Loans serviced by [Wells Fargo], the Loans serviced by [American Home] and the Loans serviced by [GMAC pursuant to the GMAC 2004 Servicing Agreement], the calendar month immediately preceding the month in which such Distribution Date occurs and (iii) with respect to the Loans serviced by [GMAC pursuant to the GMAC 2005 Servicing Agreement], the period commencing on the 16th day of the month preceding the month in which such Distribution Date occurs and ending on the 15th day of the month in which such Distribution Date occurs.

Principal Balance: For any Loan and at the time of any determination, the principal balance of such Loan remaining to be paid at the close of business on the Cut-Off Date or Subsequent Cut-Off Date, as applicable, after deduction of all principal payments due on or before the Cut-Off Date or Subsequent Cut-Off Date, as applicable, whether or not received, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date or Subsequent Cut-Off Date, as applicable, and distributed or to be distributed to Certificateholders through the Distribution Date in the month of such determination. In the case of a Substitute Loan, “Principal Balance” shall mean, at the time of any determination, the principal balance of such Substitute Loan on the related Cut-Off Date or Subsequent Cut-Off Date, as applicable, reduced by the principal portion of all amounts received with respect to such Loan after the Cut-Off Date or Subsequent Cut-Off Date, as applicable, and distributed or to be distributed to Certificateholders through the Distribution Date in the month of determination. The Principal Balance of a Liquidated Loan shall be zero.

Principal Distribution Amount: With respect to any Distribution Date and a Loan Group, the sum of:

(1)	scheduled principal payments on the Loans in the related Loan Group due during the related Due Period;

(2)
the principal portion of repurchase proceeds received with respect to the Loans in the related Loan Group which were repurchased as permitted or required by this Agreement during the related Prepayment Period; and

(3)	any other unscheduled payments of principal which were received on the Loans in the related Loan Group during the related Prepayment Period, other than Payoffs, Curtailments or Liquidation Principal.

Principal Prepayment: Any payment of principal on a Loan which constitutes a Payoff or a Curtailment.

Principal Prepayment Amount: On any Distribution Date and for any Loan Group, the sum of (i) Curtailments received during the related Prepayment Period, (ii) Payoffs received during the related Prepayment Period and (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received during the related Prepayment Period.

Pro Rata Allocation: On any Distribution Date with respect to (a) the allocation of the principal portion of certain losses relating to a Loan to the related Senior Certificates (other than the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates) and/or to the Subordinate Certificates, as applicable, pro rata according to their respective aggregate Certificate Principal Balances on such date of allocation (except that if the loss is incurred with respect to a Group I Discount Loan, the Group I Discount Fraction of such loss will be allocated to the Class [__] Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical and if the loss is incurred with respect to a Group II Discount Loan, the Group II Discount Fraction of such loss will be allocated to the Class [__] Certificates, and the remainder of such loss will be allocated as described above in this definition without regard to this parenthetical); provided that (i) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates, up to a maximum amount of $[__] with respect to the Class [__] Certificates, and up to a maximum amount of $[__] with respect to the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates, respectively, until the Certificate Principal Balance of each such Class has been reduced to zero, and (ii) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and (b) the allocation of interest portion of certain losses relating to a Loan to the related Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) and/or to the Subordinate Certificates, as applicable, pro rata, first according to the Interest Distribution Amounts due to such Classes on such date of allocation, in reduction thereof until the amount of interest accrued but unpaid on such Distribution Date has been reduced to zero and then pro rata, according to their outstanding Certificate Principal Balances in reduction thereof until the Certificate Principal Balances thereof have been reduced to zero; provided that (i) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates and Class [__] Certificates will be allocated first to the Class [__] Certificates up to a maximum amount of $[__] with respect to the Class [__] Certificates, and up to a maximum amount of $[__] with respect to the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates and Class [__] Certificates until the Certificate Principal Balance of each such Class has been reduced to zero, and (ii) the Pro Rata Allocation of any such loss allocable to the Class [__] Certificates will be allocated first to the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero, and then to the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero.

Protected Account: An account or accounts established and maintained for the benefit of the Certificateholders by each Servicer with respect to the related Loans and with respect to REO Property pursuant to the applicable Servicing Agreement.

Purchase Obligation: An obligation of the Depositor, Sponsor [or AHMC] to repurchase Loans under the circumstances and in the manner provided in Section 2.3.

Purchase Price: With respect to any Loan to be purchased pursuant to a Purchase Obligation, or any Loan to be purchased or repurchased relating to an REO Property, and as confirmed by an Officers’ Certificate from the Master Servicer to the Trustee and the Securities Administrator, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or in the case of an REO Property being purchased as provided in Section 9.1, 100% of the fair market value of such REO Property), (ii) in the case of (x) a Loan, accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or advanced by the applicable Servicer or the Master Servicer, which payment or Advance had as of the date of purchase been distributed pursuant to Section 4.1, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Net Mortgage Rate from the date interest was last paid by the related Mortgagor or advanced by the applicable Servicer or the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest in accordance with the applicable Servicing Agreement, (iii) any unreimbursed Servicing Advances and Advances (including Nonrecoverable Advances) and any unpaid Servicing Fees or Master Servicing Fees allocable to such Loan or REO Property and (iv) in the case of a Loan required to be purchased pursuant to Section 2.3, expenses reasonably incurred or to be incurred by the Master Servicer, the Servicers, the Trustee or the Securities Administrator in respect of the breach or defect giving rise to a Purchase Obligation and any costs and damages incurred by the Trust Fund in connection with any violation by any such Loan of any predatory or abusive lending law.

Rating Agency: Initially, each of Moody’s and S&P; thereafter, each nationally recognized statistical rating organization that has rated the Certificates at the request of the Depositor, or their respective successors in interest.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by each Rating Agency.

Realized Loss: With respect to any Distribution Date and any Liquidated Loan which became a Liquidated Loan during the related Prepayment Period, the sum of (i) the Principal Balance of such Loan remaining outstanding (after all recoveries of principal, including net Liquidation Proceeds, have been applied thereto) and the principal portion of Nonrecoverable Advances with respect to such Loan which have been reimbursed from amounts received in respect of the Loans in such Loan Group other than the related Loan, and (ii) the accrued interest on such Loan remaining unpaid and the interest portion of Nonrecoverable Advances with respect to such Loan which have been reimbursed from amounts received in respect of the Loans in such Loan Group other than the related Loan. The amounts described in clause (i) shall be the principal portion of Realized Losses and the amounts described in clause (ii) shall be the interest portion of Realized Losses. In addition, to the extent a Servicer receives Subsequent Recoveries with respect to any defaulted Loan, the amount of the Realized Loss with respect to that defaulted Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

Record Date: With respect to the Adjustable Rate Certificates, the Business Day prior to the related Distribution Date and with respect to the Certificates other than the Adjustable Rate Certificates, the last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

Reference Banks: Barclay’s Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

Regular Interest Certificates: The Certificates, other than the Class R Certificates.

Regulation S Permanent Global Certificate: As defined in Section 5.1.

Regulation S Temporary Global Certificate: As defined in Section 5.1.

Release Date: The 40th day after the later of (i) commencement of the offering of the Certificates and (ii) the Closing Date.

Relief Act: The Servicemembers Relief Act of 2003, as amended, or similar state or local laws.

Relief Act Interest Shortfall: With respect to any Distribution Date and a Loan, any reduction in the amount of interest collectible on such Loan for the most recently ended calendar month immediately preceding such Distribution Date as a result of the application of the Relief Act.

[Remaining Pre-Funded Amount: With respect to any Group I Loans, an amount equal to the Original Pre-Funded Amount minus the amount equal to 100% of the aggregate outstanding Principal Balance of the Subsequent Loans transferred to such Loan Group during the Pre-Funding Period.]

REMIC: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Opinion: An Opinion of Counsel stating that, under the REMIC Provisions, any contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interests: Any of the REMIC I Regular Interests or Regular Interest Certificates.

REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) the Loans (exclusive of payments of principal and interest due on or before the Cut-Off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Loans (exclusive of any late payment charges received on the Loans), together with all documents included in the related Mortgage File, subject to Section 2.1; (ii) such funds or assets as from time to time are deposited in the Distribution Account and belonging to the Trust Fund; (iii) any REO Property in respect of a Loan; (iv) the primary hazard insurance policies, if any, the primary insurance policies, if any, and all other insurance policies with respect to the Loans; (v) the Depositor’s interest in respect of the representations and warranties made by Sponsor in the Sponsor Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.1 hereof; and (vi) the Depositor’s interest in respect of the representations and warranties made by [AHMC in the AHMC Mortgage Loan Purchase Agreement] as assigned to the Trustee pursuant to Section 2.1 hereof. Notwithstanding the foregoing, however, REMIC I specifically excludes the Class [___] Reserve Fund, the Cap Contract, the Pre-Funding Account, the Capitalized Interest Account and any payments made thereunder.

REMIC I Regular Interests:  Any of the separate non-certificated beneficial ownership interests in REMIC I (as defined in the Preliminary Statement) issued hereunder and designated as a Regular Interest in REMIC I. Each REMIC I Regular Interest (other than REMIC I Regular Interest LT-IAPO, REMIC I Regular Interest LT-IIAPO, REMIC I Regular Interest LT-P1 and REMIC I Regular Interest LT-P2) shall accrue interest at the related Uncertificated REMIC I Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC I Regular Interest LT-IAIO and REMIC I Regular Interest LT-IIAIO) subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC II: The pool of assets consisting of the REMIC I Regular Interests and all payments of principal or interest on or with respect to the REMIC I Regular Interests after the Cut-Off Date.

REMIC II Certificates: The Group I Senior Certificates, Group II Senior Certificates, Class P Certificates and Subordinate Certificates.

Remittance Report: A report by the Securities Administrator pursuant to Section 4.6.

REO Disposition: The sale or other disposition of an REO Property on behalf of REMIC I.

REO Imputed Interest: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Scheduled Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

REO Property: A Mortgaged Property, title to which has been acquired by a Servicer on behalf of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise.

Residual Certificateholder: The registered Holder of a Class R Certificate.

Residual Certificates: The Class R Certificates. Components R-1 and R-2 of the Class R Certificates are hereby designated as the sole Class of “residual interests” in each of REMIC I and REMIC II, respectively.

Responsible Officer: When used with respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. When used with respect to the Master Servicer or the Securities Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice-President, any Assistant Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller, any Assistant Controller or any other officer customarily performing functions similar to those performed by any of the above-designated officers and in each case having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject. When used with respect to the Depositor or any other Person, the Chairman or Vice-Chairman of the Board of Directors, the Chairman or Vice-Chairman of any executive committee of the Board of Directors, the President, any Vice-President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, or any other officer of the Depositor customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

S&P: Standard & Poor’s, a division of The McGraw Hill Companies, Inc., provided, that at any time it is a Rating Agency.

Scheduled Principal Balance: With respect to any Loan and a Due Date, the unpaid principal balance of such Loan as specified in the amortization schedule (before any adjustment to such schedule by reason of bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) for such Due Date, after giving effect to any previously applied Curtailments, the payment of principal on such Due Date and any reduction of the Principal Balance of such Loan by a bankruptcy court, irrespective of any delinquency in payment by the related Mortgagor.

Securities Act: The Securities Act of 1933, as amended.

Securities Administrator: As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

Senior Certificates: The Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class R Certificates.

Senior Interest Shortfall Amount: For any Distribution Date and the Senior Certificates of a Loan Group (other than the Class [__] Certificates and Class [__] Certificates) will be equal to that amount by which the Interest Distribution Amount payable to the related Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) on such Distribution Date exceeds the related Available Distribution Amount.

Senior Liquidation Amount: For any Distribution Date and a Loan Group, the aggregate with respect to each related Loan which became a Liquidated Loan during the related Prepayment Period, of the lesser of: (i) the related Senior Percentage of the Principal Balance of such Loan (exclusive of the Group I Discount Fraction thereof, if such Loan is a Group I Discount Loan or the Group II Discount Fraction thereof, if such Loan is a Group II Discount Loan), and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to such Loan (exclusive of the Group I Discount Fraction thereof, if such Loan is a Group I Discount Loan or the Group II Discount Fraction thereof, if such Loan is a Group II Discount Loan).

Senior Percentage: As of the Closing Date, [__]%, with respect to the Group I Loans, and [__]% with respect to the Group II Loans; thereafter, for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the related Senior Certificates (other than the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates), immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Loans in such Loan Group, in each case as of the first day of the related Due Period (exclusive of the Group I Discount Fraction of any such Loan, if such Loan is a Group I Discount Loan or the Group II Discount Fraction of any such Loan, if such Loan is a Group II Discount Loan).

Senior Prepayment Percentage: For any Loan Group and any Distribution Date, the percentage indicated in the following table:

Distribution Date Occurring In	Senior Prepayment Percentage
[________] through [________]	100%
[________] through [________]	Senior Percentage + 70% of the Subordinate Percentage
[________] through [________]	Senior Percentage + 60% of the Subordinate Percentage
[________] through [________]	Senior Percentage + 40% of the Subordinate Percentage
[________] through [________]	Senior Percentage + 20% of the Subordinate Percentage
[________] and thereafter	Senior Percentage

Notwithstanding the foregoing, the Senior Prepayment Percentage with respect to each Loan Group, will be equal to 100% on any Distribution Date on which (i) the Aggregate Senior Percentage for that Distribution Date exceeds the Aggregate Senior Percentage as of the Closing Date or (ii) the aggregate Scheduled Principal Balance of the Loans (including Loans in bankruptcy, foreclosure and related REO Property) which are 60 or more days delinquent (averaged over the preceding six-month period), as a percentage of the Aggregate Subordinate Amount, is equal to or greater than 50% as of such Distribution Date, or cumulative Realized Losses on the Loans allocated to the Subordinate Certificates are greater than the following amounts:

Distribution Date Occurring In	Percentage of the Aggregate Subordinate Amount as of the Cut-Off Date
[________] through [________]	30%
[________] through [________]	35%
[________] through [________]	40%
[________] through [________]	45%
[________] and thereafter	50%

If on any Distribution Date the allocation to the Senior Certificates of a Loan Group (other than the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates) of Principal Prepayments in the percentage required would reduce the sum of the aggregate Certificate Principal Balances of the related Senior Certificates (other than the Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates) below zero, the Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce such sum to zero.

Senior Principal Distribution Amount: With respect to any Distribution Date and a Loan Group, the sum of the following for that Distribution Date:

(1)
the related Senior Percentage of the related Principal Distribution Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or the portion thereof attributable to the Group II Discount Fractional Principal Amount, as applicable);

(2)
the related Senior Prepayment Percentage of the related Principal Prepayment Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or the portion thereof attributable to the Group II Discount Fractional Principal Amount, as applicable); and

(3)	the related Senior Liquidation Amount.

Servicer: [National City, GreenPoint, GMAC, Wells Fargo or American Home], as applicable, or any successor appointed under the applicable Servicing Agreement.

Servicer Credit Risk Management Agreement: As defined in Section 3.1.

Servicer Remittance Date: With respect to each Distribution Date shall mean (i) with respect to [National City, American Home and GMAC], the 18th day of the calendar month in which such Distribution Date occurs or, if such 18th day is not a Business Day, the Business Day immediately preceding such 18th day, (ii) with respect to [GreenPoint], the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day and (iii) with respect to [Wells Fargo], the 22nd day of the calendar month in which such Distribution Date occurs or, if such 22nd day is not a Business Day, the Business Day immediately preceding such 22nd day.

Servicing Advances: The customary reasonable and necessary “out-of-pocket” costs and expenses incurred prior to or on or after the Cut-Off Date by the related Servicer in connection with a default, delinquency or other unanticipated event by the related Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, in respect of a particular Loan and (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property. No Servicer shall be required to make any Servicing Advance in respect of a Loan or REO Property that, in the good faith business judgment of such Servicer would not be ultimately recoverable from related Insurance Proceeds or Liquidation Proceeds on such Loan or REO Property as provided herein.

Servicing Agreement: [The National City Servicing Agreement, the GreenPoint Servicing Agreement, the GMAC 2004 Servicing Agreement, the GMAC 2005 Servicing Agreement, the Wells Fargo Servicing Agreement and the American Home Servicing Agreement], each as modified by the related Assignment Agreement.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: With respect to each Loan and for any Distribution Date, an amount equal to one twelfth of the product of the related Servicing Fee Rate multiplied by the Scheduled Principal Balance of such Loan as of the Due Date in the month preceding the month of such Distribution Date. The Servicing Fee is payable solely from collections of interest on the Loans or as otherwise provided in the related Servicing Agreement.

Servicing Fee Rate: As set forth in the related Servicing Agreement.

Servicing Officer: Any individual involved in, or responsible for, the administration and servicing of the Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee, the Depositor and the Securities Administrator on the Closing Date by each Servicer and the Master Servicer, as such lists may from time to time be amended.

Shift Percentage: Shall be 0% for the first 5 years following the Closing Date, 30% in the sixth year following the Closing Date, 40% in the seventh year following the Closing Date, 60% in the eighth year following the Closing Date, 80% in the ninth year following the Closing Date and 100% for any year thereafter.

Special Hazard Coverage: As of the Cut-Off Date $[________]. On each Anniversary, the Special Hazard Coverage will be reduced to an amount equal to the lesser of:

(1)	the greatest of:

(a)	the aggregate Principal Balance of the Loans located in the zip code containing the largest aggregate Principal Balance of the Loans;

(b)	1.0% of the aggregate Principal Balance of the Loans; and

(c)	twice the Principal Balance of the largest Loan, calculated as of the Due Date in the immediately preceding month (after giving effect to all scheduled payments whether or not received); and

(2)	the Special Hazard Coverage as of the Cut-Off Date as reduced by the Special Hazard Losses allocated to the Certificates since the Cut-Off Date.

Special Hazard Loss: The occurrence of any direct physical loss or damage to a Mortgaged Property relating to a Liquidated Loan, as reported by the related Servicer, not covered by a standard hazard maintenance policy with extended coverage which is caused by or results from any cause except: (i) fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, vandalism, aircraft, vehicles, smoke, sprinkler leakage, except to the extent of that portion of the loss which was uninsured because of the application of a co-insurance clause of any insurance policy covering these perils; (ii) normal wear and tear, gradual deterioration, inherent vice or inadequate maintenance of all or part thereof; (iii) errors in design, faulty workmanship or materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss; (iv) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by this definition of Special Hazard Loss; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government or sovereign power (dejure or defacto), or by an authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence; or (viii) seizure or destruction under quarantine or customs regulations, or confiscation by order of any government or public authority.

Sponsor: DB Structured Products, Inc., or its successor in interest, in its capacity as seller under the Sponsor Mortgage Loan Purchase Agreement and in its capacity as assignor under the Assignment Agreements [(other than the American Home Assignment Agreement)].

Sponsor Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement dated as of [_______], 200[__] between the Depositor and Sponsor.

Startup Day: With respect to each REMIC, the day designated as such pursuant to Section 10.1(b) hereof.

Subordinate Certificates: The Class M Certificates and Class B Certificates.

Subordinate Liquidation Amount: For a Distribution Date and a Loan Group, the excess, if any, of (i) the aggregate Liquidation Principal for all Loans in such Loan Group which became Liquidated Loans during the related Prepayment Period, over (ii) the related Senior Liquidation Amount for such Distribution Date and the Group I Discount Fraction of Liquidation Principal with respect to Group I Discount Loans or the Group II Discount Fraction of Liquidation Principal with respect to Group II Discount Loans, as applicable, received during the related Prepayment Period.

Subordinate Percentage: For any Distribution Date and a Loan Group, 100% minus the related Senior Percentage for such date. As of the Closing Date, the Subordinate Percentage will be [__]% with respect to the Group I Loans, and [__]% with respect to the Group II Loans.

Subordinate Prepayment Percentage: For any Distribution Date, 100% minus the related Senior Prepayment Percentage. As of the Closing Date, the Subordinate Prepayment Percentage will be 0% for each Loan Group.

Subordinate Principal Distribution Amount: With respect to any Distribution Date and a Loan Group, an amount equal to the sum of the following for that Distribution Date:

(1)
the related Subordinate Percentage of the related Principal Distribution Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or the portion thereof attributable to the Group II Discount Fractional Principal Amount, as applicable);

(2)
the related Subordinate Principal Prepayment Amount (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount or the portion thereof attributable to the Group II Discount Fractional Principal Amount, as applicable); and

(3)	the related Subordinate Liquidation Amount.

provided, however, that the Subordinate Principal Distribution Amount for the Group I Loans shall be reduced by the amounts required to be distributed to the Class [___] Certificates with respect to the Group I Discount Fractional Principal Shortfall on such Distribution Date and the amounts required to be distributed to the Senior Certificates of a Loan Group in connection with any Collateral Deficiency Amount; provided further that the Subordinate Principal Distribution Amount for the Group II Loans shall be reduced by the amounts required to be distributed to the Class [___] Certificates with respect to the Group II Discount Fractional Principal Shortfall on such Distribution Date and the amounts required to be distributed to the Senior Certificates of a Loan Group in connection with any Collateral Deficiency Amount. Any reduction in the Subordinate Principal Distribution Amount pursuant to the foregoing proviso shall offset the amount calculated pursuant to clause (1), clause (3) and clause (2) above, in that order.

Subordinate Principal Prepayment Amount: For any Distribution Date and a Loan Group, the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for such Distribution Date (exclusive of the portion thereof attributable to the Group I Discount Fractional Principal Amount for that Distribution Date or the portion thereof attributable to the Group II Discount Fractional Principal Amount for that Distribution Date, as applicable).

Subordination Level: On any specified date with respect to any Class of Subordinate Certificates, the percentage obtained by dividing: (1) the sum of the aggregate Certificate Principal Balances of all Classes of Subordinate Certificates which are subordinate in right of payment to such Class as of such date, before giving effect to distributions of principal or allocations of related Realized Losses on such date; by (2) the sum of the aggregate Certificate Principal Balances of all Classes of Certificates (other than the Class [__], Class [__] and Class [__] Certificates) as of such date, before giving effect to distributions of principal or allocations of related Realized Losses on such date.

[Subsequent Cut-off Date: With respect to those Subsequent Loans sold to the Trust pursuant to a Subsequent Transfer Instrument, the later of (i) first day of the month in which the related Subsequent Transfer Date occurs or (ii) the date of origination of such Loan.]

[Subsequent Loan: A Loan sold by the Depositor to the Trust Fund during the Pre-Funding Period pursuant to Section 2.6, such Loan being identified on the Loan Schedule attached to a Subsequent Transfer Instrument and assigned to the Group I Loans.]

[Subsequent Loan Purchase Agreement: The agreement between the Depositor and Sponsor, regarding the transfer of the Subsequent Loans by Sponsor to the Depositor.]

Subsequent Recoveries: With respect to any Distribution Date, all amounts received during the related Prepayment Period by the related Servicer specifically related to a defaulted Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Loan.

[Subsequent Transfer Date: With respect to each Subsequent Transfer Instrument, the date on which the related Subsequent Loans are transferred to the Trust Fund.]

[Subsequent Transfer Instrument: Each Subsequent Transfer Instrument, dated as of a Subsequent Transfer Date, executed by the Trustee and the Depositor substantially in the form attached hereto as Exhibit E, by which Subsequent Loans are transferred to the Trust Fund.]

Substitute Loan: A mortgage loan substituted for a Deleted Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Interest Rate not less than (and not more than one percentage point in excess of) the Mortgage Interest Rate of the Deleted Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, (iv) have the same Due Date as the Due Date on the Deleted Loan, (v) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Loan as of such date, (vi) have a risk grading at least equal to the risk grading assigned on the Deleted Loan, (vii) is a “qualified mortgage” as defined in the REMIC Provisions and (viii) conform to each representation and warranty set forth in Section 6 of the related Mortgage Loan Purchase Agreement applicable to the Deleted Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Interest Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Interest Rates, the terms described in clause (iii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (v) hereof shall be satisfied as to each such Substitute Loan, the risk gradings described in clause (vi) hereof shall be satisfied as to each such Substitute Loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clauses (vii) and (viii) hereof must be satisfied as to each Substitute Loan or in the aggregate, as the case may be.

Tax Matters Person: The Holder of the Class R Certificates issued hereunder or any Permitted Transferee of such Class R Certificateholder shall be the initial “tax matters person” for REMIC I and REMIC II within the meaning of Section 6231(a)(7) of the Code.

Termination Price: As defined in Section 9.1.

Transferee: Any Person who is acquiring by an Ownership Interest in a Junior Subordinate Certificate or Residual Certificate.

Trust Fund: Collectively, all of the assets of REMIC I, REMIC II, the Cap Contract, the Class I-A-1 Reserve Fund, the Pre-Funding Account, the Capitalized Interest Account and any amounts on deposit therein and any proceeds thereof.

Trust REMIC: Any of REMIC I or REMIC II.

Trustee: [Name of Trustee,] or its successor in interest, or any successor trustee appointed as herein provided.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Prepayment Interest Shortfalls and shortfalls resulting from application of the Relief Act.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the principal amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Sections 4.1 and 4.3, as applicable and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses, as provided in Sections 4.2. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero.

Uncertificated REMIC I Pass-Through Rate: With respect to REMIC I Regular Interests LT-IA1, LT-IA3, LT-IA4, LT-IA5, LT-IA7, LT-IA8, LT-IIA1, LT-IIA2, LT-IIA3, LT-IIA4, LT-M, LT-B1, LT-B2, LT-B3, LT-B4, LT-B5 and LT-R [5.50]% per annum. With respect to REMIC I Regular Interest LT-IAIO, the percentage equivalent of a fraction the numerator of which is equal to the product of (i) the excess of (a) the weighted average of the Net Mortgage Rates of the Group I Non-Discount Loans over (b) [5.500]% and (ii) the aggregate Principal Balance of the Group I Non-Discount Loans and the denominator of which is equal to the aggregate Principal Balance of the Group I Loans. With respect to REMIC I Regular Interest LT-IIAIO, the percentage equivalent of a fraction the numerator of which is equal to the product of (i) the excess of (a) the weighted average of the Net Mortgage Rates of the Group II Non-Discount Loans over (b) [5.500]% and (ii) the aggregate Principal Balance of the Group II Non-Discount Loans and the denominator of which is equal to the aggregate Principal Balance of the Group II Loans. With respect to REMIC I Regular Interests LT-P1, LT-P2, LT-IAPO and LT-IIAPO, [0.00]%.

Underwriter: Deutsche Bank Securities Inc.

Uninsured Cause: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.9.

U.S. Person: A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part 1 of subchapter J of chapter 1 of the Code), and which was treated as a U.S. Person on August 20, 1996 may elect to continue to be treated as a U.S. Person notwithstanding the previous sentence.

Verification Agent: As defined in Section 3.28.

Verification Report: As defined in Section 3.28.

Wells Fargo: Wells Fargo Bank, National Association, or any successor thereto.

[Wells Fargo Custodial Agreement: The Custodial Agreement dated as of [_______], 200[__], among the Trustee, Wells Fargo as Custodian and as a Servicer, National City and GreenPoint as such agreement may be amended or supplemented from time to time.]

[Wells Fargo Servicing Agreement: Shall mean the Seller’s Warranties and Servicing Agreement, dated as of May 1, 2005, between Sponsor and Wells Fargo, as amended (as modified pursuant to the related Assignment Agreement).]

Section 1.2 Allocation of Certain Interest Shortfall.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls incurred in respect of the Loans for any Distribution Date shall be allocated to the REMIC I Regular Interests, pro rata, to the extent of one month’s interest at the then applicable respective Uncertificated REMIC I Pass-Through Rate on the Uncertificated Principal Balance of each such REMIC I Regular Interest.

ARTICLE II
CONVEYANCE OF TRUST FUND;
ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.1 Conveyance of Trust Fund. The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Loans identified on the Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreements, the Servicing Agreements, the Assignment Agreements, the Subsequent Mortgage Loan Purchase Agreement and such assets as shall from time to time be credited or a required by the terms of this Agreement to be credited to the Pre-Funding Account and Capitalized Interest Account, (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor or the applicable Servicer on or with respect to the Loans (other than payments of principal and interest due on such Loans on or before the Cut-Off Date). The Depositor herewith delivers to the Trustee executed copies of the Mortgage Loan Purchase Agreements and the Assignment Agreements (with copies of the related Servicing Agreements attached thereto).

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the applicable Custodian pursuant to the applicable Custodial Agreement the documents with respect to each Loan as described under Section 2 of the applicable Custodial Agreement (the “Loan Documents”). In connection with such delivery and as further described in the applicable Custodial Agreement, the applicable Custodian will be required to review such Loan Documents and deliver to the Trustee, the Depositor, the Master Servicer and Sponsor [or AHMC, as applicable], certifications (in the forms attached to the applicable Custodial Agreement) with respect to such review with exceptions noted thereon. In addition, the Depositor under the Custodial Agreements will have to cure certain defects with respect to the Loan Documents for the related Loans after the delivery thereof by the Depositor to the Custodians as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by Section 3.12, and preparation and delivery of the certifications shall be performed by the Custodians pursuant to the terms and conditions of the Custodial Agreements.

The Depositor shall deliver or cause the related originator to deliver to the related Servicer copies of all trailing documents required to be included in the related Mortgage File at the same time the originals or certified copies thereof are delivered to the Trustee or applicable Custodian, such documents including the mortgagee policy of title insurance and any Loan Documents upon return from the recording office. The Servicers shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicers to be reimbursed for any such costs the Servicers may incur in connection with performing its obligations under this Agreement.

The Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreements, which contains, among other representations and warranties, a representation and warranty of Sponsor [or AHMC, as applicable,] that no Loan sold by it to the Depositor is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)) and (ii) Substitute Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreements, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor [or AHMC, as applicable,] that no Substitute Loan sold by it to the Depositor is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)). The Depositor and the Trustee on behalf of the Trust understand and agree that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

Section 2.2 Acceptance by Trustee. The Trustee acknowledges receipt, subject to the provisions of Section 2.1 hereof and Section 2 of the Custodial Agreements, of the Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (ii), (to the extent of amounts deposited into the Distribution Account), (iv) and (v) and declares that it holds (or the applicable Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Loan Document, and that it holds (or the applicable Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

Section 2.3 Repurchase or Substitution of Loans.

(a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by Sponsor [or AHMC, as applicable], of any representation, warranty or covenant under the [related] Mortgage Loan Purchase Agreement in respect of any Loan that materially and adversely affects the value of such Loan or the interest therein of the Certificateholders, the Trustee or the applicable Custodian shall promptly notify Sponsor [or AHMC, as applicable], of such defect, missing document or breach and request that Sponsor [or AHMC, as applicable], deliver such missing document, cure such defect or breach within sixty (60) days from the date Sponsor [or AHMC, as applicable], was notified of such missing document, defect or breach, and if Sponsor [or AHMC, as applicable], does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of Sponsor [or AHMC, as applicable], under the [related] Mortgage Loan Purchase Agreement to repurchase such Loan from REMIC I at the Purchase Price within ninety (90) days after the date on which Sponsor [or AHMC, as applicable], was notified of such missing document, defect or breach, if and to the extent that Sponsor [or AHMC, as applicable], is obligated to do so under the [related] Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Loan shall be deposited in the Distribution Account and the Trustee, upon receipt of written certification from the Securities Administrator of such deposit and receipt by the applicable Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the applicable Custodial Agreement, shall release or cause the applicable Custodian to release to Sponsor [or AHMC, as applicable], the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as Sponsor [or AHMC, as applicable], shall furnish to it and as shall be necessary to vest in Sponsor [or AHMC, as applicable], any Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Loan as provided above, if so provided in the [related] Mortgage Loan Purchase Agreement, Sponsor [or AHMC, as applicable], may cause such Loan to be removed from REMIC I (in which case it shall become a Deleted Loan) and substitute one or more Substitute Loans in the manner and subject to the limitations set forth in Section 2.3(b). It is understood and agreed that the obligation of Sponsor [and AHMC] to cure or to repurchase (or to substitute for) any Loan sold by it to the Depositor as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders. Notwithstanding the foregoing, if the representation made by Sponsor [or AHMC, as applicable], in Section 6(xxiv) of the [related] Mortgage Loan Purchase Agreement is breached, the Trustee shall enforce the obligation of Sponsor [or AHMC, as applicable], to repurchase such Loan at the Purchase Price, or to provide a Substitute Loan (plus any costs and damages incurred by the Trust Fund in connection with any violation by any such Loan of any predatory or abusive lending law) within ninety (90) days after the date on which Sponsor [or AHMC, as applicable,] was notified of such breach.

In addition, promptly upon the earlier of discovery by the Master Servicer or receipt of notice from a Servicer or Sponsor [or AHMC, as applicable,] to a Responsible Officer of the Master Servicer of the breach of the representation of Sponsor [or AHMC, as applicable,] set forth in Section 5(x) of the [related] Mortgage Loan Purchase Agreement which materially and adversely affects the interests of the Holders of the Certificates in any Prepayment Charge, the Master Servicer shall promptly notify Sponsor [or AHMC, as applicable,] and the Trustee of such breach. The Trustee shall enforce the obligations of Sponsor [or AHMC, as applicable,] under the [related] Mortgage Loan Purchase Agreement to remedy such breach to the extent and in the manner set forth in the [related] Mortgage Loan Purchase Agreement.

(b) Any substitution of Substitute Loans for Deleted Loans made pursuant to Section 2.3(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

As to any Deleted Loan for which Sponsor [or AHMC, as applicable,] substitutes a Substitute Loan or Loans, such substitution shall be effected by Sponsor [or AHMC, as applicable,] delivering to the Trustee or the applicable Custodian on behalf of the Trustee, for such Substitute Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the applicable Custodial Agreement, as applicable, together with an Officers’ Certificate providing that each such applicable Substitute Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The applicable Custodian on behalf of the Trustee shall acknowledge receipt of such Substitute Loan or Loans and, within ten (10) Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the Master Servicer, with respect to such Substitute Loan or Loans, an initial certification pursuant to the applicable Custodial Agreement, with any applicable exceptions noted thereon. Within one year of the date of substitution, the applicable Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the Master Servicer a final certification pursuant to the applicable Custodial Agreement with respect to such Substitute Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Substitute Loans in the month of substitution are not part of REMIC I and shall be retained by Sponsor [or AHMC, as applicable]. For the month of substitution, distributions to Certificateholders shall reflect the Monthly Payment due on such Deleted Loan on or before the Due Date in the month of substitution, and Sponsor [or AHMC, as applicable,] shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Loan Schedule to reflect the removal of such Deleted Loan from the terms of this Agreement and the substitution of the Substitute Loan or Loans and shall deliver a copy of such amended Loan Schedule to the Trustee and the Master Servicer. Upon such substitution, such Substitute Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the [related] Mortgage Loan Purchase Agreement including all applicable representations and warranties thereof included herein or in the [related] Mortgage Loan Purchase Agreement.

For any month in which Sponsor [or AHMC, as applicable,] substitutes one or more Substitute Loans for one or more Deleted Loans, the Master Servicer shall determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Loans exceeds the aggregate of, as to each such Substitute Loan, the Scheduled Principal Balance thereof as of the Due Date in the month of substitution, together with one month’s interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding Advances and Servicing Advances (including Nonrecoverable Advances) related thereto. On the date of such substitution, Sponsor [or AHMC, as applicable,] shall deliver or cause to be delivered to the Securities Administrator for deposit in the Distribution Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the applicable Custodian on behalf of the Trustee, upon receipt of the related Substitute Loan or Loans and certification by the Securities Administrator of such deposit and receipt by the applicable Custodian of a properly completed request for release for such Loan in the form of Exhibit 3 to the applicable Custodial Agreement, shall release to Sponsor [or AHMC, as applicable,] the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as Sponsor [or AHMC, as applicable,] shall deliver to it and as shall be necessary to vest therein any Deleted Loan released pursuant hereto.

In addition, Sponsor [or AHMC, as applicable,] shall obtain at its own expense and deliver to the Trustee, the Master Servicer, the Securities Administrator and the Depositor an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c) Upon discovery by the Depositor, Sponsor, [AHMC,] the Master Servicer or the Trustee that any Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties. In connection therewith, Sponsor [or AHMC, as applicable,] shall repurchase or substitute one or more Substitute Loans for the affected Loan within ninety (90) days of the earlier of discovery or receipt of such notice with respect to such affected Loan. Such repurchase or substitution shall be made by (i) Sponsor [or AHMC, as applicable,] if the affected Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by Sponsor [or AHMC, as applicable,] under the [related] Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Loan’s status as a non-qualified mortgage does not result from a breach of representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.3(a). The Trustee shall reconvey to Sponsor [, AHMC] or the Depositor the Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Loan repurchased for breach of a representation or warranty.

(d) Within ninety (90) days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.5 which materially and adversely affects the interests of the related Certificateholders in any Loan or Prepayment Charge, the Master Servicer shall cure such breach in all material respects.

Section 2.4 Authentication and Delivery of Certificates; Designation of Certificates as REMIC Regular Interests and Residual Interests.

(a) The Trustee acknowledges the transfer to the extent provided herein and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has caused the Securities Administrator to execute and authenticate and has delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates evidencing the entire ownership of the Trust Fund.

(b) This Agreement shall be construed so as to carry out the intention of the parties that each of REMIC I and REMIC II be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated. The “regular interests” (within the meaning of Section 860G(a)(1) of the Code) in REMIC II shall consist of the Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___], Class [___]and Class [___]Certificates. The “residual interest” (within the meaning of Section 860G(a)(2) of the Code) in REMIC II shall consist of Component R-2. The “regular interests” (within the meaning of Section 860G(a)(1) of the Code) of REMIC I shall consist of the REMIC I Regular Interests. The “residual interest” (within the meaning of Section 860(G)(a)(2) of the Code) of REMIC I shall consist of Component R-1.

Section 2.5 Representations and Warranties of the Master Servicer. The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificateholders and the Depositor that as of the Closing Date or as of such date specifically provided herein:

(a) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(b) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(c) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (i) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (ii) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (A) the ability of the Master Servicer to perform its obligations under this Agreement or (B) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(d) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(e) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

(f) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (i) that might prohibit its entering into this Agreement, (ii) seeking to prevent the consummation of the transactions contemplated by this Agreement or (iii) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(g) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.5 shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

Section 2.6 [Conveyance of Subsequent Loans.]

(a) Subject to the conditions set forth in paragraph (b) below, in consideration of the Securities Administrator’s delivery, on behalf of the Trustee, on the Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and convey without recourse to the Trust Fund but subject to the other terms and provisions of this Agreement all of the right, title and interest of the Depositor in and to (i) the Subsequent Loans identified on the Loan Schedule attached to the related Subsequent Transfer Instrument delivered by the Depositor on such Subsequent Transfer Date, (ii) all interest accruing thereon on and after the Subsequent Cut-Off Date and all collections in respect of interest and principal due after the Subsequent Cut-Off Date and (iii) all items with respect to such Subsequent Loans to be delivered pursuant to Section 2.1 and the other items in the related Mortgage Files; provided, however, that the Depositor reserves and retains all right, title and interest in and to principal received and interest accruing on the Subsequent Loans prior to the related Subsequent Cut-Off Date. The transfer to the Trustee for deposit in the Trust Fund by the Depositor of the Subsequent Loans identified on the Loan Schedule shall be absolute and is intended by the Depositor, the Trustee and the Certificateholders to constitute and to be treated as a sale of the Subsequent Loans by the Depositor to the Trust Fund. The related Mortgage File for each Subsequent Loan shall be delivered to the Trustee (or the applicable Custodian on its behalf) at least three (3) Business Days prior to the related Subsequent Transfer Date.

The purchase price paid by the Trustee on behalf of the Trust Fund from amounts released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate Principal Balance of the related Subsequent Loans so transferred (as identified on the Loan Schedule provided by the Depositor). This Agreement shall constitute a fixed-price purchase contract in accordance with Section 860G(a)(3)(A)(ii) of the Code.

(b) The Depositor shall transfer to the Trustee for deposit in the Trust Fund the Subsequent Loans and the other property and rights related thereto as described in paragraph (a) above, and the Securities Administrator shall release funds from the Pre-Funding Account only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

(i) the Depositor shall have provided the Trustee, the Securities Administrator and the Rating Agencies with a timely addition notice substantially in the form set forth on Exhibit D hereto (an “Addition Notice”) and shall have provided any information reasonably requested by the Trustee with respect to the Subsequent Loans;

(ii) the Depositor shall have delivered to the Trustee and the Securities Administrator a duly executed Subsequent Transfer Instrument, substantially in the form of Exhibit E, which shall include a Loan Schedule listing the Subsequent Loans, and Sponsor shall have delivered a computer file acceptable to the Trustee and the Securities Administrator containing such Loan Schedule to the Trustee and the Securities Administrator at least three (3) Business Days prior to the related Subsequent Transfer Date;

(iii) as of each Subsequent Transfer Date, as evidenced by delivery of the Subsequent Transfer Instrument, the Depositor shall not be insolvent nor shall it have been rendered insolvent by such transfer nor shall it be aware of any pending insolvency;

(iv) such sale and transfer shall not result in a material adverse tax consequence to the Trust Fund or the Certificateholders;

(v) the Pre-Funding Period shall not have terminated;

(vi) the Depositor shall not have selected the Subsequent Loans in a manner that it believed to be adverse to the interests of the Certificateholders;

(vii) the Depositor shall have delivered to the Trustee (with a copy to the Securities Administrator) a Subsequent Transfer Instrument confirming the satisfaction of the conditions precedent specified in this Section 2.6 and, pursuant to the Subsequent Transfer Instrument, assigned to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, to the extent of the Subsequent Loans;

(viii) the Depositor shall have delivered to the Trustee an Opinion of Counsel addressed to the Trustee and the Rating Agencies with respect to the transfer of the Subsequent Loans substantially in the form of the Opinion of Counsel delivered to the Trustee on the Closing Date regarding the true sale of the Subsequent Loans; and

(ix) [GMAC] or a successor to [GMAC], appointed in accordance with the terms of this Agreement, is the servicer of the Subsequent Loans.

(c) Each Subsequent Loan that has been identified and is expected to be sold to the trust on the related Subsequent Transfer Date will have the characteristics set forth below as of the Cut-Off Date. In addition, the obligation of the Trust Fund to purchase any Subsequent Loan that has not been identified on the Cut-Off Date, but is sold to the Trust during the Pre-Funding Period, is subject to the satisfaction of the conditions set forth in the immediately preceding paragraph and the accuracy of the following representations and warranties with respect to each such Subsequent Loan determined as of the applicable Subsequent Transfer Date: (i) such Subsequent Loan may not be fifty-nine (59) or more days delinquent as of the last day of the month preceding the Subsequent Cut-Off Date; (ii) the servicer of each Subsequent Loan will be [GMAC] (or its successor); (iii) such Subsequent Loan will be secured by a first lien; (iv) the original term to stated maturity of such Subsequent Loan will be no less than [___] months; (v) the latest maturity date of any Subsequent Loan will be no later than [_______]; (vi) no Subsequent Loan will have a first payment date occurring after [_______], 2007; (vii) such Subsequent Loan will have a credit score of not less than [____]; (viii) such Subsequent Loan will not have a loan-to-value ratio greater than [___]%; and (ix) such Subsequent Loan will not have a principal balance greater than $[______].

(d) As of each Subsequent Cut-Off Date, the aggregate of the Subsequent Loans identified and expected to be sold to the trust on the related Subsequent Transfer Date, including any Subsequent Loans that have not been identified on the Cut-Off Date and are sold to the trust during the Pre-Funding Period, will satisfy the following criteria: (i) have a weighted average credit score greater than approximately [___]; (ii) have no less than approximately [___]% of the Mortgaged Properties be owner occupied; (iii) have no less than approximately [___]% of the Mortgaged Properties be single family detached or planned unit developments; (iv) have no more than approximately [___]% of the Subsequent Loan be cash out refinance; (v) have a weighted average remaining term to stated maturity of less than approximately [___] months; (vi) have a weighted average loan-to-value ratio of not more than approximately [___]%; (vii) no more than approximately [___]% of the Subsequent Loan by aggregate principal balance will be concentrated in one state; and (viii) be acceptable to the Rating Agencies.

(e) Notwithstanding the foregoing, any Subsequent Loan may be rejected by any Rating Agency if the inclusion of any such Subsequent Loan would adversely affect the ratings of any Class of Certificates. At least one (1) Business Day prior to the Subsequent Transfer Date, each Rating Agency shall notify the Trustee and the Securities Administrator as to which Subsequent Loans, if any, shall not be included in the transfer on the Subsequent Transfer Date; provided, however, that Sponsor shall have delivered to each Rating Agency at least three (3) Business Days prior to such Subsequent Transfer Date a computer file acceptable to each Rating Agency describing the characteristics specified in paragraphs (c) and (d) above.]

Section 2.7 Establishment of the Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__]” and does hereby appoint [Name of Trustee], as Trustee in accordance with the provisions of this Agreement.

Section 2.8 Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c) to make payments on the Certificates;

(d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.8 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III
ADMINISTRATION AND SERVICING OF THE LOANS; ACCOUNTS

Section 3.1 Master Servicer. The Master Servicer shall supervise, monitor and oversee the obligation of the Servicers to service and administer their respective Loans in accordance with the terms of the applicable Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with each Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Servicer and shall cause each Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under the applicable Servicing Agreement. The Master Servicer shall independently and separately monitor each Servicer’s servicing activities with respect to each related Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicers’ and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 4.6 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Loan monitoring with the actual remittances of the Servicers to the Distribution Account pursuant to the applicable Servicing Agreements.

Notwithstanding anything in this Agreement or any Servicing Agreement to the contrary, the Master Servicer shall not have any duty or obligation to enforce any Credit Risk Management Agreement that a Servicer is a party to (a “Servicer Credit Risk Management Agreement”) or to supervise, monitor or oversee the activities of the Credit Risk Manager under any such Servicer Credit Risk Management Agreement with respect to any action taken or not taken by the applicable Servicer pursuant to a recommendation of the Credit Risk Manager.

The Trustee shall furnish the Servicers and the Master Servicer with any limited powers of attorney and other documents, each in a form acceptable to it, necessary or appropriate to enable the Servicers and the Master Servicer to service or master service and administer the related Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or any Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or such Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

The Trustee, the Custodians and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodian or the Securities Administrator regarding the related Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodians or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodians or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodians and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, a Custodian’s or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the related Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable and, in each case, provided to the Trustee by such Servicer or Master Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property, (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Loan Document, (iii) obtain a deficiency judgment against the Mortgagor or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Loan Document or otherwise available at law or equity. The Trustee shall have no responsibility for the willful malfeasance or any wrongful or negligent actions taken by the Master Servicer or any Servicer in respect of any document delivered by the Trustee under this paragraph, and the Trustee shall be indemnified by the Master Servicer or such Servicer for any cost, liability or expense arising from the misuse thereof by the Master Servicer or such Servicer.

Section 3.2 REMIC-Related Covenants. For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall treat each REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of Sponsor, [AHMC,] the related Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Loans pursuant to this Agreement or the Trustee has received an Opinion of Counsel stating that such sale will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof prepared at the expense of the Trust Fund and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement, the Assignment Agreements or Section 2.3 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 10.1(f) hereof.

Section 3.3 Monitoring of Servicers. a) The Master Servicer shall be responsible for monitoring the compliance by each Servicer with its duties under the related Servicing Agreement. In the review of each Servicer’s activities, the Master Servicer may rely upon an officer’s certificate of any Servicer with regard to such Servicer’s compliance with the terms of its Servicing Agreement. In the event that the Master Servicer, in its judgment, determines that a Servicer should be terminated in accordance with its Servicing Agreement, or that a notice should be sent pursuant to such Servicing Agreement with respect to the occurrence of an event that, unless cured, would constitute grounds for such termination, the Master Servicer shall notify the Sponsor, [AHMC] and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate; provided, however that if defaulting Servicer is Wells Fargo, the Trustee shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Servicer under the related Servicing Agreement, and shall, in the event that a Servicer (other than Wells Fargo) fails to perform its obligations in accordance with the related Servicing Agreement, subject to the preceding paragraph, terminate the rights and obligations of such Servicer thereunder and act as servicer of the related Loans or to cause the Trustee to enter in to a new Servicing Agreement with a successor servicer selected by the Master Servicer; provided however that if the defaulting servicer is Wells Fargo, the Trustee shall terminate the rights and obligations of such Servicer and enter into a new Servicing Agreement with a successor servicer selected by it provided, further that, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed ninety (90) days) before the actual servicing functions can be fully transferred to such successor servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Trustee, as applicable, in its good faith business judgment, would require were it the owner of the related Loans. The Master Servicer or the Trustee, as applicable shall pay the costs of such enforcement at its own expense, provided that the Master Servicer or the Trustee, as applicable shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received indemnity reasonably acceptable to it for its costs and expenses in pursuing such action.

(c) To the extent that the costs and expenses of the Master Servicer related to any termination of an a Servicer, appointment of a successor servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the related Servicer as a result of an event of default by such Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Loans in accordance with the related Servicing Agreement) are not fully and timely reimbursed by the terminated Servicer, the Master Servicer or the Trustee, as applicable shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

(d) The Master Servicer shall require each Servicer to comply with the remittance requirements and other obligations set forth in the related Servicing Agreement.

(e) If the Master Servicer acts as Servicer, it shall not assume liability for the representations and warranties of the Servicer, if any, that it replaces.

Section 3.4 Fidelity Bond. The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy that would meet the requirements of Fannie Mae or Freddie Mac, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees. Any such errors and omissions policy and fidelity bond may not be cancelable without thirty (30) days’ prior written notice to the Trustee.

Section 3.5 Power to Act; Procedures. The Master Servicer shall master service the Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Loan, in each case, in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 3.3, shall not permit any Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause any REMIC to fail to qualify as a REMIC or result in the imposition of a tax upon any REMIC. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney, in form acceptable to the Trustee, empowering the Master Servicer or the related Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer or the related Servicer may request, to enable the Master Servicer to master service and administer the Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for the misuse of any such powers of attorney or any other executed documents delivered by the Trustee pursuant to this paragraph by the Master Servicer or any Servicer and shall be indemnified by the Master Servicer or such Servicer for any costs, liabilities or expenses incurred by the Trustee in connection with such misuse). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 8.10 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action authorized pursuant to this Agreement to be taken by it in the name of the Trustee, be deemed to be the agent of the Trustee.

Section 3.6 Due-on-Sale Clauses; Assumption Agreements. To the extent provided in the applicable Servicing Agreement and to the extent Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

Section 3.7 Release of Mortgage Files.

(a) Upon becoming aware of a Payoff with respect to any Loan, or the receipt by any Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the applicable Servicer will (or if the applicable Servicer does not, the Master Servicer may), if required under the applicable Servicing Agreement, promptly furnish to the applicable Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the applicable Custodial Agreement, and signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Protected Account maintained by the applicable Servicer pursuant to its Servicing Agreement have been or will be so deposited) and shall request that the applicable Custodian, on behalf of the Trustee, deliver to the applicable Servicer the related Mortgage File. Upon receipt of such certification and request, the applicable Custodian, on behalf of the Trustee, shall promptly release the related Mortgage File to the applicable Servicer and the Trustee and applicable Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such Payoff, each Servicer is authorized to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Distribution Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Loan and in accordance with the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by a Servicer or the Master Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The applicable Custodian, on behalf of the Trustee, shall, upon the request of a Servicer or the Master Servicer, and delivery to the applicable Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the applicable Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the related Servicer or the Master Servicer, as applicable. Such request for release shall obligate such Servicer or the Master Servicer to return the Mortgage File to the applicable Custodian on behalf of the Trustee, when the need therefor by the related Servicer or the Master Servicer no longer exists unless the Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the applicable Custodian, on behalf of the Trustee, to such Servicer or the Master Servicer.

Section 3.8 Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer and each Servicer (to the extent required by the related Servicing Agreement) shall transmit to the Trustee or the applicable Custodian such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof, or in the case of the Servicers, the applicable Servicing Agreement, to be delivered to the Trustee or the applicable Custodian. Any funds received by the Master Servicer or a Servicer in respect of any Loan or which otherwise are collected by the Master Servicer or a Servicer as Liquidation Proceeds, Insurance Proceeds or Subsequent Recoveries in respect of any Loan shall be held for the benefit of the Trustee and the related Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Distribution Account the Master Servicing Compensation and other amounts provided in this Agreement, and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the applicable Servicing Agreement. The Master Servicer shall, and (to the extent provided in the applicable Servicing Agreement) shall cause each Servicer to, provide access to information and documentation regarding the Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the OTS, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the OTS or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer or any Servicer, in respect of any Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer or such Servicer, as applicable, for and on behalf of the Trustee and the related Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement.

Section 3.9 Standard Hazard Insurance and Flood Insurance Policies.

(a) For each Loan, the Master Servicer shall enforce any obligation of the Servicers under the related Servicing Agreements to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of the related Servicing Agreements. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b) Pursuant to Section 3.23, any amounts collected by the Master Servicer or by any Servicer, under any insurance policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with the applicable Servicing Agreement) shall be deposited into the Distribution Account, subject to withdrawal pursuant to Section 3.24. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Loan where the terms of the Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 3.24.

Section 3.10 Presentment of Claims and Collection of Proceeds. The Master Servicer shall (to the extent provided in the applicable Servicing Agreement) cause the related Servicer to, prepare and present on behalf of the Trustee and the related Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to a Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Loan to the insurer under any applicable insurance policy need not be so deposited (or remitted).

Section 3.11 Maintenance of the Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or permit any Servicer (to the extent such action is prohibited under the applicable Servicing Agreement) to take, any action that would result in noncoverage under any primary mortgage insurance policy or any loss which, but for the actions of such Master Servicer or Servicer, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause each Servicer (to the extent required under the related Servicing Agreement) to keep in force and effect (to the extent that the Loan requires the Mortgagor to maintain such insurance) primary mortgage insurance applicable to each Loan in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. The Master Servicer shall not, and shall not permit any Servicer (to the extent required under the related Servicing Agreement) to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable.

(b) The Master Servicer agrees to cause each Servicer (to the extent required under the related Servicing Agreement) to present, on behalf of the Trustee and the related Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Loans. Pursuant to Sections 3.22 and 3.23, any amounts collected by the Master Servicer or any Servicer under any primary mortgage insurance policies shall be deposited by the related Servicer in its Protected Account or by the Master Servicer in the Distribution Account, subject to withdrawal pursuant to Section 3.22 or 3.24, as applicable.

Section 3.12 Trustee to Retain Possession of Certain Insurance Policies and Documents. The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee or the applicable Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the applicable Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the applicable Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Loan Documents that come into the possession of the Master Servicer from time to time.

Section 3.13 Realization Upon Defaulted Loans. The Master Servicer shall cause each Servicer (to the extent required under the related Servicing Agreement) to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement.

Section 3.14 Compensation for the Master Servicer.

(a) The Master Servicer shall have the right to receive all income and gain realized from any investment of funds in the Distribution Account as compensation (collectively, the “Master Servicing Compensation”). Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Charges) shall be retained by the applicable Servicer and shall not be deposited in the related Protected Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

(b) The amount of the Master Servicing Compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 3.20.

Section 3.15 REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any related Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall, to the extent provided in the applicable Servicing Agreement, cause the applicable Servicer to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and the related Servicing Agreement, as applicable. Further, the Master Servicer shall, to the extent provided in the related Servicing Agreement, cause the applicable Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I, unless (i) the Trustee and the Securities Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to protect and conserve, such REO Property in the manner and to the extent required by the applicable Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b) The Master Servicer shall, to the extent required by the related Servicing Agreement, cause the applicable Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the Protected Account.

(c) The Master Servicer or the related Servicer, as applicable, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that any such unreimbursed Advances as well as any unpaid Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) To the extent provided in the related Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer or the applicable Servicer as provided above shall be deposited in the Protected Account on or prior to the Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Master Servicer for deposit into the Distribution Account on the next succeeding Remittance Date.

Section 3.16 Annual Statement as to Compliance.

(a) The Master Servicer will deliver to the Trustee, not later than February 28 of each calendar year beginning in 2008, an Officers’ Certificate (an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement or other applicable servicing agreement has been made under such Servicing Officers’ supervision and (ii) to the best of such officers’ knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement or other applicable servicing agreement in all material respects throughout such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such Servicing Officer and the nature and status of cure provisions thereof. Such Annual Statement of Compliance shall contain no restrictions or limitations on its use. In the event that the Master Servicer has delegated any servicing responsibilities with respect to the Mortgage Loans to a servicer, the Master Servicer shall deliver an Officer’s Certificate of the servicer as described above as to each servicer as and when required with respect to the Master Servicer.

(b) If the Master Servicer cannot deliver the related Annual Statement of Compliance by February 28th of such year, the Trustee, at its sole option, may permit a cure period for the Master Servicer to deliver such Annual Statement of Compliance, but in no event later than March 10th of such year.

(c) Failure of the Master Servicer to comply timely with this Section 3.16 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

Section 3.17 Assessments of Compliance and Attestation Reports.

(a) On and after January 1, 2008, the Master Servicer shall service and administer the Mortgage Loans in accordance with all applicable requirements of the Servicing Criteria. The Master Servicer shall deliver to the Trustee on or before February 28 of each calendar year beginning in 2008, a report (an “Assessment of Compliance”) reasonably satisfactory to the Trustee regarding the Master Servicer’s assessment of compliance with the Servicing Criteria during the preceding calendar year as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB, which as of the date hereof, require a report by an authorized officer of the Master Servicer that contains the following:

(i) A statement by such officer of its responsibility for assessing compliance with the Servicing Criteria applicable to the Master Servicer;

(ii) A statement by such officer that such officer used the Servicing Criteria to assess compliance with the Servicing Criteria applicable to the Master Servicer;

(iii) An assessment by such officer of the Master Servicer’s compliance with the applicable Servicing Criteria for the period consisting of the preceding calendar year, including disclosure of any material instance of noncompliance with respect thereto during such period, which assessment shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans;

(iv) A statement that a registered public accounting firm has issued an attestation report on the Master Servicer’s Assessment of Compliance for the period consisting of the preceding calendar year; and

(v) A statement as to which of the Servicing Criteria, if any, are not applicable to the Master Servicer, which statement shall be based on the activities it performs with respect to asset-backed securities transactions taken as a whole involving the Master Servicer, that are backed by the same asset type as the Mortgage Loans.

(b) Such report at a minimum shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit F hereto delivered to the Trustee concurrently with the execution of this Agreement.

(c) On or before February 28 of each calendar year beginning in 2008, the Master Servicer shall furnish to the Trustee a report (an “Attestation Report”) by a registered public accounting firm that attests to, and reports on, the Assessment of Compliance made by the Master Servicer, as required by Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB, which Attestation Report must be made in accordance with standards for attestation reports issued or adopted by the Public Company Accounting Oversight Board.

(d) The Master Servicer shall cause any servicer, and each subcontractor determined by the Master Servicer to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, to deliver to the Trustee and the Depositor an assessment of compliance and accountants’ attestation.

(e) If the Master Servicer cannot deliver the related Assessment of Compliance or Attestation Report by February 28th of such year, the Trustee, at its sole option, may permit a cure period for the Master Servicer to deliver such Assessment of Compliance or Attestation Report, but in no event later than March 10th of such year.

(f) Failure of the Master Servicer to comply timely with this Section 3.17 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supercede any other provision in this Agreement or any other agreement to the contrary.

Section 3.18 Reports Filed with Securities and Exchange Commission.

(a) (i) Within 15 days after each Distribution Date, the Master Servicer shall, in accordance with industry standards, file with the Securities and Exchange Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Distribution Report on Form 10-D with a copy of the monthly statement to be furnished by the Trustee to the Certificateholders for such Distribution Date and detailing all data elements specified in Item 1121(a) of Regulation AB as an exhibit thereto; provided that the Trustee shall have received no later than 10 days prior to the date such Distribution Report on Form 10-D is required to be filed, the following information:

(1) Notice of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time from the Master Servicer;

(2) Notice of any material breaches of Mortgage Loan representations or warranties or transaction covenants from the Master Servicer;

(3) Notice of any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes, such as Mortgage Loan substitutions and repurchases, and cash flows available for future purchases, if applicable from the Master Servicer.

(4) A brief description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Sponsor and the Master Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, Sponsor and the Master Servicer if applicable;

(5) The information required by Item 2 of Part II of Form 10-Q regarding any sale of securities that are either backed by the same asset pool or are otherwise issued by the issuer, regardless of whether the transaction was registered under the Securities Act during the period covered by the report, from the Depositor;

(6) The information required by Item 3 of Part II of Form 10-Q with respect to defaults upon the senior securities during the period covered by the report, from the Master Servicer;

(7) The information required by Item 4 of Part II of Form 10-Q with respect to submission of matters to a vote of Certificateholders during the period covered by the report, from the Master Servicer;

(8) Any information required to be disclosed in a report on Form 8-K during the period covered by the report on the Form 10-D, but not reported, whether or not otherwise required by the Form 10-D from the Master Servicer; and

(9) Any exhibits to the Form 10-D from the Depositor.

(ii) The Master Servicer will prepare and file Current Reports on Form 8-K in respect of the Trust at the direction and expense of the Depositor, provided, that, the Depositor, the Sponsor or the Trustee shall have timely notified the Master Servicer of an item reportable on a Current Report on Form 8-K and shall have delivered to the Master Servicer no later than two Business Days prior to the filing deadline for such Current Report, all information, data, and exhibits required to be provided or filed with such Current Report with respect to:

(1) Any entry into a material definitive agreement, any termination of a material definitive agreement and any bankruptcy or receivership of the Depositor, Sponsor or the Master Servicer (including any servicer that does not sign the pooling and servicing agreement and any subservicer that signs a subservicing agreement) from the Depositor, Sponsor or the Master Servicer as applicable;

(2) A description of any triggering events that accelerate or increase a direct financial obligation or an obligation under an off-balance sheet arrangement from the Master Servicer;

(3) Any material modification to the rights of Certificateholders, amendments of the articles of incorporation or bylaws or a change of the fiscal year of any transaction party from each of the Depositor, the Sponsor or the Master Servicer, as applicable;

(4) Any change in servicer, trustee, credit enhancement or other external support or failure to make a required distribution from the Master Servicer or Trustee as applicable; and

(5) Any Securities Act update provided by the Depositor.

(iii) Prior to January 30 in each year commencing in 2007, the Master Servicer shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to (x) March 15, 2007 and (y) unless and until a Form 15 Suspension Notice shall have been filed, prior to March 15 of each year thereafter, the Master Servicer shall provide the Trustee with an Annual Compliance Statement, together with a copy of the Assessment of Compliance and Attestation Report to be delivered by the Master Servicer pursuant to Sections 3.16 and 3.17. Prior to (x) March 31, 2008 and (y) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Master Servicer shall, subject to subsection (d) below, file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. Such Form 10-K shall include the Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.16 and 3.17 and the Form 10-K certification signed by the Depositor. The Depositor, the Sponsor and Master Servicer shall provide the following information, as applicable, no later than March 1 of each calendar year prior to the filing deadline for the Form 10-K:

(1) Any exhibits or financial statement schedules required by Item 15 of Form 10-K from each of the Depositor, the Sponsor and Master Servicer;

(2) A description of any legal proceedings pending, including proceedings known to be contemplated by governmental authorities, against the Depositor, the Sponsor and the Master Servicer or of which any property of the foregoing is the subject, that is material to Certificateholders from each of the Depositor, the Sponsor and the Master Servicer if applicable;

(3) A description of any affiliations between the transaction parties pursuant to Item 1119 of Regulation AB from the Sponsor; and

(4) The Assessment of Compliance, Attestation Report, Annual Compliance Statements and other documentation provided by the Master Servicer pursuant to Sections 3.16 and 3.17.

The Depositor hereby grants to the Master Servicer a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (x) receipt by the Master Servicer from the Depositor of written termination of such power of attorney and (y) the termination of the Trust Fund. The Depositor and the Trustee each agree to promptly furnish to the Master Servicer, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement, the Mortgage Loans as the Master Servicer reasonably deems appropriate to prepare and file all necessary reports with the Securities and Exchange Commission. The Master Servicer shall cooperate with the Depositor in connection with any additional filings with respect to the Trust Fund as the Depositor deems necessary under the Exchange Act. Copies of all reports filed by the Master Servicer under the Exchange Act shall be sent to the Depositor. Fees and expenses incurred by the Master Servicer in connection with this Section 3.18 shall not be reimbursable from the Trust Fund.

(b) In connection with the filing of any 10-K hereunder, the Master Servicer shall sign a certification (in the form attached hereto as Exhibit G) for the Depositor regarding certain aspects of the Form 10-K certification signed by the Depositor, provided, however, that the Master Servicer shall not be required to undertake an analysis of any accountant’s report attached as an exhibit to the Form 10-K.

(c) The Master Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s obligations under this Section 3.18 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

[[Nothing shall be construed from the foregoing subsections (a), (b) and (c) to require the Master Servicer or any officer, director or Affiliate thereof to sign any Form 10-K or any certification contained therein. Furthermore, the inability of the Master Servicer to file a Form 10-K as a result of the lack of required information as set forth in Section 3.18(a) or required signatures on such Form 10-K or any certification contained therein shall not be regarded as a breach by the Master Servicer of any obligation under this Agreement.]]

Notwithstanding the provisions of Section 11.1, this Section 3.18 may be amended without the consent of the Certificateholders.

Section 3.19 Intention of the Parties and Interpretation. Each of the parties acknowledges and agrees that the purpose of Sections 3.16, 3.17 and 3.18 of this Agreement is to facilitate compliance by the Sponsor and the Depositor with the provisions of Regulation AB promulgated by the SEC under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the SEC from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

Section 3.20 Obligation of the Master Servicer in Respect of Compensating Interest. The Master Servicer shall deposit in the Distribution Account not later than each Distribution Account Deposit Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicers under the Servicing Agreements with respect to Compensating Interest on the related Loans for the related Distribution Date, and not so paid by the related Servicers and (ii) the Master Servicing Compensation for such Distribution Date without reimbursement therefor.

Section 3.21 Reserved.

Section 3.22 Protected Accounts.

(a) The Master Servicer shall enforce the obligation of each Servicer to establish and maintain a Protected Account in accordance with the applicable Servicing Agreement, with records to be kept with respect thereto on a Loan by Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the related Servicing Agreement) of receipt all collections of principal and interest on any Loan and with respect to any REO Property received by a Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and advances made from the Servicer’s own funds (less servicing compensation as permitted by the applicable Servicing Agreement in the case of any Servicer) and all other amounts to be deposited in the Protected Account. Each Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Account for purposes required or permitted by the related Servicing Agreement. To the extent provided in the related Servicing Agreement, the Protected Account shall be held in a depository institution and segregated on the books of such institution in the name of the Trustee for the benefit of the Certificateholders.

(b) To the extent provided in the related Servicing Agreement, amounts on deposit in a Protected Account may be invested in Eligible Investments in the name of the Trustee for the benefit of Certificateholders and, except as provided in the preceding paragraph, not commingled with any other funds, such Eligible Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Distribution Account, and shall be held until required for such deposit. The income earned from Eligible Investments made pursuant to this Section 3.22 shall be paid to the related Servicer under the applicable Servicing Agreement, and amount required to be distributed to the Certificateholders resulting from the loss of monies on such investments shall be borne by and be the risk of the related Servicer. The related Servicer (to the extent provided in the Servicing Agreement) shall deposit the amount of any such loss in the Protected Account within two (2) Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be remitted to the Master Servicer or the Securities Administrator.

(c) To the extent provided in the related Servicing Agreement and subject to this Article III, on or before each Servicer Remittance Date, the related Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Distribution Account amounts representing the following collections and payments (other than with respect to principal of or interest on the Loans due on or before the Cut-Off Date):

(i) Monthly Payments on the Loans received or any related portion thereof advanced by the Servicers pursuant to the Servicing Agreements which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees;

(ii) Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received by the Servicers with respect to such Loans in the related Prepayment Period, Compensating Interest and the amount of any related Prepayment Charges; and

(iii) Any amount to be used as an Advance.

(d) Withdrawals may be made from a Protected Account or the Distribution Account only to make remittances as provided in Sections 3.22(c), 3.23 and 3.24 or as otherwise provided in the Servicing Agreements, to reimburse the Master Servicer or a Servicer for Advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 9.1. As provided in Sections 3.22(c) and 3.23(b) or as otherwise provided in the Servicing Agreements certain amounts otherwise due to the Servicers may be retained by them and need not be deposited in the Distribution Account.

Section 3.23 Distribution Account.

(a) The Securities Administrator shall establish and maintain, a Distribution Account with respect to the Loans as a segregated trust account or accounts. The Master Servicer shall deposit in the Distribution Account as identified by the Master Servicer and as received by the Master Servicer, the following amounts with respect to the related Loans for the benefit of the related Certificateholders:

(i) Any amounts withdrawn from a Protected Account;

(ii) Any Advance and any amounts in respect of Prepayment Interest Shortfalls or Curtailment Shortfalls;

(iii) Any Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries received by or on behalf of the Master Servicer;

(iv) The Purchase Price with respect to any Loans purchased by Sponsor [or AHMC] pursuant to Section 2.3 and all proceeds of any Loans or property acquired with respect thereto purchased by the Master Servicer pursuant to Section 9.1;

(v) Any amounts required to be deposited by the Master Servicer or any Servicer with respect to losses on investments of deposits in an Account; and

(vi) Any other amounts received by or on behalf of the Master Servicer and required to be deposited in the Distribution Account pursuant to this Agreement.

(b) All amounts deposited to the Distribution Account shall be held by the Securities Administrator in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement. The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges, need not be credited by the Master Servicer or the related Servicer to the Distribution Account. In the event that the Master Servicer shall deposit or cause to be deposited to the Distribution Account any amount not required to be credited thereto, the Securities Administrator, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

(c) The Distribution Account shall constitute a trust account of the Trust Fund segregated on the books of the Securities Administrator and held by the Securities Administrator in trust in its Corporate Trust Office, and the Distribution Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens, and encumbrances of any creditors or depositors of the Securities Administrator (whether made directly, or indirectly through a liquidator or receiver of the Securities Administrator). The amount at any time credited to the Distribution Account shall be invested in the name of the Master Servicer, in such Eligible Investments selected by the Master Servicer or deposited in demand deposits with such depository institutions as selected by the Master Servicer, provided that time deposits of such depository institutions would be an Eligible Investment. All Eligible Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the Distribution Date following the date of the investment of such funds (the “Investment Withdrawal Distribution Date”) if the obligor for such Eligible Investment is the Securities Administrator or, if such obligor is any other Person, the Business Day preceding such Investment Withdrawal Distribution Date. All investment earnings on amounts on deposit in the Distribution Account from time to time shall be for the account of the Master Servicer. The Master Servicer shall be permitted to receive distribution of any and all investment earnings from the Distribution Account on each Distribution Date. If there is any loss on an Eligible Investment or demand deposit, the Master Servicer shall deposit such amount in the Distribution Account. With respect to the Distribution Account and the funds deposited therein, the Securities Administrator shall take such action as may be necessary to ensure that the related Certificateholders shall be entitled to the priorities afforded to such a trust account (in addition to a claim against the estate of the Securities Administrator) as provided by 12 U.S.C. § 92a(e), and applicable regulations pursuant thereto, if applicable, or any applicable comparable state statute applicable to state chartered banking corporations.

Section 3.24 Permitted Withdrawals and Transfers from the Distribution Account.

(a) The Securities Administrator shall, from time to time on demand of the Master Servicer make or cause to be made such withdrawals or transfers from the Distribution Account as the Master Servicer has designated for such transfer or withdrawal pursuant to the Servicing Agreements for the following purposes, not in any order of priority:

(i) to reimburse the Master Servicer or any Servicer for any Advance of its own funds, the right of the Master Servicer or a Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Loan respecting which such Advance was made;

(ii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Loan for amounts expended by the Master Servicer or such Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Loan;

(iii) to reimburse the Master Servicer or any Servicer from Insurance Proceeds relating to a particular Loan for insured expenses incurred with respect to such Loan and to reimburse the Master Servicer or such Servicer from Liquidation Proceeds from a particular Loan for Liquidation Expenses incurred with respect to such Loan;

(iv) to pay the Master Servicer or any Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under subclause (vii) of this Subsection (a) as servicing compensation on account of each defaulted scheduled payment on such Loan if paid in a timely manner by the related Mortgagor;

(v) to pay the Master Servicer or any Servicer from the Purchase Price for any Loan, the amount which the Master Servicer or such Servicer would have been entitled to receive under subclause (vii) of this Subsection (a) as servicing compensation;

(vi) to reimburse the Master Servicer or any Servicer for any Nonrecoverable Advance, after a Realized Loss has been allocated with respect to the related Loan if the Advance or Servicing Advance has not been reimbursed pursuant to clause (i);

(vii)  to pay the Master Servicing Compensation to the Master Servicer, the Servicing Fee to the Servicers (to the extent such Servicing Fee was not retained by a Servicer pursuant to the related Servicing Agreement), the Credit Risk Management Fee to the Credit Risk Manager for such Distribution Date and to reimburse the Master Servicer for expenses, costs and liabilities incurred by and reimbursable to it pursuant to Sections 3.3, 6.3, 8.5 and 10.1.

(viii) to reimburse or pay any Servicer any such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in the related Servicing Agreement;

(ix) to reimburse the Trustee, the Custodians and the Securities Administrator for expenses, costs and liabilities, if any, incurred by or reimbursable to such parties pursuant to this Agreement or the Custodial Agreements;

(x) to remove amounts deposited in error; and

(xi) to clear and terminate the Distribution Account pursuant to Section 9.1.

(b) The Master Servicer shall keep and maintain separate accounting, on a Loan by Loan basis, for the purpose of accounting for any reimbursement from the Distribution Account pursuant to subclauses (i) through (vi), inclusive, or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Distribution Account under Section 3.23(b).

(c) On each Distribution Date, the Securities Administrator shall distribute the related Available Distribution Amount to the Holders of the related Certificates in accordance with Section 4.1.

Section 3.25 Class [___] Reserve Fund.

(a) No later than the Closing Date, the Securities Administrator shall establish and maintain a segregated trust accounts titled, “Class [__] Reserve Fund, Wells Fargo Bank, National Association, in trust for the registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__], Class [__] Mortgage Pass-Through Certificates”.”

(b) On each Distribution Date, the Securities Administrator will deposit into the Class [__] Reserve Fund an amount equal to the amount by which the sum of the Basis Risk Carryover Amounts with respect to the Class [__] Certificates exceeds the sum of any amounts received by the Securities Administrator with respect to the Cap Contract since the prior Distribution Date. On each Distribution Date, after making the distributions required under Section 4.1(a)(i) through (iv) and Section 4.1(b)(1) through (4), the Securities Administrator will withdraw from the Class [__] Reserve Fund the amounts on deposit therein (which shall include any payments received under the Cap Contract) and distribute such amounts to the Class [__] Certificates in respect of any Basis Risk Carryover Amounts due to the Class [__] Certificates as set forth in Section 4.1(a)(v) and (b)(5).

(c) The Reserve Fund constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. For federal and state income tax purposes, Sponsor will be deemed to be the owner of each Reserve Fund. Upon the termination of the Trust Fund, or the payment in full of the Certificates, all amounts remaining on deposit in the Class [__] Reserve Fund will be released by the Trust Fund and distributed to Sponsor or its designees. The Class [__] Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Class [__] Certificates of Basis Risk Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(d) Sponsor hereby agrees that the Securities Administrator will deposit into the Class [__] Reserve Fund the amounts described above on each Distribution Date. Sponsor further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(e) The Securities Administrator shall direct any depository institution maintaining the Class [__] Reserve Fund to invest the funds in such account in one or more Eligible Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the Class [__] Reserve Fund. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e).

(f) For federal tax return and information reporting, the right of the Holders of the Class [__] Certificates to receive payments from the related Reserve Fund in respect of any Basis Risk Carryover Amount shall be assigned a value of $[__________].

Section 3.26 [Pre-Funding Account.

(a) No later than the Closing Date, the Securities Administrator shall establish and maintain a trust account which at all times shall be an Eligible Account and shall be titled “Pre-Funding Account, [Name of Master Servicer], in trust for the registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__], Mortgage Pass-Through Certificates” (the “Pre-Funding Account”). The Securities Administrator shall, promptly upon receipt, deposit in the Pre-Funding Account and retain therein the Original Pre-Funded Amount remitted on the Closing Date by the Depositor. Funds deposited in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth herein.

(b) The Securities Administrator will invest funds deposited in the Pre-Funding Account only as directed in writing by the Depositor (and such amounts shall not be invested if no direction is received by Securities Administrator) in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment or (iii) within one (1) Business Day of the Securities Administrator’s receipt thereof. For federal income tax purposes, the Depositor shall be the owner of the Pre-Funding Account and shall report all items of income, deduction, gain or loss arising therefrom. All income and gain realized from investment of funds deposited in the Pre-Funding Account shall be transferred to the Depositor. The Depositor shall deposit in the Pre-Funding Account the amount of any net loss incurred in respect of any such Permitted Investment immediately upon realization of such loss without any right of reimbursement therefor. At no time will the Pre-Funding Account be an asset of any REMIC created hereunder.

(c) Amounts on deposit in the Pre-Funding Account shall be withdrawn by the Securities Administrator as follows:

(i) On any Subsequent Transfer Date, the Securities Administrator shall withdraw from the Pre-Funding Account an amount equal to 100% of the Principal Balances of the related Subsequent Loans as of the Subsequent Cut-Off Date, transferred and assigned to the Trustee for deposit in the mortgage pool on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Section 2.6 with respect to such transfer and assignment;

(ii) If the amount on deposit in the Pre-Funding Account (exclusive of any investment income therein) has not been reduced to zero during the Pre-Funding Period, on the day immediately following the termination of the Pre-Funding Period, the Securities Administrator shall deposit into the Distribution Account any amounts remaining in the Pre-Funding Account (exclusive of any investment income therein) for distribution in accordance with the terms hereof;

(iii) To withdraw any amount not required to be deposited in the Pre-Funding Account or deposited therein in error; and

(iv) To clear and terminate the Pre-Funding Account upon the earlier to occur of (A) the Distribution Date immediately following the end of the Pre-Funding Period and (B) the termination of this Agreement, with any amounts remaining on deposit therein being paid to the Holders of the Certificates then entitled to distributions in respect of principal.

Withdrawals pursuant to clauses (i), (ii) and (iii) shall be treated as contributions of cash to REMIC I on the date of withdrawal.]

Section 3.27 [Capitalized Interest Account.

(a) No later than the Closing Date, the Securities Administrator shall establish and maintain a trust account which shall at all times be an Eligible Account and shall be titled “Capitalized Interest Account, [Name of Master Servicer], in trust for the registered holders of Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__], Mortgage Pass-Through Certificates” (the “Capitalized Interest Account”). The Securities Administrator shall, promptly upon receipt, deposit in the Capitalized Interest Account and retain therein the Original Capitalized Interest Amount remitted on the Closing Date by the Depositor. Funds deposited in the Capitalized Interest Account shall be held in trust for the Certificateholders for the uses and purposes set forth herein.

(b) The Securities Administrator will invest funds deposited in the Capitalized Interest Account only as directed in writing by the Depositor (and such amounts shall not be invested if no direction is received by the Securities Administrator) in writing in Permitted Investments with a maturity date (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment or (iii) within one (1) Business Day of the Securities Administrator’s receipt thereof. The amount of any losses in the Capitalized Interest Account incurred in respect of any such investments shall promptly be deposited by the Depositor in the Capitalized Interest Account. All income or gain realized from any such investment of funds on deposit in the Capitalized Interest Account shall be credited to the Capitalized Interest Account. At no time will the Capitalized Interest Account be an asset of any REMIC created hereunder.

(c) On each Distribution Account Deposit Date during the Pre-Funding Period, upon satisfaction of the conditions for the conveyance of Subsequent Loans set forth in Section 2.6, the Securities Administrator shall transfer from the Capitalized Interest Account to the Distribution Account an amount equal to the lesser of the Capitalized Interest Requirement (which, to the extent required, may include investment earnings on amounts on deposit therein) and the amount remaining in the Capitalized Interest Account for the related Distribution Date. If any funds remain in the Capitalized Interest Account at the end of the Pre-Funding Period, the Securities Administrator shall make the transfer described in the preceding sentence if necessary for the Distribution Date following the expiration of the Pre-Funding Period and the Securities Administrator shall distribute any remaining funds in the Capitalized Interest Account to the order of the Depositor.]

Section 3.28 Prepayment Penalty Verification.

On or prior to each Servicer Remittance Date, each Servicer shall, to the extent provided in the respective Servicing Agreement, provide in an electronic format acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties agreed to by the Master Servicer and the Depositor. The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Depositor (the “Verification Agent”) will perform such verification duties and will use its best efforts to issue its findings in a report (the “Verification Report”) delivered to the Master Servicer and the Depositor within ten (10) Business Days following the related Distribution Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Distribution Date, the Verification Agent may issue and deliver to the Master Servicer and the Depositor the Verification Report upon the completion of its verification duties. The Master Servicer shall forward the Verification Report to the respective Servicer and shall notify such Servicer if the Master Servicer has determined that such Servicer did not deliver the appropriate Prepayment Charges to the Master Servicer in accordance with the respective Servicing Agreement. Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Loan for which there is a discrepancy. If the respective Servicer agrees with the verified amounts, such Servicer shall adjust the immediately succeeding Remittance Report and the amount remitted to the Master Servicer with respect to prepayments accordingly. If the respective Servicer disagrees with the determination of the Master Servicer, such Servicer shall, within five (5) Business Days of its receipt of the Verification Report, notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support such Servicer’s position. The respective Servicer and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Servicer Remittance Date, and such Servicer will indicate the effect of such resolution on the related Remittance Report and shall adjust the amount remitted with respect to prepayments on such Servicer Remittance Date accordingly.

During such time as the respective Servicer and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the Distribution Account and the Master Servicer shall not be obligated to remit such payments, unless otherwise required pursuant to Section 7.1 hereof. In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it by the respective Servicer in accordance with this Section. The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the respective Servicer or for performing the Master Servicer’s duties under this Section 3.28 with respect to a Servicer if such Servicer is unable or unwilling to provide the required data to the Master Servicer or is not required to provide such information to the Master Servicer.

ARTICLE IV
PAYMENTS TO CERTIFICATEHOLDERS; ADVANCES;
STATEMENTS AND REPORTS

Section 4.1 Distributions to Certificateholders.

On each Distribution Date, the Securities Administrator, to the extent on deposit therein and based solely upon the Remittance Report for such Distribution Date, shall withdraw from the Distribution Account the Group I Available Distribution Amount and Group II Available Distribution Amount for such Distribution Date and distribute to each related Certificateholder, by wire transfer in immediately available funds for the account of the Certificateholder or by any other means of payment acceptable to each Certificateholder of record on the immediately preceding Record Date (other than as provided in Section 9.1 respecting the final distribution) as specified by each such Certificateholder and at the address of such Holder appearing in the Certificate Register, from the amount so withdrawn and to the extent of the Group I Available Distribution Amount and Group II Available Distribution Amount, as applicable, such Certificateholder’s Percentage Interest of the following amounts and in following order and priority:

(a) On each Distribution Date prior to the Credit Support Depletion Date, the Securities Administrator will distribute the Group I Available Distribution Amount and Group II Available Distribution Amount in the following order and priority:

(i) On each Distribution Date, the Group I Available Distribution Amount shall be distributed as follows:

(1) first, concurrently to the Group I Senior Certificates (other than the Class [__] Certificates), the related Interest Distribution Amount on a pro rata basis based on the related Interest Distribution Amount with respect to each such Class; provided, however, that for each Distribution Date prior to the Class [__] Accretion Termination Date, the Class [__] Accrual Amount shall be payable as principal to the Class [__], Class [__], Class [__] and Class [__] Certificates in the amount and priority set forth below in clauses (i)(5), (i)(6) and (i)(7);

(2) second, to the Class R Certificates, the related Senior Principal Distribution Amount until the Certificate Principal Balance of the Class R Certificates has been reduced to zero;

(3) third, concurrently, to the Class [__] Certificates and the Class [__] Certificates on a pro rata basis based on the Certificate Principal Balance of each such Class, an amount equal to the Class [__] /Class [__] Priority Amount, until the Certificate Principal Balance of each such Class has been reduced to zero;

(4) fourth, to the Class [__] Certificates, the Group I Discount Fractional Principal Amount until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(5) fifth, to the Class [__], Class [__] and Class [__] Certificates, from the related Senior Principal Distribution Amount, an amount up to $[__] for each Distribution Date, in the following order of priority:

(A) concurrently, to the Class [__] Certificates and Class [__] Certificates, on a pro rata basis based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero; provided that prior to the Class [__] Accretion Termination Date, distributions pursuant to this clause shall be made first from the Class [__] Accrual Amount for such Distribution Date and second from the related Senior Principal Distribution Amount remaining after distributions pursuant to clauses (i)(2) and (i)(3) above; and

(B) to the Class [__] Certificates, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(6) sixth, to the Class [__] Certificates, up to an amount equal to $[__] for each Distribution Date, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero; provided that prior to the Class [__] Accretion Termination Date, distributions pursuant to this clause shall be made first from the Class [__] Accrual Amount for such Distribution Date and second from the related Senior Principal Distribution Amount, in each case remaining after distributions pursuant to clauses (i)(2), (i)(3) and (i)(5) above;

(7) seventh, to the Class [__] Certificates, up to an amount equal to $[__]; provided that prior to the Class [__] Accretion Termination Date, distributions pursuant to this clause shall be made first from the Class [__] Accrual Amount for such Distribution Date and second from the related Senior Principal Distribution Amount, in each case remaining after distributions pursuant to clauses (i)(2), (i)(3), (i)(5) and (i)(6) above;

(8) eighth, concurrently, to the Class [__] Certificates and the Class [__] Certificates on a pro rata basis based on the Certificate Principal Balance of each such Class, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (i)(2), (i)(3) and (i)(5) through (i)(7) above, until the Certificate Principal Balance of each such Class has been reduced to zero;

(9) ninth, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (i)(2), (i)(3) and (i)(5) through (i)(8) above, without regard to amounts distributed pursuant to clause (i)(7) above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(10) tenth, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (i)(2), (i)(3) and (i)(5) through (i)(9) above, without regard to amounts distributed pursuant to clause (i)(6) above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(11) eleventh, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (i)(2), (i)(3) and (i)(5) through (i)(10) above until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(12) twelfth, concurrently, to the Class [__] Certificates and Class [__] Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (i)(2), (i)(3) and (i)(5) through (i)(11) above, without regard to the Class [__] /Class [__] Priority Amount, until the Certificate Principal Balance of each such Class has been reduced to zero; and

(13) thirteenth, the Group I Discount Fractional Principal Shortfall to the Class [__] Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount related to the Group I Loans for such Distribution Date (without regard to the proviso of such definition).

(ii) On each Distribution Date, the Group II Available Distribution Amount shall be distributed as follows:

(1) first, concurrently to the Group II Senior Certificates (other than the Class [__] Certificates), the related Interest Distribution Amount on a pro rata basis based on the related Interest Distribution Amount with respect to each such Class;

(2) second, concurrently, to the Class [__] Certificates and the Class [__] Certificates on a pro rata basis based on the Certificate Principal Balance of each such Class, an amount equal to the Class [__] /Class [__] Priority Amount, until the Certificate Principal Balance of each such Class has been reduced to zero;

(3) third, to the Class [__] Certificates, the Group II Discount Fractional Principal Amount until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(4) fourth, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clause (ii)(2) above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(5) fifth, to the Class [__] Certificates, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (ii)(2) and (ii)(4) above, until the Certificate Principal Balance of the Class [__] Certificates has been reduced to zero;

(6) sixth, concurrently, to the Class [__] Certificates and Class [__] Certificates, on a pro rata basis, based on the Certificate Principal Balance of each such Class, the related Senior Principal Distribution Amount remaining after payments pursuant to clauses (ii)(2), (ii)(4) and (ii)(5) above, without regard to the Class [__] /Class [__] Priority Amount, until the Certificate Principal Balance of each such Class has been reduced to zero; and

(7) seventh, the Group II Discount Fractional Principal Shortfall to the Class [__] Certificates, but not more than an amount equal to the Subordinate Principal Distribution Amount related to the Group II Loans for such Distribution Date (without regard to the proviso of such definition).

(iii) From the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after payments pursuant to clauses (i) and (ii) above, (a) first, the Senior Interest Shortfall Amount for each Class of Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) for such Distribution Date, if any, pro rata according to the amount of interest to which each such Class would otherwise be entitled, (b) second, an amount equal to the Collateral Deficiency Amount, if any, to the Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates), pro rata among the Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) based on the related Collateral Deficiency Amount and within each group of Certificates, on a pro rata basis, if applicable, based on the Certificate Principal Balance of each such Class, as a payment of principal and (c) third, if such Distribution Date is a Cross Payment Trigger Date, the Principal Prepayment Amount distributable to the Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) that have been paid in full, will be paid as principal to the related Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) that have not been paid in full in accordance with the priorities set forth in clauses (i) and (ii) above.

(iv) From the sum of the remaining Group I Available Distribution Amount and Group II Available Distribution Amount, after payments pursuant to clauses (i) through (iii) above, to the Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates, sequentially, in that order, an amount equal to their respective Interest Distribution Amounts for such Distribution Date and their pro rata share, based on the outstanding Certificate Principal Balance of each such Class, of the Subordinate Principal Distribution Amount; provided, however, that on any Distribution Date on which the Subordination Level for any Class of Subordinate Certificates is less than the Subordination Level as of the Closing Date, the portion of the Subordinate Principal Prepayment Amount otherwise payable to the Class or Classes of the Subordinate Certificates junior to such Class will be distributed to the most senior Class of Subordinate Certificates for which the Subordination Level is less than such percentage as of the Closing Date, and to the Class or Classes of Subordinate Certificates senior thereto, pro rata based on the Certificate Principal Balance of each such Class.

(v) From the remaining Group I Available Distribution Amount, to the Class [__] Reserve Fund, and then from the Class [__] Reserve Fund (including any payments received under the Cap Contract), to the Class [__] Certificates in respect of any Basis Risk Carryover Amounts due the Class I[__] Certificates as follows:

(1) first, to the holders of the Class [__] Certificates, any amounts received by the Securities Administrator on account of the Cap Contract for such Distribution Date; and

(2) second, to the Class [__] Certificates, any Basis Risk Carryover Amount remaining unpaid after distributions pursuant to clause (1) above.

(vi) To the Group I Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) and Group II Senior Certificates (other than the Class [__] Certificates), from the related Available Distribution Amount remaining after distributions pursuant to clauses (i) through (v) above, by Pro Rata Allocation, the amount of any unreimbursed losses previously allocated to such Classes of Certificates, and then to the Subordinate Certificates, in the order of their seniority, the amount of any unreimbursed losses previously allocated to such Classes of Certificates.

(vii) To the Class R Certificates, the remainder (which is expected to be zero), if any of the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after distributions pursuant to clauses (i) through (vi) above.

(b) On each Distribution Date on or after the Credit Support Depletion Date, to the extent of the Group I Available Distribution Amount and Group II Available Distribution Amount on such Distribution Date, distributions will be made to the Senior Certificates in the following order of priority:

(1) first, (a) to the Group I Senior Certificates (other than the Class [__] Certificates) from the Group I Available Distribution Amount, the related Interest Distribution Amount pro rata based on the amount payable to each such Class and (b) to the Group II Senior Certificates (other than the Class [__] Certificates) from the Group II Available Distribution Amount, the related Interest Distribution Amount pro rata based on the amount payable to each such Class;

(2) second, (a) from the Group I Available Distribution Amount remaining after payments in clause (1)(a) above, the Group I Discount Fractional Principal Amount to the Class [__] Certificates and (b) from the Group II Available Distribution Amount remaining after payments in clause (1)(b) above, the Group II Discount Fractional Principal Amount to the Class [__] Certificates;

(3) third, (a) to the Group I Senior Certificates (other than the Class [__], Class [__] and Class [__] Certificates) on a pro rata basis based on the Certificate Principal Balance of each such Class, the Group I Available Distribution Amount remaining after payments pursuant to clause (1)(a) and (2)(a) above and (b) to the Group II Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) on a pro rata basis based on the Certificate Principal Balance of each such Class, the Group II Available Distribution Amount remaining after payments pursuant to clauses (1)(b) and (2)(b) above, in each case until the Certificate Principal Balance of each such Class has been reduced to zero;

(4) fourth, from the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after payments pursuant to clauses (1), (2) and (3) above, to each Class of Certificates for which a Senior Interest Shortfall Amount exists, the Senior Interest Shortfall Amount for such Distribution Date, pro rata, based on such Senior Interest Shortfall Amount;

(5) fifth, from the Group I Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Class [__] Reserve Fund and then from the Class [__] Reserve Fund, to the Class [__] Certificates, the Basis Risk Carryover Amount payable to such Class for such Distribution Date (after taking into account all payments received by the Securities Administrator from the Cap Contract);

(6) sixth, (a) from the Group I Available Distribution Amount remaining after payments pursuant to clauses (1) through (5) above, to the Group I Senior Certificates (other than the Class [__] Certificates and Class [__] Certificates) on a pro rata basis based on the outstanding Certificate Principal Balance of such Class, the amount of any unreimbursed losses previously allocated to each such Class and (b) from the Group II Available Distribution Amount remaining after payments pursuant to clauses (1) through (4) above, to the Group II Senior Certificates (other than the Class [__] Certificates) on a pro rata basis based on the outstanding Certificate Principal Balance of each such Class, the amount of any unreimbursed losses previously allocated to each such Class; and

(7) seventh, to the Class R Certificates, the remainder, if any (which is expected to be zero), of the Group I Available Distribution Amount and Group II Available Distribution Amount remaining after distributions pursuant to clauses (1) through (6) above.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Loans serviced by [GMAC pursuant to the GMAC 2005 Servicing Agreement] and received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class [P-1] Certificates, and all amounts representing Prepayment Charges in respect of the Loans serviced by [GreenPoint], [National City], [Wells Fargo] and [GMAC pursuant to the GMAC 2004 Servicing Agreement] and received during the related Prepayment Period will be withdrawn from the Distribution Account and distributed to the Class [P-2] Certificates, and shall not be available for distribution to the holders of any other Class of Certificates. The payment of such Prepayment Charges shall not reduce the Certificate Principal Balance of the Class [P-1] Certificates or Class [P-2] Certificates.

On the Distribution Date in [__________], prior to making any distributions to the Class R Certificates, the Securities Administrator shall make a payment of principal to the Class [P-1] Certificates and Class [P-2] Certificates, respectively, in reduction of the Certificate Principal Balance of each such Class from amounts on deposit in sub-accounts of the Distribution Account established and maintained by the Securities Administrator, on behalf of the Trustee, for the exclusive benefit of the Class [P-1] Certificateholders and Class [P-2] Certificateholders, as applicable.

Section 4.2 Allocation Realized Losses.

(a) Prior to each Distribution Date, the Master Servicer, based solely on the information provided by the related Servicer, shall determine the amount of Realized Losses, if any, with respect to each Loan.

(b) Realized Losses, other than Excess Losses, shall be allocated as follows: (i) for losses allocable to principal, (a) first, sequentially, to the Class [___], Class [___], Class [___], Class [___], Class [___]and Class [___] Certificates, in that order, until the Certificate Principal Balance of each such Class been reduced to zero and (b) second, (1) with respect to Realized Losses related to the Group I Loans, concurrently to each Class of the Group I Senior Certificates (other than the Class [___] Certificates and Class [___] Certificates) on a pro rata basis based on the Certificate Principal Balance of each such Class, in each case until the Certificate Principal Balance of each such Class has been reduced to zero; provided, that any such Realized Loss allocable to the Class [___] Certificates and Class [___] Certificates will be allocated first to the Class [___] Certificates, up to a maximum amount of $[___] with respect to the Class [___] Certificates, and up to a maximum amount of $[___] with respect to the Class [___] Certificates, until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates and Class [___] Certificates, respectively, until the Certificate Principal Balance of each such Class has been reduced to zero, and (2) with respect to Realized Losses related to the Group II Loans, concurrently to each Class of Group II Senior Certificates (other than the Class [___] Certificates) until the Certificate Principal Balance of each such Class has been reduced to zero, provided, that any such Realized Loss allocable to the Class [___] Certificates will be allocated first to the Class [___] Certificates, until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates, until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero; provided, however, that following the Credit Support Depletion Date, if any loss is incurred with respect to a Group I Discount Loan, the Group I Discount Fraction of such loss will first be allocated to the Class [___] Certificates and the remainder of such loss will be allocated as described above in clause (i)(b)(2); provided, further, that following the Credit Support Depletion Date, if any loss is incurred with respect to a

Group II Discount Loan, the Group II Discount Fraction of such loss will first be allocated to the Class [___] Certificates and the remainder of such loss will be allocated as described above in clause (i)(b)(2); and (ii) for losses allocable to interest, (a) first, sequentially, to the Class [___], Class [___], Class [___], Class [___], Class [___] and Class [___] Certificates, in that order, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such Certificate on such Distribution Date has been reduced to zero, and then in reduction of the Certificate Principal Balance of such Certificate until the Certificate Principal Balance thereof has been reduced to zero, and (b) second, to the Senior Certificates relating to the Loan Group for which such Realized Losses were incurred, by Pro Rata Allocation, in reduction of accrued but unpaid interest thereon until the amount of interest accrued on such Certificate has been reduced to zero and then with respect to the Senior Certificates (other than the Class [___], Class [___], Class [___], Class [___] and Class [___] Certificates), in reduction of the Certificate Principal Balance of each such Certificate until the aggregate of the Certificate Principal Balances thereof have been reduced to zero; provided, that (1) the Pro Rata Allocation of any such loss allocable to the Class [___] Certificates and Class [___] Certificates will be allocated first to the Class [___] Certificates, up to a maximum amount of $[___] with respect to the Class [___] Certificates, and up to a maximum amount of $[___] with respect to the Class [___] Certificates, until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates and Class [___] Certificates, respectively, until the Certificate Principal Balance of each such Class has been reduced to zero; and (2) the Pro Rata Allocation of any such loss allocable to the Class [___] Certificates will be allocated first to the Class [___] Certificates until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero. In addition, to the extent the related Servicer receives Subsequent Recoveries with respect to any defaulted Loan, the amount of the Realized Loss with respect to that defaulted Loan will be reduced to the extent such Subsequent Recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date. In the event that a Servicer receives any Subsequent Recoveries, such Subsequent Recoveries shall be distributed as part of the Group I Available Distribution Amount or Group II Available Distribution Amount, as applicable, in accordance with the priorities in Section 4.1, and the Certificate Principal Balance of each Class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate shall be increased, in order of seniority, by the amount of such Subsequent Recoveries. Holders of such Certificates are not entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

(c) Excess Losses with respect to the Loans will be allocated to the outstanding Class or Classes of Senior Certificates (other than the Class [___], Class [___] and Class [___] Certificates) of the related Loan Group and to the Subordinate Certificates by Pro Rata Allocation; provided, that (i) the Pro Rata Allocation of any such loss allocable to the Class [___] Certificates and Class [___] Certificates will be allocated first to the Class [___] Certificates, up to a maximum amount of $[___] with respect to the Class [___] Certificates, and up to a maximum amount of $[___] with respect to the Class [___] Certificates, until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates and Class [___] Certificates, respectively, until the Certificate Principal Balance of each such Class has been reduced to zero; and (ii) the Pro Rata Allocation of any such loss allocable to the Class [___] Certificates will be allocated first to the Class [___] Certificates until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero.

(d) On each Distribution Date, if the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class [___], Class [___] and Class [___] Certificates) and Subordinate Certificates exceeds the aggregate Principal Balance of the Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the related Certificates on such Distribution Date), such excess will be deemed a principal loss and will be allocated to the Subordinate Certificates in reverse order of seniority until the Certificate Principal Balance of each such Class has been reduced to zero. If the Certificate Principal Balance of each Class of Subordinate Certificates has been reduced to zero and the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class [___], Class [___] and Class [___] Certificates) exceeds the aggregate Principal Balance of the Loans (after giving effect to distributions of principal and the allocation and reimbursement of all losses on the Certificates on such Distribution Date), such excess will be deemed a principal loss and, (i) if attributable to the Group I Loans, will be allocated to the Group I Senior Certificates (other than the Class [___] Certificates and Class [___] Certificates) by Pro Rata Allocation, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, that any such Realized Loss allocable to the Class [___] Certificates and Class [___] Certificates will be allocated first to the Class [___] Certificates, up to a maximum amount of $[___] with respect to the Class [___] Certificates, and up to a maximum amount of $[___] with respect to the Class [___] Certificates, until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates and Class [___] Certificates, respectively, until the Certificate Principal Balance of each such Class has been reduced to zero; and (ii) if attributable to the Group II Loans, will be allocated to the Group II Senior Certificates (other than the Class [___] Certificates), by Pro Rata Allocation, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, that any such Realized Loss allocable to the Class [___] Certificates will be allocated first to the Class [___] Certificates until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero, and then to the Class [___] Certificates until the Certificate Principal Balance of the Class [___] Certificates has been reduced to zero.

Realized Losses from the Loans shall be applied after all distributions have been made on each Distribution Date, to each REMIC I Regular Interest in the same manner and priority as Realized Losses are allocated to the Corresponding Certificates.

Section 4.3 Reduction of Certificate Principal Balances on the Certificates.

(a) All reductions in the Certificate Principal Balance of a Certificate effected by distributions of principal or allocations of Realized Losses with respect to the related Loans made on any Distribution Date shall be binding upon all Holders of such Certificate and of any Certificate issued upon the registration of transfer or exchange therefor or in lieu thereof, whether or not such distribution is noted on such Certificate. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs.

(b) The final distribution of principal of each Certificate (and the final distribution with respect to the Residual Certificates upon termination of the Trust Fund) shall be payable in the manner provided above only upon presentation and surrender thereof on or after the Distribution Date therefor at the office or agency of the Securities Administrator specified in the notice delivered pursuant to Section 4.6 or Section 9.1.

(c) Whenever, on the basis of Curtailments, Payoffs and Monthly Payments on the Loans and related Insurance Proceeds and Liquidation Proceeds received and expected to be received during the applicable Prepayment Period, the Securities Administrator believes that the entire remaining unpaid aggregate Certificate Principal Balance of any Class of Certificates shall become distributable on the next Distribution Date, the Securities Administrator shall, no later than the Determination Date of the month of such Distribution Date, mail or cause to be mailed to each Person in whose name a Certificate to be so retired is registered at the close of business on the Record Date, to the Underwriter and to each Rating Agency a notice to the effect that:

(i) it is expected that funds sufficient to make such final distribution shall be available in the Distribution Account on such Distribution Date, and

(ii) if such funds are available, (A) such final distribution shall be payable on such Distribution Date, but only upon presentation and surrender of such Certificate at the office or agency of the Securities Administrator maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after such Distribution Date.

Section 4.4 Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee and the Securities Administrator reasonably believe are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

Section 4.5 Distributions on the REMIC I Regular Interests.

Distributions of principal from the Loans shall be deemed to be made to the REMIC I Regular Interests, in each case from the related Loan Group, first, to REMIC I Regular Interest LT-IA1, REMIC I Regular Interest LT-IA3, REMIC I Regular Interest LT-IA4, REMIC I Regular Interest LT-IA5, REMIC I Regular Interest LT-IA7, REMIC I Regular Interest LT-IA8, REMIC I Regular Interest LT-IAPO, REMIC I Regular Interest LT-IIA1, REMIC I Regular Interest LT-IIA2, REMIC I Regular Interest LT-IIA3, REMIC I Regular Interest LT-IIA4, REMIC I Regular Interest LT-IIAPO, REMIC I Regular Interest LT-P1, REMIC I Regular Interest LT-P2, REMIC I Regular Interest LT-M, REMIC I Regular Interest LT-B1, REMIC I Regular Interest LT-B2, REMIC I Regular Interest LT-B3, REMIC I Regular Interest LT-B4 and REMIC I Regular Interest LT-B5 in the same manner and priority as such distributions are made to the Corresponding Certificates. Interest shall be payable to each REMIC I Regular Interest at the related Uncertificated REMIC I Pass-Through Rate on each such REMIC I Regular Interest’s Uncertificated Principal Balance.

Section 4.6 Statements to Certificateholders.

On each Distribution Date, the Securities Administrator shall provide or make available, upon request to each Holder of a Certificate and the Credit Risk Manager, a statement (each, a “Remittance Report”) as to the distributions made to such Certificateholders on such Distribution Date setting forth:

(i) applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

(ii) the total cash flows received and the general sources thereof;

(iii) the aggregate Servicing Fees received by the Servicers and the Master Servicing Compensation received by the Master Servicer during the related Due Period;

(iv) [[the amount of any Net Swap Payment payable to the Swap Administrator, any Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the Swap Administrator and any Swap Termination Payment payable to the Swap Provider;]]

(v) the amount of the distribution made on such Distribution Date to the Holders of the Certificates allocable to principal;

(vi) the amount of the distribution made on such Distribution Date to the Holders of the Certificates allocable to interest;

(vii) the number and aggregate Principal Balance of the Loans in a Loan Group in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) (1) foreclosure proceedings have been initiated, and (2) the number and aggregate Principal Balance of Mortgaged Properties acquired through foreclosure, deed in lieu of foreclosure or other exercise of rights respecting the Trustee’s security interest in the Loans, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date and separately identifying such information for the (i) first lien Mortgage Loans, (ii) second lien Mortgage Loans, (iii) Adjustable Rate Mortgage Loans, in each such Loan Group;

(viii) the aggregate Principal Balance of the Loans as of the close of business on the last day of the related Prepayment Period;

(ix) the amount of Special Hazard Coverage available to the Group I Senior Certificates and Group II Senior Certificates remaining as of the close of business on the applicable Determination Date;

(x) the amount of Bankruptcy Coverage available to the Group I Senior Certificates and Group II Senior Certificates remaining as of the close of business on the applicable Determination Date;

(xi) the amount of Fraud Coverage available to the Group I Senior Certificates and Group II Senior Certificates remaining as of the close of business on the applicable Determination Date;

(xii) the amount of Realized Losses with respect to the Group I Loans and Group II Loans allocable to the related Certificates on the related Distribution Date and the cumulative amount of Realized Losses incurred and allocated to the related Certificates since the Cut-Off Date;

(xiii) the amount of interest accrued but not paid to each Class of Certificates entitled to interest since (a) the prior Distribution Date and (b) the Closing Date;

(xiv) the amount of funds advanced by each Servicer and the Master Servicer for such Distribution Date with respect to the Loans in each Loan Group (including the general purpose of such Advances), the aggregate amount of unreimbursed Advances at the close of business on the Distribution Date, and the general source of funds for reimbursements;

(xv) the total amount of Payoffs and Curtailments received during the related Prepayment Period with respect to Loans in each Loan Group and the aggregate amount of any Prepayment Charges received in respect thereof;

(xvi) with respect to any Loan that became an REO Property during the preceding calendar month, the loan number of such Loan, the Principal Balance and the Scheduled Principal Balance of such Loan;

(xvii) to the extent provided by the related Servicer, the book value of any REO Property as of the close of business on the last Business Day of the calendar month preceding the Distribution Date with respect to the Loans in each Loan Group;

(xviii) the aggregate amount of Extraordinary Trust Fund expenses withdrawn from the Distribution Account for such Distribution Date and the aggregate amount of any other fees or expenses accrued and paid (identifying the purpose of such fees and the party receiving such fees or expenses);

(xix) the aggregate Certificate Principal Balance of each Class of Certificates, after giving effect to the distributions and allocations of Realized Losses made on such Distribution Date, separately identifying any reduction thereof due to allocations of Realized Losses;

(xx) the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date on the Loans in each Loan Group, to the extent not covered by payments by the Master Servicer pursuant to Section 3.20;

(xxi) the aggregate amount of Relief Act Interest Shortfalls for such Distribution Date with respect to the Loans in each Loan Group;

(xxii) the respective Pass-Through Rates applicable to each Class of Certificates as of such Distribution Date [(and whether such Pass-Through Rate was limited by the [Net WAC Pass-Through Rate])];

(xxiii) the Basis Risk Carryover Amount, if any, for such Distribution Date;

(xxiv) the Basis Risk Carryover Amount, if any, outstanding after reimbursements therefor on such Distribution Date;

(xxv) the amount of any deposit to the Class [___] Reserve Fund contemplated by Section 3.25;

(xxvi) the balance of the Class [___] Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

(xxvii) the amount of any withdrawal from the Class [___] Reserve Fund pursuant to Section 4.1(a)(v);

(xxviii) the balance of each Reserve Fund after all deposits and withdrawals on such Distribution Date;

(xxix) [the amount withdrawn from the Pre-Funding Account pursuant to Section 3.26(c) on that Distribution Date, the amount remaining on deposit in the Pre-Funding Account following such Distribution Date, and the amount withdrawn from the Pre-Funding Account and used to purchase Subsequent Loans prior to such Distribution Date;]

(xxx) [for the distribution occurring on the Distribution Date immediately following the end of the Pre-Funding Period, the balance on deposit in the Pre-Funding Account that has not been used to purchase Subsequent Loans and that is being distributed to the related Senior Certificates as a mandatory distribution of principal, if any, on such Distribution Date; ]

(xxxi) [the amount withdrawn from the Capitalized Interest Account pursuant to Section 3.27 on that Distribution Date and the amount remaining on deposit in the Capitalized Interest Account following such Distribution Date;]

(xxxii) [if applicable, during the Pre-funding Period, the information required by Items 1110, 1111 and 1112 of Regulation AB];

(xxxiii) [information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;]

(xxxiv) if applicable, material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the preceding calendar month that have become material over time; and

(xxxv) material breaches of representations and warranties regarding the Mortgage Loans.

The Securities Administrator shall make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders, the Trustee and the Rating Agencies via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at [______________]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclause (i) above, the amounts shall be expressed as a dollar amount per single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Regular Interest Certificate a statement containing the information set forth in subclause (i) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish to each Person who at any time during the calendar year was a Holder of a Class R Certificate a statement setting forth the amount, if any, actually distributed with respect to the Class R Certificates aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

The Securities Administrator shall, upon request, furnish to each Certificateholder, during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

On each Distribution Date, the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

Section 4.7 Advances.

If the Monthly Payment on a Loan or a portion thereof is delinquent as of its Due Date, other than as a result of interest shortfalls due to bankruptcy proceedings or application of the Relief Act, and the related Servicer fails to make an advance of the delinquent amount pursuant to the related Servicing Agreement, the Master Servicer shall deposit in the Distribution Account, from its own funds or from amounts on deposit in the Distribution Account that are held for future distribution, not later than the Distribution Account Deposit Date immediately preceding the related Distribution Date an amount equal to such delinquency, net of the Servicing Fee and Master Servicing Fee for such Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds, or future payments on the Loan for which such Advance was made. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer’s records and replaced by the Master Servicer by deposit in the Distribution Account on or before any future Distribution Account Deposit Date to the extent that related Available Distribution Amount (determined without regard to Advances to be made on the related Distribution Account Deposit Date) shall be less than the total amount that would be distributed to the related Classes of Certificateholders pursuant to Section 4.1 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. Subject to the foregoing, the Master Servicer shall continue to make such Advances through the date that the related Servicer is required to do so under its Servicing Agreement. In the event the Master Servicer elects not to make an Advance because the Master Servicer deems such Advance nonrecoverable pursuant to this Section 4.7, on the related Distribution Account Deposit Date, the Master Servicer shall present an Officer’s Certificate to the Trustee (i) stating that the Master Servicer elects not to make an Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable.

ARTICLE V
THE CERTIFICATES

Section 5.1 The Certificates.

(a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Loans and all other assets included in REMIC I.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-12. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Certificates, other than the Class R Certificates, Class P Certificates and Junior Subordinate Certificates, shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicers, the Master Servicer and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

(c) Any Junior Subordinate Certificate or Class P Certificate initially offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of a temporary global certificate in definitive, fully registered form (each, a “Regulation S Temporary Global Certificate”), which shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository for the account of designated agents holding on behalf of Euroclear or Clearstream. Beneficial interests in each Regulation S Temporary Global Certificate may be held only through Euroclear or Clearstream; provided, however, that such interests may be exchanged for interests in a Definitive Certificate in accordance with the requirements described in Section 5.2. After the expiration of the Release Date, a beneficial interest in a Regulation S Temporary Global Certificate may be exchanged for a beneficial interest in the related permanent global certificate of the same Class (each, a “Regulation S Permanent Global Certificate”), in accordance with the procedures set forth in Section 5.2. Each Regulation S Permanent Global Certificate shall be deposited with the Securities Administrator or an agent of the Securities Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

(d) The Junior Subordinate Certificates and Class P Certificates offered and sold to Qualified Institutional Buyers (“QIBs”) in reliance on Rule 144A under the Securities Act (“Rule 144A”) will be issued in the form of Definitive Certificates.

(e) The Trustee, the Servicers, the Securities Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates and Global Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates and Global Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates and Global Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates and Global Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Master Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Securities Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. With respect to a Global Certificate, the related Certificate Owner (other than a Holder of a Regulation S Temporary Global Certificate) may request that its interest in a Global Certificate be exchanged for a Definitive Certificate. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, or the Global Certificates by the Depository accompanied by registration instructions from the Depository for registration of transfer, the Securities Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $10,000 except that any beneficial ownership that was represented by a Book-Entry Certificate, or a Global Certificate, as applicable in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate or a Global Certificate, as applicable. None of the Depositor, the Servicers, the Master Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator on behalf of the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator on behalf of the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(f) Neither the Trustee nor the Securities Administrator shall have any liability to the Trust Fund and shall be indemnified by the Trust Fund for, any cost, liability or expense incurred by them arising from a registration of a Certificate or transfer, pledge sale or other disposition of a Certificate in reliance upon a certification, Officer’s Certificate, affidavit, ruling or Opinion of Counsel described in this Article V.

Section 5.2 Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 8.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b) No transfer of any Junior Subordinate Certificate or Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Junior Subordinate Certificate or Class P Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-2; (iii) if such transfer is purportedly being made in reliance on Regulation S, a written certification from the prospective transferee, substantially in the form attached hereto as Exhibit B-3 and (iv) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer, the Securities Administrator or the Servicers), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Depositor nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

A holder of a beneficial interest in a Regulation S Temporary Global Certificate must provide Euroclear or Clearstream, as the case may be, with a certificate in the form of Annex A to Exhibit B-4 hereto certifying that the beneficial owner of the interest in such Global Certificate is not a U.S. Person (as defined in Regulation S), and Euroclear or Clearstream, as the case may be, must provide to the Trustee and Securities Administrator a certificate in the form of Exhibit B-4 hereto prior to (i) the payment of interest or principal with respect to such holder’s beneficial interest in the Regulation S Temporary Global Certificate and (ii) any exchange of such beneficial interest for a beneficial interest in a Regulation S Permanent Global Certificate.

(c) No transfer of a Class P Certificate or a Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”) unless the Securities Administrator is provided with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicers may rely, which establishes to the satisfaction of the Securities Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator, the Trust Fund. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

Each Transferee of a Class M Certificate or Class B Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) or, with respect to each Transferee of a Junior Subordinate Certificate, shall certify that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) for Certificates other than the Junior Subordinate Certificates, it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption (“PTE”) 94-84 or FAN 97-03E, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the “Exemption”), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in this Section 5.2(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any certificate or interest therein was effected in violation of the conditions described in this Section 5.2(c) shall indemnify and hold harmless the Depositor, the Trustee, the Servicers, the Master Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d) Each Transferee of a Class R Certificate shall be deemed by the acceptance or acquisition of the related Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Transferee of a Class R Certificate are expressly subject to the following provisions:

(i) Each such Transferee shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Securities Administrator shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)  an affidavit in the form of Exhibit C hereto from the proposed Transferee to the effect that such Transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B)  a covenant of the proposed Transferee to the effect that the proposed Transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

(iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported Transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Securities Administrator shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Securities Administrator received the documents specified in clause (iii). The Securities Administrator shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Securities Administrator shall be distributed and delivered by the Securities Administrator to the prior Holder of such Class R Certificate that is a Permitted Transferee.

(v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Securities Administrator to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Securities Administrator determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Securities Administrator may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Securities Administrator and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

(vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Securities Administrator upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of Class R interests to Disqualified Organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Securities Administrator, in form and substance satisfactory to the Securities Administrator, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC. The Holder of the Class R Certificate issued hereunder, while not a Disqualified Organization, is the Tax Matters Person.

(e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with Authorized Denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 8.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing.

(g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

Section 5.3 Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 5.4 Persons Deemed Owners.

The Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.1 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Master Servicer, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

Section 5.5 Certain Available Information.

On or prior to the date of the first sale of any Junior Subordinate Certificate or Class P Certificate to an Independent third party, the Depositor shall provide to the Securities Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificate. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Securities Administrator, the Depositor promptly shall inform the Securities Administrator of such event and shall deliver to the Securities Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Securities Administrator shall maintain at its office as set forth in Section 11.5 hereof and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Junior Subordinate Certificate or Class P Certificate, the private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.1, (B) all monthly statements required to be delivered to Certificateholders of the Junior Subordinate Certificates and Class P Certificates pursuant to Section 4.6 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date and (C) any copies of all Officers’ Certificates of the Servicers since the Closing Date delivered to the Master Servicer to evidence such Person’s determination that any Monthly Advance or Servicing Advance was, or if made, would be a Nonrecoverable Monthly Advance or Nonrecoverable Servicing Advance. Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the Person requesting the same.

ARTICLE VI
THE DEPOSITOR AND THE MASTER SERVICER AND THE CREDIT RISK MANAGER

Section 6.1 Liability of the Depositor and the Master Servicer.

The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor and Master Servicer and undertaken hereunder by the Depositor and the Master Servicer herein.

Section 6.2 Merger or Consolidation of the Depositor or the Master Servicer.

Subject to the following paragraph, the Depositor shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer shall keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation. The Depositor and the Master Servicer each shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Loans and to perform its respective duties under this Agreement.

The Depositor or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the Rating Agencies’ ratings of the Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies).

Section 6.3 Limitation on Liability of the Depositor, the Master Servicer, the Servicers, the Securities Administrator and Others.

None of the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any of the directors, officers, employees or agents of the Depositor, the Master Servicer, the Securities Administrator or the Servicers shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or the Servicing Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Securities Administrator, the Servicers or any such person against any breach of warranties, representations or covenants made herein or in the Servicing Agreements, or against any specific liability imposed on the Master Servicer, the Securities Administrator or the Servicers pursuant hereto or pursuant to the Servicing Agreements, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Securities Administrator, the Servicers and any director, officer, employee or agent of the Depositor, the Master Servicer, the Securities Administrator or the Servicers may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder or under the Servicing Agreements. The Depositor, the Master Servicer, the Servicers, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Depositor, the Master Servicer, the Servicers, the Custodian or the Securities Administrator shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates, any Servicing Agreement or the Cap Contract, or any loss, liability or expense incurred by any of such Persons other than by reason of such Person’s willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. None of the Depositor, the Master Servicer, the Securities Administrator, any Custodian or any Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement, the Custodial Agreement, the applicable Servicing Agreement or the Cap Contract and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Master Servicer, the Custodians and the Securities Administrator may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Custodians, the Servicers and the Securities Administrator shall be entitled to be reimbursed therefor from the Distribution Account as and to the extent provided in Article III, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Distribution Account.

Section 6.4 Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

Section 6.5 Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $15,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an officer’s certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

Section 6.6 Rights of the Depositor in Respect of the Master Servicer.

The Master Servicer shall afford the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of the Master Servicer’s rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Depositor and the Trustee the most recent financial statements of its parent and such other information relating to the Master Servicer’s capacity to perform its obligations under this Agreement as it possesses. To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) in working with legal counsel, auditors, taxing authorities or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor, the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, as the case may be, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer under this Agreement or exercise the rights of the Master Servicer under this Agreement; provided that the Master Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

Section 6.7 Duties of the Credit Risk Manager.

For and on behalf of the Depositor, pursuant to the Credit Risk Management Agreements the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Loans, and as to the collection of any Prepayment Charges with respect to the Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the related Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the related Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicers, the Master Servicer, the Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

Section 6.8 Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under a Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by a Servicer pursuant to a Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

Section 6.9 Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders evidencing, in aggregate, not less than 66 2/3% of the aggregate Percentage Interests of all Classes of Certificates, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager’s removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

Section 6.10 Transfer of Servicing by Sponsor of Certain Loans Serviced by [GMAC].

Sponsor may, at its option, transfer the servicing responsibilities of [GMAC] as a Servicer with respect to the Loans serviced pursuant to the [GMAC 2005 Servicing Agreement] at any time without cause. No such transfer shall become effective unless and until a successor to [GMAC] shall have been appointed to service and administer the related Loans pursuant to the terms and conditions of the [GMAC 2005 Servicing Agreement] or a servicing agreement that is reasonably acceptable to Sponsor, the Master Servicer and the Rating Agencies. No appointment shall be effective unless (i) such successor to [GMAC] meets the eligibility criteria set forth in this Section 6.10, (ii) the Master Servicer shall have consented to such appointment, (iii) the Rating Agencies have confirmed in writing that such appointment will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates and (iv) all amounts reimbursable to [GMAC under the GMAC 2005 Servicing Agreement] shall have been paid to [GMAC], and all servicing transfer costs incurred by the Master Servicer shall have been paid to it, by the successor appointed pursuant to the terms of this Section 6.10 or by Sponsor including without limitation, all unreimbursed Monthly Advances and Servicing Advances made by [GMAC] and all out-of-pocket expenses of [GMAC] incurred in connection with the transfer of servicing to such successor. Sponsor shall provide a copy of the written confirmation of the Rating Agencies and the servicing agreement executed by such successor to the Trustee, the Securities Administrator and the Master Servicer. In connection with such appointment and assumption described herein, Sponsor may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted [GMAC under the GMAC 2005 Servicing Agreement]. Sponsor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

Notwithstanding the foregoing, any successor to [GMAC] appointed under this Agreement with respect to the Loans serviced pursuant to the [GMAC 2005 Servicing Agreement] must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor Servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $15,000,000 and (iv) assume all the responsibilities, duties or liabilities of [GMAC] (other than liabilities of [GMAC] incurred prior to the transfer of servicing from [GMAC]) under the [GMAC 2005 Servicing Agreement] in connection with the servicing and administration of the related Loans or a servicing agreement that is reasonably acceptable to Sponsor, the Master Servicer and the Rating Agencies.

ARTICLE VII
DEFAULT

Section 7.1 Master Servicer Events of Default.

“Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) Reserved;

(ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.5, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, or as otherwise set forth in this Agreement, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of the related Certificates evidencing, in aggregate, not less than 25% of the aggregate Certificate Principal Balance of the Certificates; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(vi) any failure of the Master Servicer to make any Advance on any Distribution Account Deposit Date required to be made from its own funds pursuant to Section 4.7 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Distribution Account Deposit Date.

If a Master Servicer Event of Default described in clauses (ii) through (v) of this Section shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates evidencing, in aggregate, not less than 51% of the aggregate Certificate Principal Balance of the Certificates, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) under this Agreement, to the extent permitted by law, and in and to the Loans and the proceeds thereof. Except as otherwise provided in Section 7.4, if a Master Servicer Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer (and the Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) in its capacity as Master Servicer under this Agreement (and in its capacity as Securities Administrator if the Master Servicer and the Securities Administrator are the same entity) and in and to the Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, (and, if applicable, the Securities Administrator) any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Loans and related documents, or otherwise. The Master Servicer (and, if applicable, the Securities Administrator) agrees promptly (and in any event no later than ten (10) Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s (and, if applicable, the Securities Administrator’s) functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 6.3, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 7.1, the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

Section 7.2 Trustee to Act; Appointment of Successor.

On and after the time the Master Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Master Servicer (and, if applicable, the Securities Administrator) in its capacity as Master Servicer (and, if applicable, the Securities Administrator) under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Master Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.3 and the obligation to deposit amounts in respect of losses pursuant to Section 3.23(c)) by the terms and provisions hereof including, without limitation, the Master Servicer’s obligations to make Advances no later than each Distribution Date pursuant to Section 4.7; provided, however, if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 4.7; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by Section 7.1 shall not be considered a default by the Trustee as successor to the Master Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Master Servicing Fee and all funds relating to the Loans, investment earnings on the Distribution Account and all other remuneration to which the Master Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if it is prohibited by law from making advances regarding delinquent mortgage loans or if the Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates so request in writing promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Master Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer under this Agreement.

No appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement shall be effective until the assumption by the successor of all of the Master Servicer’s (and, if applicable, the Securities Administrator’s) responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer (and, if applicable, the Securities Administrator) as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Master Servicer (and, if applicable, the Securities Administrator) under this Agreement, the Trustee shall act in such capacity as hereinabove provided. The transition costs and expenses incurred by the Trustee in connection with the replacement of the Master Servicer (and, if applicable, the Securities Administrator) shall be reimbursed out of the Trust Fund.

Section 7.3 Notification to Certificateholders.

(a) Upon any termination of the Master Servicer pursuant to Section 7.1 or any appointment of a successor to the Master Servicer pursuant to Section 7.2, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Not later than the later of sixty (60) days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Master Servicer Event of Default or five (5) days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates, at the expense of the Trust Fund, notice of each such occurrence, unless such default or Master Servicer Event of Default shall have been cured or waived.

Section 7.4 Waiver of Master Servicer Events of Default.

The Holders evidencing, in aggregate, not less than 66-2/3% of the aggregate Percentage Interests of all Certificates affected by any default or Master Servicer Event of Default hereunder may waive such default or Master Servicer Event of Default; provided, however, a default or Master Servicer Event of Default under clause (vi) of Section 7.1 may be waived only by all of the Holders of the related Regular Interest Certificates. Upon any such waiver of a default or Master Servicer Event of Default, such default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VIII
CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

Section 8.1 Duties of Trustee and Securities Administrator.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform on their face to the requirements of this Agreement. If any such instrument is found not to conform on its face to the requirements of this Agreement, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator shall provide notice to the Trustee thereof and the Trustee shall provide notice to the Certificateholders.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) Prior to the occurrence of a Master Servicer Event of Default, and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee and the Securities Administrator shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing, in aggregate, not less than 25% (or such other percentage set forth in this Agreement) of the aggregate Certificate Principal Balance of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

Section 8.2 Certain Matters Affecting Trustee and Securities Administrator.

(a) Except as otherwise provided in Section 8.1:

(i) Before taking any action pursuant to this Agreement, the Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund; provided, however, if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(vii) The Securities Administrator shall not be liable for any loss resulting from the investment of funds held in the Distribution Account at the direction of the Master Servicer pursuant to Section 3.23(c);

(viii) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(ix) The Trustee shall not be deemed to have notice of any default or Master Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

(x) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

(b) The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents of the Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract, the Trustee shall not be required to make any payments to the counterparty under the Cap Contract.

(c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

Section 8.3 Trustee and Securities Administrator not Liable for Certificates or Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12), the Cap Contract or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Loans or deposited in or withdrawn from the Distribution Account.

Section 8.4 Trustee, Master Servicer and Securities Administrator May Own Certificates.

Each of the Trustee, the Master Servicer and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee, Master Servicer or the Securities Administrator.

Section 8.5 Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder and of Wells Fargo under the Wells Fargo Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodians shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any default administration to be performed by the Trustee or the Securities Administrator pursuant to this Agreement or other agreements related hereto and any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement or the Cap Contract, including other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator, respectively, pursuant to Section 10.1(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence by the Trustee, or Securities Administrator in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

Section 8.6 Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, Sponsor, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 8.7.

Additionally, the Securities Administrator (i) may not be an originator, Master Servicer, Servicer, the Depositor or an affiliate of the Depositor unless the Securities Administrator is in an institutional trust department, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/F1” by Fitch, if Fitch is a Rating Agency, or the equivalent rating by S&P or Moody’s (or such rating acceptable to Fitch pursuant to a rating confirmation). If no successor securities administrator shall have been appointed and shall have accepted appointment within sixty (60) days after Wells Fargo Bank, N.A., as Securities Administrator, ceases to be the securities administrator pursuant to this Section 8.6, then the Trustee shall perform the duties of the Securities Administrator pursuant to this Agreement. The Trustee shall notify the Rating Agencies of any change of Securities Administrator. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth herein as the Trustee under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Trustee under this Agreement. Wells Fargo Bank, N.A. or one of its Affiliates shall act as Securities Administrator for so long as it is Master Servicer under this Agreement.

Section 8.7 Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign (including, in the case of the Securities Administrator, in connection with the resignation or termination of the Master Servicer) and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 8.6 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates evidencing, in aggregate, not less than 51% of the Certificate Principal Balance of the Certificates, may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor. All costs and expenses incurred by the Trustee in connection with its removal without cause hereunder shall be reimbursed to it by the Trust Fund.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 8.8.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

Section 8.8 Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 8.7 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Loan Documents and related documents and statements to the extent held by it hereunder, as well as all moneys, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 8.6 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of the related Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

Section 8.9 Merger or Consolidation of Trustee or Securities Administrator.

Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 8.6, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 8.10 Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.6 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.8 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

Section 8.11 Appointment of Office or Agency.

The Securities Administrator shall appoint an office or agency in the City of Minneapolis located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, where the Certificates may be surrendered for registration of transfer or exchange, and presented for final distribution and where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

Section 8.12 Representations and Warranties of the Trustee.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator and the Depositor as applicable, as of the Closing Date, that:

(i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

ARTICLE IX
TERMINATION

Section 9.1 Termination Upon Purchase or Liquidation of the Loans.

(a) Subject to Section 9.2, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator and the Trustee (other than the obligations of the Master Servicer to the Securities Administrator and the Trustee pursuant to Section 8.5 and of the Master Servicer to pay Compensating Interest to the Securities Administrator and the Securities Administrator to make payments in respect of REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Master Servicer (as defined below) of all Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (a) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (b) the Last Scheduled Distribution Date. The purchase by the Master Servicer of all Loans and each REO Property remaining in REMIC I shall be at a price (the “Termination Price”) equal to the sum of (i) the greater of (A) the aggregate Purchase Price of all the Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Master Servicer, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.1) plus (ii) any amounts due the Servicers and the Master Servicer in respect of unpaid Servicing Fees, Master Servicing Compensation and outstanding Monthly Advances and Servicing Advances.

(b) The Master Servicer shall have the right to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Master Servicer may elect to purchase all of the Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of such election is less than or equal to 10% of the aggregate Scheduled Principal Balance of the Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

(c) Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Loans and each REO Property by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of REMIC I Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of REMIC I Regular Interests or Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Loans and each REO Property remaining in the REMIC I by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the last Business Day of the month next preceding the month of the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit (a) to the Master Servicer from such funds deposited in the Distribution Account (i) any amounts which the Master Servicer notifies it in writing that the Master Servicer would be permitted to withdraw and retain from the Distribution Account pursuant to Section 3.24 and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement and notified by the Master Servicer in writing and (b) to the Servicers, any amounts reimbursable to the Servicers pursuant to the Servicing Agreements, in each case prior to making any final distributions pursuant to Section 9.1(d) below. Upon certification to the Trustee and the Securities Administrator by a Servicing Officer of the making of such final deposit, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Loans, and the Trustee shall execute all assignments, endorsements and other instruments necessary to effectuate such transfer in each case without recourse, representation or warranty.

(d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 4.1 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.1 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.1. Any such amounts held in trust by the Securities Administrator shall be held in an Eligible Account and the Securities Administrator may direct any depository institution maintaining such account to invest the funds in one or more Eligible Investments. All income and gain realized from the investment of funds deposited in such accounts held in trust by the Securities Administrator shall be for the benefit of the Securities Administrator; provided, however, that the Securities Administrator shall deposit in such account the amount of any loss of principal incurred in respect of any such Eligible Investment made with funds in such accounts immediately upon the realization of such loss.

Immediately following the deposit of funds in trust hereunder in respect of the Certificates, the Trust Fund shall terminate.

Section 9.2 Additional Termination Requirements.

(a) In the event that the Master Servicer purchases all the Loans and each REO Property or the final payment on or other liquidation of the last Loan or REO Property remaining in REMIC I pursuant to Section 9.1, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Securities Administrator shall specify the first day in the 90-day liquidation period in a statement attached to each REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Master Servicer;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Securities Administrator shall sell all of the assets of REMIC I to the Master Servicer for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b) At the expense of the requesting Master Servicer (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 9.1, at the expense of the Trust Fund), the Master Servicer shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each REMIC pursuant to this Section 9.2.

(c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Securities Administrator to specify the 90-day liquidation period for each REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE X
REMIC PROVISIONS

Section 10.1 REMIC Administration.

(a) The Trustee shall elect to treat each REMIC as a REMIC under the Code and, if necessary, under applicable state law and as instructed by the Securities Administrator. Each such election shall be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the “regular interests” in REMIC I and Component R-1 shall be designated as the “residual interest” in REMIC I. The Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__], Class [__] and Class [__] Certificates shall be designated as the “regular interests” in REMIC II and Component R-2 shall be designated as the “residual interest” in REMIC II. The Trustee shall not permit the creation of any “interests” in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests and the interests represented by the Certificates.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

(c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations Section 1.860F-4(d) and Treasury regulations Section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

(e) The Securities Administrator shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the prepayment assumptions (as set forth in the Prospectus) as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who shall serve as the representative of each REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any REMIC or the respective assets of each, or causing any REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and the Securities Administrator shall not take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Securities Administrator pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article X, (iii) to the Master Servicer pursuant to Section 10.3 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or under this Article X, or (iv) against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h) The Trustee and the Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) Following the Startup Day, the Trustee shall not accept any contributions of assets to any REMIC other than in connection with any Substitute Loan delivered in accordance with Section 2.3 unless it shall have received an Opinion of Counsel addressed to it to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any REMIC will receive a fee or other compensation for services nor permit any REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

Section 10.2 Prohibited Transactions and Activities.

None of the Depositor, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Loans (except in connection with (i) the foreclosure of a Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I (iii) the termination of REMIC I pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Loans pursuant to Article II of this Agreement), nor acquire any assets for any REMIC (other than REO Property acquired in respect of a defaulted Loan), nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date (other than a Substitute Loan delivered in accordance with Section 2.3), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any REMIC as a REMIC or (b) cause any REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

Section 10.3 Indemnification.

(a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Securities Administrator or the Master Servicer as a result of the Trustee’s failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Trustee set forth in this Agreement.

(b) The Master Servicer agrees to indemnify the Trust Fund, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee, as a result of the Master Servicer’s failure to perform its covenants set forth in Article III in accordance with the standard of care of the Master Servicer set forth in this Agreement.

(c) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor or the Trustee including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor or the Trustee as a result of the Securities Administrator’s failure to perform its covenants set forth in this Article X in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.1 Amendment. This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement, (b) to modify, eliminate or add to any provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as two REMICs at all times that any Certificates are outstanding, provided, that such action shall not, as evidenced by an Opinion of Counsel addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in aggregate, not less than 66-2/3% of the Trust Fund for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, payments received on Loans which are required to be distributed in respect of any Certificate without the consent of the Holder of such Certificate; (b) adversely affect in any material respect the interest of the Holders of the Senior Certificates (other than the Class R Certificates) in a manner other than as described in (a) above without the consent of the Holders of such Senior Certificates (other than the Class R Certificates) aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Senior Certificates (other than the Class R Certificates); (c) adversely affect in any material respect the interest of the Holders of the Subordinate Certificates in a manner other than as described in clause (a) above without the consent of the Holders of Subordinate Certificates aggregating not less than 66-2/3% of the aggregate Percentage Interest evidenced by all Subordinate Certificates; (d) adversely affect in any material respect the interest of the Holders of the Class P-1 Certificates in a manner other than as described in clause (a) above without the consent of the Holders of the Class P-1 Certificates ; (e) adversely affect in any material respect the interest of the Holders of the Class P-2 Certificates in a manner other than as described in clause (a) above without the consent of the Holders of the Class P-2 Certificates ; (f) adversely affect in any material respect the interest of the Class R Certificateholder without the consent of the Holder of the Class R Certificates; (g) change in any material respect the rights and obligations of the Master Servicer or successor Master Servicer under this Agreement without the prior written consent of such party; or (h) reduce the aforesaid percentage of the Certificates the Holders of which are required to consent to any such amendments without the consent of the Holders of all Certificates then outstanding; provided, that for the purposes of this Agreement, the Holder of the Class R Certificate shall have no right to vote at all times that any Senior Certificates (other than the Class R Certificates), or Subordinate Certificates are outstanding if such amendment relates to the modification, elimination or addition of any provision necessary to maintain the qualification of the Trust Fund as two REMICs. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 3.18 hereof shall not require the consent of any Certificateholder or any Opinion of Counsel or Rating Agency confirmation.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel addressed to it to the effect that such amendment will not cause any of REMIC I or REMIC II of the Trust Fund to fail to qualify as a REMIC at any time that any REMIC Regular Interests or Regular Interest Certificates are outstanding.

As soon as practicable after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and Rating Agency.

It shall not be necessary for the consent of the Certificateholders under this Section 11.1 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Prior to the execution of any amendment to this Agreement, the Trustee shall be entitled to receive and rely upon an Opinion of Counsel addressed to it stating that the execution of such amendment is authorized or permitted by this Agreement. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s own rights, duties or immunities under this Agreement.

Section 11.2 Recordation of Agreement; Counterparts. To the extent permitted by applicable law, this Agreement (or an abstract hereof, if acceptable by the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only after the Depositor has delivered to the Trustee an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 11.3 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein no Certificateholder, solely by virtue of its status as Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless all of the Holders of Certificates evidencing, in aggregate, not less than 25% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.3, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 11.4 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (a) in the case of the Depositor, to 60 Wall Street, New York, New York 10005, Attention: Deutsche Mortgage Securities, Inc., Mortgage Loan Trust, Series 200[__]-[__], (telecopy number: (212) 250-2500, or such other address or telecopy number as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Depositor, (b) in the case of the Master Servicer and the Securities Administrator, [Address of Master Servicer] and for overnight delivery to [Address of Master Servicer], Attention: Deutsche Mortgage Securities, Inc., 200[__]-[__] (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee and the Depositor in writing by the Master Servicer or the Securities Administrator, and (c) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter furnish to the Master Servicer and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

Section 11.6 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.7 Notice to Rating Agencies.

The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which it has actual knowledge:

1.	Any material change or amendment to this Agreement;

2.	The occurrence of any Master Servicer Event of Default that has not been cured or waived;

3.	The resignation or termination of the Master Servicer or the Trustee;

4.	The repurchase or substitution of Loans pursuant to or as contemplated by Section 2.3; and

5.	Any event that would result in the inability of the Trustee to make advances regarding delinquent Loans pursuant to Section 7.2.

The Securities Administrator shall promptly provide notice to the Rating Agencies with respect to each of the following:

1.	The final payment to the Holders of any Class of Certificates; and

2.	Any change in the location of the Distribution Account.

The Master Servicer shall make available to each Rating Agency copies of the following:

1.	Each annual statement as to compliance described in Section 3.16; and

2.	Each Assessment of Compliance and Attestation Report described in Section 3.17.

Any such notice pursuant to this Section 11.7 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041 and to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

Section 11.8 Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

Section 11.9 Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, be, and be construed as, a sale of the Loans by the Depositor and not a pledge of the Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Loans by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the related Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.1 hereof shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the related Certificateholders, of a security interest in all of the Depositor’s right, title and interest in and to the Loans and all amounts payable to the holders of the Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts in the Capitalized Interest Account and amounts, other than investment earnings, from time to time held or invested in the Distribution Account and any Pre-Funding Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders, a security interest in the Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.1 to be a true, absolute and unconditional sale of the Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

DEUTSCHE MORTGAGE SECURITIES, INC., as Depositor
By:
Name:
Title:

By:
Name:
Title:

[NAME OF MASTER SERVICER] as Master Servicer and Securities Administrator

By:
Name:
Title:

[NAME OF TRUSTEE], not in its individual capacity but solely as Trustee

By:
Name:
Title:

With Respect to Sections 6.7, 6.8 and 6.9:

[NAME OF CREDIT RISK MANAGER]

By:  ____________________________________
Name:
Title:

ACKNOWLEDGED AND AGREED
with respect to Section 6.10:

DB STRUCTURED PRODUCTS, INC.

By:  ____________________________________
Name:
Title:

By:  ____________________________________
Name:
Title:

ACKNOWLEDGED BY:

AMERICAN HOME MORTGAGE CORP.

By:  ____________________________________
Name:
Title:

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of [_________], 200[__], before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Mortgage Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of [_________], 200[__], before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Deutsche Mortgage Securities, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On the __ day of [_________], 200[__], before me, a notary public in and for said State, personally appeared _________________________ known to me to be a ___________________ of [Name of Master Servicer], one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of [_________], 200[__], before me, a notary public in and for said State, personally appeared _______________ known to me to be a _______________ of [Name of Trustee], one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]

EXHIBIT A-1

FORM OF CLASS I-A-[1][5] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DMSI Series 200[__]-[__], Class I-A-[1][5]	Aggregate Certificate Principal Balance of the Class I-A-[1][5] Certificates as of the Issue Date: $___________

Pass-Through Rate: Floating	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: Wells Fargo Bank, N.A.

First Distribution Date: [____________][__],200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: ________________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class I-A-[1][5] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group I Loans sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-1-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to the related Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A-[1][5] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class I-A-[1][5] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class I-A-[1][5] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [_____]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum equal to the lesser of (a) One-Month LIBOR plus [_____]% and (b) [_____]%.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

A-1-3

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

A-1-4

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-1-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER]. as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A-[1][5] Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-2

FORM OF CLASS I-A-2 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DMSI Series 200[__]-[__], Class I-A-2	Initial Notional Amount of the Class I-A-2 Certificates as of the Issue Date: $___________

Pass-Through Rate: Floating	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: ________________

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class I-A-2 Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group I Loans sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-2-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to the related Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A-2 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class I-A-2 Certificates the aggregate initial Notional Amount of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Notional Amount of the Class I-A-2 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [___]% per annum and with respect to any Distribution Date thereafter shall be a per annum rate equal to the lesser of (a) the excess, if any, of [___]% over the Class I-A-1 Interest Rate for the related Distribution Date and (b) [___]%, but will not be less than zero on any Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the initial Notional Amount of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

A-2-3

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

A-2-4

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-2-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A-2 Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-3

FORM OF CLASS I-A-[3][4][7][8] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DMSI Series 200[__]-[__], Class I-A-[3][4][7][8]	Aggregate Certificate Principal Balance of the Class I-A-[3][4][7][8] Certificates as of the Issue Date: $___________

Pass-Through Rate: Fixed	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: ________________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class I-A-[3][4][7][8] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group I Loans sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-3-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A-[3][4][7][8] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class I-A-[3][4][7][8] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class I-A-[3][4][7][8] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to any Distribution Date shall be equal to 5.500% per annum.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

A-3-3

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

A-3-4

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-3-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A-[3][4][7][8] Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-4

FORM OF CLASS I-A-6 CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DMSI Series 200[__]-[__], Class I-A-6	Aggregate Certificate Principal Balance of the Class I-A-6 Certificates as of the Issue Date: $___________

Pass-Through Rate: Floating	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: ________________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class I-A-6 Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group I Loans sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-4-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the Business Day prior to the related Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class I-A-6 Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class I-A-6 Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class I-A-6 Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [___]% per annum and with respect to any Distribution Date thereafter shall be a rate per annum equal to the excess of (i) [___]% over (ii) the product of (a) One-Month LIBOR and (b) [___], but will not be less than zero for any Distribution Date.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

A-4-3

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

A-4-4

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-4-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class I-A-6 Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-5

FORM OF CLASS II-A-[1][2][3][4] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DMSI Series 200[__]-[__], Class II-A-[1][2][3][4]	Aggregate Certificate Principal Balance of the Class II-A-[1][2][3][4] Certificates as of the Issue Date: $___________

Pass-Through Rate: Fixed	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: ________________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class II-A-[1][2][3][4] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group II Loans sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-5-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class II-A-[1][2][3][4] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class II-A-[1][2][3][4] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class II-A-[1][2][3][4] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to any Distribution Date shall be equal to 5.500% per annum.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

A-5-3

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

A-5-4

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-5-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class II-A-[1][2][3][4] Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-6

FORM OF CLASS [I][II]-A-IO CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

DMSI Series 200[__]-[__], Class [I][II]-A-IO	Initial Notional Amount of the Class [I][II]-A-IO Certificates as of the Issue Date: $______________

Pass-Through Rate: Variable	Denomination: $__________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: ________________

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-A-IO Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group [I][II] Loans sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-6-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [I][II]-A-IO Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [I][II]-A-IO Certificates the aggregate initial Notional Amount of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Notional Amount of the Class [I][II]-A-IO Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to the first Distribution Date is equal to [____]% per annum and with respect to any Distribution Date thereafter shall be a per annum rate equal to the lesser of (i) the weighted average of the Net Mortgage Rates of the Group [I][II] Non-Discount Loans over (ii) [_____]%.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the initial Notional Amount of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

A-6-3

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

A-6-4

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-6-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [I][II]-A-IO Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________
.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-7

FORM OF CLASS [I][II]-A-PO CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DMSI Series 200[__]-[__], Class [I][II]-A-PO	Aggregate Certificate Principal Balance of the Class [I][II]-A-PO Certificates as of the Issue Date: $_______________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Denomination: $__________

Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No.__	Issue Date: [____________], 200[__]

CUSIP:________________

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class [I][II]-A-PO Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). This Certificate is primarily backed by the Group [I][II] Discount Loans sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-7-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class [I][II]-A-PO Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class [I][II]-A-PO Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class [I][II]-A-PO Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

A-7-3

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

A-7-4

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-7-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class [I][II]-A-PO Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-8

FORM OF CLASS M CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE SENIOR CERTIFICATES TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DMSI Series 200[__]-[__], Class M	Aggregate Certificate Principal Balance of the Class M Certificates as of the Issue Date: $______________

Pass-Through Rate: Fixed	Denomination: $______________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. ___	Issue Date: [____________], 200[__]

CUSIP: _________________

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class M Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-8-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class M Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class M Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class M Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to any Distribution Date shall be equal to 5.500% per annum.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interests of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

A-8-3

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.2(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

A-8-4

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-8-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class M Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

 (Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-9

FORM OF CLASS B-[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND] THE CLASS M CERTIFICATES [,/AND] [THE CLASS B-1 CERTIFICATES], TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

ANY TRANSFEREE OF THIS CERTIFICATE SHALL BE DEEMED TO MAKE THE REPRESENTATIONS SET FORTH IN SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

DMSI Series 200[__]-[__], Class B-[1][2]	Aggregate Certificate Principal Balance of the Class B-[1][2] Certificates as of the Issue Date: $____________

Pass-Through Rate: Fixed	Denomination: $____________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: _________________

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class B-[1][2] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-9-2

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-[1][2] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-[1][2] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-[1][2] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to any Distribution Date shall be equal to 5.500% per annum.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interest of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

A-9-3

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

Any transferee of this Certificate shall be deemed to make the representations set forth in Section 5.2(c) of the Agreement.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

A-9-4

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-9-5

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[1][2] Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-10

FORM OF CLASS B-[3][4][5] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, THE CLASS M CERTIFICATES, THE CLASS B-1 CERTIFICATES [,/AND] THE CLASS B-2 CERTIFICATES [,/AND] [THE CLASS B-3 CERTIFICATES] [AND] [THE CLASS B-4 CERTIFICATES], TO THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), OR (2) WITHIN THE UNITED STATES TO (A) “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (B) TO INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF “REGULATION D” UNDER THE SECURITIES ACT.

[THIS CERTIFICATE IS A REGULATION S TEMPORARY GLOBAL CERTIFICATE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERING OF THE OFFERED CERTIFICATES AND (II) THE CLOSING DATE, THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

[NO BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL CERTIFICATE SHALL BE ENTITLED TO RECEIVE PAYMENTS OF PRINCIPAL OR INTEREST HEREIN UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE AGREEMENT (AS DEFINED HEREIN).]

[THE HOLDER OF THIS REGULATION S PERMANENT GLOBAL CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE WITHIN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) PRIOR TO THE DATE WHICH IS THE LATER OF (I) 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND (II) THE DATE ON WHICH THE REQUISITE CERTIFICATIONS ARE DUE TO AND PROVIDED TO THE TRUSTEE AND SECURITIES ADMINISTRATOR PURSUANT TO THE AGREEMENT (AS DEFINED BELOW), EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A CERTIFICATION PURSUANT TO SECTION 5.2(c) OF THE AGREEMENT.

A-10-2

DMSI Series 200[__]-[__], Class B-[3][4][5]	Aggregate Certificate Principal Balance of the Class B-[3][4][5] Certificates as of the Issue Date: $____________

Pass-Through Rate: Fixed	Denomination: $___________

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. ___	Issue Date: [____________], 200[__]

CUSIP: _____________

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class B-[3][4][5] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Deutsche Bank Securities Inc.] [Cede & Co.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-10-3

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class B-[3][4][5] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class B-[3][4][5] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class B-[3][4][5] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to any Distribution Date shall be equal to 5.500% per annum.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interest of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

A-10-4

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act, and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A or Regulation S under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibits B-1 and B-3, respectively, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

A-10-5

No transfer of this Certificate shall be made to any person unless the Transferee provides a certification pursuant to Section 5.2(c) of the Agreement.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-10-6

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class B-[3][4][5] Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Securities Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: _____________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-11

FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE SOLE “RESIDUAL INTEREST” IN EACH “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE REFERRED TO AS A “DISQUALIFIED ORGANIZATION”) OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH AND THE PROVISIONS OF SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS CERTIFICATE.

A-11-2

DMSI Series 200[__]-[__], Class R	Aggregate Certificate Principal Balance of the Class R Certificates as of the Issue Date: $100

Denomination: $________

Pass-Through Rate: Fixed	Aggregate Percentage Interest of the Class R Certificates as of the Issue Date: 100.00%

Date of Pooling and Servicing Agreement and Cut-Off Date: [____________], 200[__]	Master Servicer: [____________]

First Distribution Date: [____________][__], 200[__]	Trustee: [____________]

No. __	Issue Date: [____________], 200[__]

CUSIP: _____________

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]
MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class R Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Deutsche Bank Securities Inc.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-11-3

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

The Pass-Through Rate with respect to any Distribution Date shall be equal to 5.500% per annum.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

A-11-4

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% Percentage Interest of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Securities Administrator of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Depositor will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Depositor, which purchaser may be the Depositor, or any affiliate of the Depositor, on such terms and conditions as the Depositor may choose.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.2(c) of the Agreement.

A-11-5

Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as a representing the beneficial ownership of the residual interests in each REMIC, (B) it will include in its income a pro rata share of the net income of the Trust Fund and that such income may be an “excess inclusion,” as defined in the Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 5.2(c) of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any portion of the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee or the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

A-11-6

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-11-7

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class R Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Signatory

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to _____% evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________
.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT A-12

FORM OF CLASS P-[1][2] CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES ADMINISTRATOR NAMED HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND (1) OUTSIDE OF THE UNITED STATES WITHIN THE MEANING OF AND IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (“REGULATION S”), OR (2) WITHIN THE UNITED STATES TO (A) “QUALIFIED INSTITUTIONAL BUYERS” WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) OR (B) TO INSTITUTIONAL INVESTORS THAT ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF “REGULATION D” UNDER THE SECURITIES ACT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.2(c) OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR THE CODE WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN THE AGREEMENT.

A-12-2

DMSI Series 200[__]-[__], Class P-[1][2]	Aggregate Certificate Principal Balance of the Class P-[1][2] Certificates as of the Issue Date: $100.00
Cut-Off Date and date of Pooling and Servicing Agreement: [____________], 200[__]	Denomination: $100.00
First Distribution Date: [____________][__], 200[__]	Master Servicer: [____________]
No. __	Trustee: [____________]
Issue Date: [____________], 200[__]
CUSIP: _____________

DEUTSCHE MORTGAGE SECURITIES, INC. MORTGAGE LOAN TRUST, SERIES 200[__]-[__]

MORTGAGE PASS-THROUGH CERTIFICATE

evidencing a fractional undivided interest in the distributions allocable to the Class P-[1][2] Certificates with respect to a trust fund generally consisting of a pool of conventional one- to four-family fixed-rate mortgage loans (the “Mortgage Loans”) secured by one- to four- family residences, units in planned unit developments and individual condominium units (the “Trust Fund”) sold by DEUTSCHE MORTGAGE SECURITIES, INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN DEUTSCHE MORTGAGE SECURITIES, INC., THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, THE TRUSTEE, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

This certifies that [Deutsche Bank Securities Inc.] is the registered owner of the Percentage Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in certain assets of the Trust Fund generally consisting of the Mortgage Loans and related assets sold by Deutsche Mortgage Securities, Inc. (the “Depositor”). The Mortgage Loans were sold by DB Structured Products, Inc. to the Depositor. [Name of Master Servicer] will act as master servicer of the Mortgage Loans (the “Master Servicer”, which term includes any successors thereto under the Agreement referred to below). The Trust Fund was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the “Agreement”), among the Depositor, [Name of Master Servicer], as Master Servicer and securities administrator (the “Securities Administrator”) and [Name of Trustee] as trustee (the “Trustee”), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

A-12-3

Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a “Distribution Date”), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs (the “Record Date”), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P-[1][2] Certificates on such Distribution Date pursuant to the Agreement.

All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P-[1][2] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P-[1][2] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

This Certificate is one of a duly authorized issue of Certificates designated as a Mortgage Pass-Through Certificate of the Series specified on the face hereof (herein called the “Certificates”) and represents a Percentage Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust Fund formed pursuant to the Agreement.

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans and certain other assets of the Trust Fund, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Protected Accounts and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee and the Securities Administrator with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interest of all Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

A-12-4

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Securities Administrator duly executed by, the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act, and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A or Regulation S under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder’s prospective transferee, substantially in the forms attached to the Agreement as Exhibits B-1 and B-3, respectively, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder’s prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder’s prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

A-12-5

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person using “Plan Assets” to acquire this Certificate shall be made except in accordance with Section 5.2(c) of the Agreement.

The Depositor, the Master Servicer, the Trustee, the Securities Administrator and any agent of the Depositor, the Master Servicer, the Trustee or the Securities Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Trustee, the Securities Administrator nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans and the fair market value of each REO Property remaining in the Trust Fund at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date plus the Original Pre-Funded Amount.

The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the Securities Administrator assume any responsibility for their correctness.

Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

A-12-6

IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

CERTIFICATE OF AUTHENTICATION

This is one of the Class P-[1][2] Certificates referred to in the within-mentioned Agreement.

[NAME OF MASTER SERVICER] as Securities Administrator

By:
Authorized Officer

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT -	Custodian (Cust) (Minor) under Uniform Gifts to Minors Act
TEN ENT -	as tenants by the entireties		________________ (State)
JT TEN -	as joint tenants with right if survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Certificate to the following address: ______________________________________________________________

.

Dated:
Signature by or on behalf of assignor

Signature Guaranteed

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

for the account of
account number	or, if mailed by check, to

Applicable statements should be mailed to

This information is provided by
assignee named above, or
its agent.

EXHIBIT B-1

FORM OF TRANSFEROR REPRESENTATION LETTER

[Date]

[Name of Master Servicer]
[Address]
Attention: Corporate Trust DMSI-200[__]-[__]

Re:	Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-Through Certificates Class B-3, Class B-4, Class B-5, Class P-1 and Class P-2 Certificates

Ladies and Gentlemen:

In connection with the transfer by ______________________ (the “Transferor”) to ___________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e) has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “1933 Act”), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of [____________], 200[__], among Deutsche Mortgage Securities, Inc. as Depositor, [Name of Master Servicer] as Master Servicer and Securities Administrator and [Name of Trustee] as trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

B-1-1

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,
[Transferor]

By:
Name:
Title:

B-1-2

FORM OF TRANSFEREE REPRESENTATION LETTER

[Date]

[Name of Master Servicer]
[Address]
Attention: Corporate Trust DMSI 200[__]-[__]

Re:	Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-Through Certificates Class B-3, Class B-4, Class B-5, Class P-1 and Class P-2 Certificates

Ladies and Gentlemen:

In connection with the purchase from ______________________________ (the “Transferor”) on the date hereof of the captioned trust certificates (the “Certificates”), (the “Transferee”) hereby certifies as follows:

1. The Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “1933 Act”) and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

3. The Transferee: (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. §2510.3-101 or (b) [[for Class P-[1][2]] has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer and the Securities Administrator may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.] [[for Class B-3, Class B-4, Class B-5] (i) is an insurance company, (ii) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

B-1-3

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator and the Master Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 3 above.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [____________], 200[__], among Deutsche Mortgage Securities, Inc. as Depositor, [Name of Master Servicer] as Master Servicer and Securities Administrator and [Name of Trustee] as Trustee, pursuant to which the Certificates were issued.

[TRANSFEREE]

By:
Name:
Title:

B-1-4

ANNEX 1 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [Name of Securities Administrator], as Securities Administrator, with respect to the mortgage backed pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the entity purchasing the Certificates (the “Transferee”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because (i) the Transferee owned and/or invested on a discretionary basis $________________1 in securities (except for the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

___
Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

___
Bank. The Transferee (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___
Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

______________
1 Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

B-1-5

___	Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___
Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___
State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___	ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___	Investment Advisor The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

3. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee’s direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___	___	Will the Transferee be purchasing the Certificates
Yes	No	only for the Transferee’s own account?

6. If the answer to the foregoing question is “no”, the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a “qualified institutional buyer” within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of “qualified institutional buyer” set forth in Rule 144A.

B-1-6

7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:
Print Name of Transferee

By:
Name:
Title:

B-1-7

ANNEX 2 TO EXHIBIT B-1

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That Are Registered Investment Companies]

The undersigned hereby certifies as follows to [name of Transferor] (the “Transferor”) and [Name of Securities Administrator], as Securities Administrator, with respect to the mortgage backed pass-through certificates (the “Certificates”) described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the entity purchasing the Certificates (the “Transferee”) or, if the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933 (“Rule 144A”) because the Transferee is part of a Family of Investment Companies (as defined below), is such an officer of the investment adviser (the “Adviser”).

2. In connection with purchases by the Transferee, the Transferee is a “qualified institutional buyer” as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone, or the Transferee’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee’s Family of Investment Companies, the cost of such securities was used.

___
The Transferee owned $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___
The Transferee is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3. The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4. The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

B-1-8

5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee’s own account.

6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:
Print Name of Transferee

By:
Name:
Title:

IF AN ADVISER:
Print Name of Transferee

B-1-9

FORM OF TRANSFEREE REPRESENTATION LETTER

The undersigned hereby certifies on behalf of the purchaser named below (the “Purchaser”) as follows:

1. I am an executive officer of the Purchaser.

2. The Purchaser is a “qualified institutional buyer”, as defined in Rule 144A, (“Rule 144A”) under the Securities Act of 1933, as amended.

3. As of the date specified below (which is not earlier than the last day of the Purchaser’s most recent fiscal year), the amount of “securities”, computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser
By: (Signature)
Name of Signatory
Title
Date of this certificate
Date of information provided in paragraph 3

B-1-10

EXHIBIT B-2

FORM OF TRANSFEROR REPRESENTATION LETTER

____________, 20__

[Name of Master Servicer]

[Address]

Attention: Corporate Trust DMSI 200[__]-[__]

Re:	Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-Through Certificates Class B-3, Class B-4, Class B-5, Class P-1 and Class P-2 Certificates

Ladies and Gentlemen:

In connection with the transfer by ________________ (the “Transferor”) to __________________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferor hereby certifies as follows:

Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or (e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the “Securities Act”), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferor will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain Pooling and Servicing Agreement, dated as of [____________], 200[__], among Deutsche Mortgage Securities, Inc. as Depositor, [Name of Master Servicer] as Master Servicer and Securities Administrator and [Name of Trustee] as trustee (the “Pooling and Servicing Agreement”), pursuant to which Pooling and Servicing Agreement the Certificates were issued.

B-2-1

Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

Very truly yours,
(Transferor)

By:
Name:
Title:

B-2-2

FORM OF TRANSFEREE LETTER

_______________, 20__

[Name of Master Servicer]

[Address]

Attention: Corporate Trust DMSI 200[__]-[__]

Re:	Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-Through Certificates Class B-3, Class B-4, Class B-5, Class P-1 and Class P-2 Certificates

Ladies and Gentlemen:

In connection with the transfer by ______________________ (the “Transferor”) to __________________________ (the “Transferee”) of the captioned mortgage pass-through certificates (the “Certificates”), the Transferee hereby certifies as follows:

1. The Transferee understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law, (b) the Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Securities Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

2. The Transferee is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Securities Act or any applicable state securities laws.

3. The Transferee is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

4. The Transferee has been furnished with, and has had an opportunity to review (a) a copy of the Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Transferee from the Depositor or the Transferor and is relevant to the Transferee’s decision to purchase the Certificates. The Transferee has had any questions arising from such review answered by the Depositor or the Transferor to the satisfaction of the Transferee.

B-2-3

5. The Transferee has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

6. The Transferee: (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (each, a “Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. §12510.3-101 or (b) [[for Class P-[1][2]] has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer and the Securities Administrator may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.] [[for Class B-3, Class B-4, Class B-5] (i) is an insurance company, (ii) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Prohibited Transaction Class Exemption (“PTCE”) 95-60, and (iii) the conditions in Sections I and III of PTCE 95-60 have been satisfied.]

In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator and the Master Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 6 above.

All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of [____________], 200[__], among Deutsche Mortgage Securities, Inc. as Depositor, [Name of Master Servicer] as Master Servicer and Securities Administrator and [Name of Trustee] as Trustee, pursuant to which the Certificates were issued.

B-2-4

Very truly yours,

By:
Name:
Title:

B-2-5

EXHIBIT B-3

FORM OF REGULATION S TRANSFER CERTIFICATE

[Date]

[Name of Master Servicer]
[Address]
Attention: Corporate Trust DMSI 200[__]-[__]

Re:	Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-Through Certificates Class B-3, Class B-4, Class B-5 Class P-1 and Class P-2 Certificates

Mortgage Pass-Through Certificates Class B-3, Class B-4, Class B-5 Class P-1 and Class P-2 Certificates

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of [____________], 200[__], among Deutsche Mortgage Securities, Inc. (the “Depositor”), [Name of Master Servicer], as master and securities administrator (the “Master Servicer”) and [Name of Trustee], as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This letter relates to U.S. $[__________] Certificate Principal Balance of Class [B-[3][4][5]][P-[1][2]] Certificates (the “Certificates”) which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of the Certificates to a person who wishes to take delivery thereof in the form of an equivalent beneficial interest [name of transferee] (the “Transferee”).

In connection with such request, the Transferor hereby certifies that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the private placement memorandum dated [__________], 200[__] relating to the Certificates and that the following additional requirements (if applicable) were satisfied:

(a) the offer of the Certificates was not made to a person in the United States;

(b) at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

(c) no directed selling efforts were made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(d) the transfer or exchange is not part of a plan or scheme to evade the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”);

(e) the Transferee is not a U.S. Person, as defined in Regulation S under the Securities Act;

B-3-1

(f) the transfer was made in accordance with the applicable provisions of Rule 903(b)(2) or (3) or Rule 904(b)(1), as the case may be; and

(g) the Transferee understands that the Certificates have not been and will not be registered under the Securities Act, that any offers, sales or deliveries of the Certificates purchased by the Transferee in the United States or to U.S. persons prior to the date that is 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date, may constitute a violation of United States law, and that (x) distributions of principal and interest and (y) the exchange of beneficial interests in a Temporary Regulation S Global Certificate for beneficial interests in the related Permanent Regulation S Global Certificate, in each case, will be made in respect of such Certificates only following the delivery by the Holder of a certification of non-U.S. beneficial ownership, at the times and in the manner set forth in the Agreement.

B-3-2

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Name of Transferor]

By:
Name:
Title:

B-3-3

EXHIBIT B-4

FORM OF CLEARSTREAM CERTIFICATE

[Date]

[Name of Trustee]
[Address]
Attention: Deutsche Mortgage Securities Trust 200[__]-[__]

[Name of Master Servicer]
[Address]
Attention: Deutsche Mortgage Securities, Inc., 200[__]-[__]

Re:	Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-through Certificates, (the “Trust”), Class [ B-3, B-4, B-5, P-1, P-2] Certificates (the “Certificates”)

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of [____________], 200[__], among Deutsche Mortgage Securities, Inc. (the “Depositor”), [Name of Master Servicer], as master servicer and securities administrator (the “Master Servicer”) and [Name of Trustee], as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This is to certify that, based solely on certificates we have received in writing, by tested telex or by electronic transmissions from member organizations appearing in our records as persons being entitled to a portion of the Certificates set forth below (our “Member Organizations”), substantially to the effect set forth in Annex A hereto, U.S. $________ certificate balance of the above-captioned Certificates held by us or on our behalf are beneficially owned by non-U.S.] person(s). As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”).

We further certify (i) that we are not making available herewith for exchange any portion of the Temporary Regulation S Global Certificates excepted in such certificates and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof. We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with this certificate is or would be relevant, we irrevocably authorized you to produce this certificate to any interested party in such proceedings.

B-4-1

Yours faithfully,

[[Insert Name of Depositary for Euroclear], as operator of the Euroclear system]

or

[CLEARSTREAM, SOCIÉTÉ ANONYME]

By:_______________________________________

B-4-2

ANNEX A TO EXHIBIT B-4

FORM OF MEMBER ORGANIZATION CERTIFICATE

[(Insert Name of Depositary for

Euroclear), as operator of the

Euroclear system or Clearstream, société anonyme]

Re:	Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-through Certificates, (the “Trust”) Class [B-3, B-4, B-5, P-1, P-2] Certificates (the “Certificates”)

Ladies and Gentlemen:

Reference is hereby made to the Pooling and Servicing Agreement (the “Agreement”), dated as of [____________], 200[__], among Deutsche Mortgage Securities, Inc. (the “Depositor”), [Name of Master Servicer]., as master servicer and securities administrator (the “Master Servicer”) and [Name of Trustee], as trustee (the “Trustee”). Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Agreement.

This is to certify that, as of the date hereof and except as set forth below, the Certificates held by you for our account [except $ ________________ of such beneficial interest in such Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon or the exchange for Permanent Regulation S Global Certificates cannot be made until we do so certify,] are beneficially owned by non-U.S. persons. As used in this paragraph, the term “U.S. person” has the meaning given to it by Regulation S under the Securities Act of 1933, as amended.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you for our account in accordance with your documented procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certificate applies as of such date.

Dated: ____________, 200__(1)

Faithfully,

[Name of Person giving the certificate]

_______________
(1) To be dated no earlier than 15 days prior to the event to which the certification relates.

B-4-3

EXHIBIT C

FORM OF TRANSFER AFFIDAVIT

Affidavit pursuant to Section 860E(e)(4) of the Internal Revenue Code of 1986 as amended and for other purposes

STATE OF	)
)ss:
COUNTY OF	)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1. That he/she is [Title of Officer] of [Name of Investor] (the “Investor”), a [savings institution] [corporation] duly organized and existing under the laws of [the State of _____] [the United States], on behalf of which he makes this affidavit.

2. That (i) the Investor is not a “disqualified organization” as defined in Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), and will not be a disqualified organization as of [Closing Date] [date of purchase]; (ii) it is not acquiring the Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__] Mortgage Pass-Through Certificates, Class R Certificates (the “Residual Certificates”) for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by Deutsche Mortgage Securities, Inc. (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

3. That the Investor is one of the following: (i) a citizen or resident of the United States, (ii) a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations), provided that no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are United States Persons, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust other than a “foreign trust,” as defined in Section 7701 (a)(31) of the Code.

4. That the Investor’s taxpayer identification number is ________________.

5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by such Residual Certificates.

7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

8. The Investor has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer and the Securities Administrator may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer or the Securities Administrator to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ____ day of _________, 20__.

[NAME OF INVESTOR]

By: _____________________________________
[Name of Officer]
[Title of Officer]

[Address of Investor for receipt of distributions]

Address of Investor for receipt of tax information:

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this ___ day of _________, 20___.

NOTARY PUBLIC

STATE OF	)
)ss:
COUNTY OF	)

My commission expires the ___ day of ___________________, 20___.

FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

_________________________, being duly sworn, deposes, represents and warrants as follows:

1. I am a ____________________ of _________________________ (the “Owner”), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

2. The Owner is not transferring the Class R Certificates (the “Residual Certificates”) to impede the assessment or collection of any tax.

3. The Owner has no actual knowledge that the Person that is the proposed transferee (the “Purchaser”) of the Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual Certificates remain outstanding and (iii) is not a Permitted Transferee.

4. The Owner understands that the Purchaser has delivered to the Trustee or a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit C. The Owner does not know or believe that any representation contained therein is false.

5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of ________________, ____.

[OWNER]

By:
Name:
Title: [Vice] President

ATTEST:

By:
Name:
Title: [Assistant] Secretary

Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she] executed the same as [his/her] free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this ______ day of _____________, ____.

Notary Public

County of _____________________________
State of _______________________________

My Commission expires:

EXHIBIT D

FORM OF ADDITION NOTICE

[Date]
[Name of Trustee]
[Address]
Attention: Deutsche Mortgage Securities, Inc., 200[__]-[__]

[Name of Master Servicer] [Address]

Re:
Pooling and Servicing Agreement dated as of [____________], 200[__] among Deutsche Mortgage Securities, Inc. as Depositor, [Name of Master Servicer] as Master Servicer and Securities Administrator and [Name of Trustee] as Trustee

Ladies and Gentlemen:

Pursuant to Section 2.6 of the referenced Pooling and Servicing Agreement, Deutsche Mortgage Securities, Inc. has designated Subsequent Loans to be sold to the Trust Fund on __________, 200[__], with an aggregate principal balance of $                         as of the Subsequent Cut-Off Date. Capitalized terms not otherwise defined herein have the meaning set forth in the Pooling and Servicing Agreement.

Please acknowledge your receipt of this notice by countersigning the enclosed copy in the space indicated below and returning it to the attention of the undersigned.

Very truly yours,
DEUTSCHE MORTGAGE SECURITIES, INC., as Depositor

By:
Name:
Title:

By:
Name:
Title:

D-1

Acknowledged and Agreed:

[NAME OF TRUSTEE], as Trustee

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF SUBSEQUENT TRANSFER INSTRUMENT

Pursuant to this Subsequent Transfer Instrument, dated [____________], 200[__] (the “Instrument”), between Deutsche Mortgage Securities, Inc. as seller (the “Depositor”), and [Name of Trustee] as trustee of the Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__], Mortgage Pass-Through Certificates, as purchaser (the “Trustee”), and pursuant to the Pooling and Servicing Agreement, dated as of [____________], 200[__] (the “Pooling and Servicing Agreement”), among the Depositor, [Name of Master Servicer] as Master Servicer and Securities Administrator and the Trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee in trust, on behalf of the Trust Fund, of the Loans listed on the attached Schedule of Subsequent Loans (the “Subsequent Loans”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

Section 1. Conveyance of Subsequent Loans.

(a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee in trust, on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Loans, and including all amounts due on the Subsequent Loans after the related Subsequent Cut-Off Date, and all items with respect to the Subsequent Loans to be delivered pursuant to Section 2.1 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Loans on or prior to the related Subsequent Cut-Off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.1 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Loans identified on the Loan Schedule shall be absolute and is intended by the Depositor, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

(b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Mortgage Loan Seller as seller, to the extent of the Subsequent Loans.

(c) Additional terms of the sale are set forth on Attachment A hereto.

Section 2. Representations and Warranties; Conditions Precedent.

(a) The Depositor hereby confirms that each of the conditions and the representations and warranties set forth in Section 2.6 of the Pooling and Servicing Agreement are satisfied as of the date hereof.

(b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

Section 3. Recordation of Instrument.

To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the Certificateholders’ expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

Section 4. Governing Law.

This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law (other than Section 5-1401 of the New York General Obligations Law).

Section 5. Counterparts.

This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

Section 6. Successors and Assigns.

This Instrument shall inure to the benefit of and be binding upon the Depositor and the Trustee and their respective successors and assigns.

DEUTSCHE MORTGAGE SECURITIES, INC.

By:
Name:
Title:

By:
Name:
Title:

[NAME OF TRUSTEE], as Trustee for Deutsche Mortgage Securities, Inc. Mortgage Loan Trust, Series 200[__]-[__], Mortgage Pass-Through Certificates

By:
Name:
Title:

Attachments
A.	Additional terms of sale.
B.	Schedule of Subsequent Mortgage Loans.

EXHIBIT F

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Master Servicer] [the Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

SERVICING CRITERIA		RELEVANT SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
	Cash Collection and Administration	X
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

SERVICING CRITERIA		RELEVANT SERVICING CRITERIA
Reference	Criteria
	Investor Remittances and Reporting	X
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
	Pool Asset Administration	X
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

SERVICING CRITERIA		RELEVANT SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF SERVICER] [MASTER SERVICER] [NAME OF SUBSERVICER]

Date: _________________________

By:
Name:  ________________________________
Title:  ________________________________

Schedule 1122 (Pooling and Servicing Agreement)

Assessments of Compliance and Attestation Reports Servicing Criteria2

Reg. AB Item 1122(d) Servicing Criteria			Depositor	Seller	Servicer	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(1)	General Servicing Considerations
	(i)	monitoring performance or other triggers and events of default			X				X	X
	(ii)	monitoring performance of vendors of activities outsourced			X				X
	(iii)	maintenance of back-up servicer for pool assets
	(iv)	fidelity bond and E&O policies in effect			X				X
(2)	Cash Collection and Administration
	(I)	TIMING OF DEPOSITS TO CUSTODIAL ACCOUNT			X			X	X	X
	(II)	WIRE TRANSFERS TO INVESTORS BY AUTHORIZED PERSONNEL			X			X		X
	(iii)	advances or guarantees made, reviewed and approved as required			X				X
	(iv)	accounts maintained as required			X			X	X	X
	(v)	accounts at federally insured depository institutions			X			X	X	X
	(vi)	unissued checks safeguarded			X			X		X
	(vii)	monthly reconciliations of accounts			X			X	X	X
(3)	Investor Remittances and Reporting
	(I)	INVESTOR REPORTS			X				X	X
	(ii)	remittances			X			X		X
	(iii)	proper posting of distributions			X			X		X
	(iv)	reconciliation of remittances and payment statements			X			X	X	X
(4)	Pool Asset Administration

________________
* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria. Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

Reg. AB Item 1122(d) Servicing Criteria		Depositor	Seller	Servicer	Trustee	Custodian	Paying Agent	Master Servicer	Securities Administrator
(i)	maintenance of pool collateral			X		X
(ii)	safeguarding of pool assets/documents			X		X
(iii)	additions, removals and substitutions of pool assets			X
(iv)	posting and allocation of pool asset payments to pool assets			X
(v)	reconciliation of servicer records			X
(VI)	MODIFICATIONS OR OTHER CHANGES TO TERMS OF POOL ASSETS			X
(vii)	loss mitigation and recovery actions			X
(viii)	records regarding collection efforts			X
(ix)	adjustments to variable interest rates on pool assets			X
(x)	matters relating to funds held in trust for obligors			X
(xi)	payments made on behalf of obligors (such as for taxes or insurance)			X
(xii)	late payment penalties with respect to payments made on behalf of obligors			X
(xiii)	records with respect to payments made on behalf of obligors			X
(xiv)	recognition and recording of delinquencies, charge-offs and uncollectible accounts			X				X
(xv)	maintenance of external credit enhancement or other support								X

EXHIBIT G

FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE

This certificate is being delivered pursuant to Section 3.17 of the Pooling and Servicing Agreement, dated as of [________] 1, 200[__] (the “Agreement”), among Deutsche Mortgage Securities, Inc., as depositor (the “Depositor”), [____________] as master servicer (in that capacity, the “Master Servicer”) and securities Administrator and [___________________] as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

I, [identify the certifying individual], on behalf of [_______________], as trustee (the “Trustee”) certify that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the “Trust”) created pursuant to the Agreement; and

2. Based on my knowledge, the distribution information in these reports and any other information provided by the Trustee for inclusion in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which the statements were made, not misleading as of the last day of the period covered by that annual report.

Date:

[Signature]
Name:
Title:

G-1

SCHEDULE 1

LOAN SCHEDULE

[PROVIDED UPON REQUEST]

SCHEDULE 2

PREPAYMENT CHARGE SCHEDULE

[PROVIDED UPON REQUEST]

SCHEDULE 3

IDENTIFIED SUBSEQUENT LOANS

[PROVIDED UPON REQUEST]